                                                                Exhibit 17(j)

Annual Report
November 30, 1996


Treasury Money Market Portfolio
Money Market Portfolio
Tax-Exempt Money Market Portfolio
U.S. Government Securities Portfolio
Short-Intermediate Municipal Portfolio
Government & Corporate Bond Portfolio
National Municipal Bond Portfolio
Missouri Tax-Exempt Bond Portfolio
Balanced Portfolio
Growth & Income Equity Portfolio
International Equity Portfolio
Small Cap Equity Portfolio

                                           [LOGO OF THE ARCH FUNDS APPEARS HERE]

                                                                  The ARCH Funds

THE ARCH FUND, INC.

                          MESSAGE FROM YOUR CHAIRMAN

Dear Shareholders:

  We are pleased to present this report for The ARCH Fund, Inc. for the 12 months ended November 30, 1996. During the period, the ARCH family of mutual funds saw its assets increase to $2.6 billion.

  The ARCH Asset Adviser program has been very successful and continues to offer investors an opportunity to invest in a diversified portfolio of ARCH funds with professional guidance. Effective December 1, 1996, The ARCH Emerging Growth Portfolio changed its name to The ARCH Small Cap Equity Portfolio. This name more closely reflects the Portfolio's investment strategy. The ARCH National Municipal Bond Portfolio commenced operations on November 18, 1996, and ended the year with over $311 million in net assets.

  The 12 months ended November 30, 1996, delivered further gains for stock market investors, with the S&P 500 rising approximately 28%. Bonds also posted strong results, with a total return of 6.07% for the Lehman Brothers Aggregate Bond Index.

  Such gains have encouraged complacency among some investors. After all, the Dow Jones Industrial Average has climbed more or less steadily from around 1,000 in 1982 to break through the 6,000 mark during the recent period. But it's important to remember that stock prices can fall as well as rise. Thus, you should be sure that you understand and have confidence in your investment manager's style and your individual fund portfolio. Otherwise, you will not be able to ride out potential market dips--and you will risk selling at the bottom of a market decline.

  You will find discussions of each portfolio of The ARCH Fund, Inc. in the pages that follow. Those reports will help you to understand your investments, their recent performance and their current prospects. If you'd like more information about any of the portfolios, please call the ARCH Shareholder Servicing Center at 1-800-452-ARCH.

    MESSAGE FROM YOUR INVESTMENT ADVISER, MISSISSIPPI VALLEY ADVISERS INC.

  Our forecast calls for the economy to slow gradually during the coming year, with its annual rate of growth declining from 2.7% in 1996 to an estimated 2.0% in 1997. But it is worth noting that some forecasters expect growth to continue at a stronger pace--which could force the Federal Reserve to raise interest rates. If that occurs, the financial markets will likely suffer.

  Given that risk, it's important to review the reasons why we think slower economic growth is likely. Those reasons include the following:

  - Consumer-loan delinquency rates at commercial banks continue to rise.

  - Americans' personal savings rate generally has been 4.5% to 5%, making it difficult for consumer expenditures to increase faster than real disposable income.

  - A sustained period of strong consumer spending has left little pent-up consumer demand to fuel purchases of autos, houses and other consumer goods.

  - Exports aren't likely to recover sharply, since the economies of our major trading partners are not robust.


 THE ARCH FUNDS ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY, ARE NOT DEPOSITS OR OBLIGATIONS OF, OR ENDORSED OR GUARANTEED BY, ANY BANK, THE DISTRIBUTOR OR ANY OF THEIR AFFILIATES, AND INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

ELEMENTS FUELING MODEST GROWTH

  While economic growth will be limited by the foregoing factors, we do not expect a recession to occur in 1997 or 1998.

  Consumer confidence remains high, supported by healthy employment and income growth. Civilian employment rose 2.1% during the first half of 1996, and real personal disposable income climbed at a 1.8% annual rate.

  The stock market's strong performance also has added to household net worth. Inflation remains low, and the unemployment rate has held steady since 1994. And, after two decades of decline, real hourly earnings have been climbing over the last year or so.

  The bottom line: We are forecasting modest economic growth at around a 2.0% annual rate in 1997 and 2.2% in 1998. Inflation is likely to climb 2.5% to 3.5% annually during the period, with corporate earnings growing 5% to 8% through 1997.

FINANCIAL MARKETS

  Such a slow-growth, low-inflation environment generally is good news for financial assets. But investors should bear in mind that stock market values are scarce; thus, it is more important than ever to be selective in your investments. We continue to find some opportunities in selected industries, and we will manage the funds to take advantage of them.

  Meanwhile, it is important for investors to look to both long-term goals and short-term needs when planning fund investments. Money earmarked for the distant future may be most appropriate for stock and bond funds. But most investors should keep some cash in a money market fund or other stable instrument to cover emergencies or other needs in the near future.

THE ARCH MONEY MARKET PORTFOLIO+

  Q. What is the Portfolio's objective?

  A. The ARCH Money Market Portfolio seeks current income with liquidity and stability of principal. The Portfolio's net assets on November 30, 1996, were approximately $824 million.

  Q. What were the conditions in the money markets during the twelve months ended November 30, 1996?

  A. Short-term interest rates were at their highest early in the 12-month period. They trended lower with a .25% cut in the Federal Funds rate on December 19, 1995, and a second .25% cut on January 31, 1996. For the rest of the period, rates remained in a relatively narrow range. The 30-day rate for the Fund varied by only .11% during this period.

  Q. How did you manage the Portfolio to capitalize on those conditions?

  A. Since rates were relatively stagnant during most of the period, the Portfolio took advantage of market aberrations as they arose to extend its maturity. The periods that provided the best opportunities to invest in longer-maturity securities with higher yields typically came near the end of each quarter. Often, issuers are eager to balance their books at the end of a quarter or a year, so they sell new securities with high yields to attract investors.
------
+ An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government. Yields will fluctuate, and there can be no assurance that the Portfolio will be able to maintain a stable Net Asset Value of $1.00 per share.

  Q. What types of securities constituted the largest holding of the Portfolio during the period?

  A. First-tier commercial paper, which has the highest credit quality in the commercial sector, constituted the Portfolio's largest holding, at 70.90%* of assets. Such high-quality issues were readily available at good yields, one reason being that firms issued a relatively large amount of commercial paper during the period and were forced to offer attractive yields to compete for buyers. Floating-rate notes comprised the second largest holding, at 10.05%* of the Portfolio's assets. Such notes offer some additional yield without adding much risk.

  Q. What is the Portfolio's strategy going forward?

  A. The Portfolio will continue to make most of its investments in the commercial-paper market, which currently offers the best combination of availability and high yields. We also will look to add some floating-rate issues, which could enhance the Portfolio's yield. It seems unlikely that the Federal Reserve will raise or lower rates soon, so the Portfolio will maintain a neutral maturity for now.

THE ARCH TREASURY MONEY MARKET PORTFOLIO+

  Q. What is the Portfolio's objective?

  A. The ARCH Treasury Money Market Portfolio seeks a high level of current income exempt from state income tax, consistent with liquidity and security of principal. The Portfolio's total assets stood at $139 million on November 30, 1996.

  Q. How did you manage the Portfolio during the recent period?

  A. The Portfolio's holdings mainly consisted of Treasury bills, which generally provided a yield advantage over short-coupon Treasury notes.

  Q. How did you manage the maturity of the Portfolio?

  A. The Portfolio must maintain an average maturity of less than 60 days to keep its AAA m-g credit rating by Standard & Poor's. It targeted an average maturity of 45 to 55 days for most of the period. The exception was the July to September period, when we shortened the average maturity to meet a large redemption. We will likely maintain an average maturity of 50 to 55 days going forward, because we see the best values there.

THE ARCH TAX-EXEMPT MONEY MARKET PORTFOLIO+++

  Q. What were the conditions in the tax-exempt money markets during the twelve months ended November 30, 1996?

  A. Yields on tax-exempt money market notes hit new lows compared to yields on taxable Treasury bills. One reason was strong demand for tax-exempt issues from fund managers, trusts and corporations, which drove the issues' prices up and the yields down. In addition, relatively few issues came to market because short-term rates were a bit high. Typically, municipalities issue more securities when short-term rates are low because they don't have to pay as much interest to investors. Finally, commercial paper offerings became increasingly unattractive as their prices rose and their yields declined.
------
* Portfolio composition is subject to change.
+ An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government. Yields will fluctuate, and there can be no assurance that the Portfolio will be able to maintain a stable Net Asset Value of $1.00 per share. ++ The Portfolio may be subject to certain state and local taxes and, depending on an investor's tax status, the federal alternative minimum tax.

  Q. How did you manage the Portfolio in that environment?

  A. The ARCH Tax-Exempt Money Market Portfolio seeks as high a level of current interest income exempt from federal income tax as is consistent with liquidity and stability of principal. The Portfolio attempts to achieve this objective while maintaining strict credit quality standards.

  During the recent period, we held a sizable percentage of the Portfolio in daily and weekly variable rate securities. They provided the best yields on a risk-adjusted basis. They also offered liquidity--the ability to buy and sell quickly. That is useful during periods when the stock market rallies, because some investors want to sell their shares in the Portfolio to buy stocks.

  Q. How did the average maturity of the Portfolio vary during the period?

  A. The Portfolio's average maturity at the start of the period was around 49 days. It fell to 27 days at the end of the period. We increased our investment in shorter-term securities that offered better yields with lower maturity risk than long-term issues.

  The Portfolio's maturity at any given time also reflects seasonable shifts in the marketplace. For example, around tax time we see lots of redemptions because people are drawing money to pay their bills. We need to maintain a relatively liquid position to meet their needs during that time.

  Q. What is the Portfolio's strategy likely to be going forward?

  A. We will continue to maintain a relatively short average maturity until interest rates climb to more attractive levels. In our view, tax-exempt money market securities will not compete well with taxable money market issues until the markets shift. In particular, short-term taxable rates must decline enough to lose their advantage over taxable-equivalent yields on tax-exempt securities. When that happens, we'll be prepared to make changes in the Portfolio to capture opportunities that may arise.

THE ARCH SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO

Value of a $10,000 Investment

                           [LINE GRAPH APPEARS HERE]

                                                                Lehman Municipal Bond
                Investor A (No Load)    Investor A (Load)*           Index-3 year

7/95                  10,000                  9,747                     10,000
11/95                 10,080                  9,825                     10,220
11/96                 10,485                 10,220                     10,713

* Reflects 2.50% sales charge.

-----------------------------------------------------------
                 Aggregate Total Return
                     as of 11/30/96
-----------------------------------------------------------
                                                Since
                                              Inception
                                1 Year        (7/10/95)
-----------------------------------------------------------
Investor A (No Load)            4.02%           3.46%
-----------------------------------------------------------
Investor A *                    1.41%           1.57%
-----------------------------------------------------------

Value of a $10,000 Investment

                           [LINE GRAPH APPEARS HERE]

                                      Lehman Municipal Bond
                Trust (No Load)            Index-3 year

7/95                  10,000                 10,000
11/95                 10,213                 10,220
11/96                 10,636                 10,713

-----------------------------------------------------------
                 Aggregate Total Return
                     as of 11/30/96
-----------------------------------------------------------
                                                Since
                                              Inception
                                1 Year        (7/10/95)
-----------------------------------------------------------
Trust                           4.15%           4.52%
-----------------------------------------------------------

  The ARCH Short-Intermediate Municipal Portfolio is measured against the Lehman Brothers Municipal Bond Index-3 year, an unmanaged Index representative of the total return of municipal bonds with remaining maturities of 3 years or less. Investors are unable to purchase the Index directly, although they can invest in the underlying securities. The performance of the Index does not reflect the deduction of expenses associated with a mutual fund, such as sales charges, investment-management and fund-accounting fees. By contrast, the performance of the Portfolio shown on the graph reflects the deduction of these value-added services, as well as the deduction of a 2.50% sales charge on Investor A shares. The Portfolio may be subject to certain state and local taxes and, depending on an investor's tax status, the federal alternative minimum tax.

  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  Q. What were the conditions in the municipal bond market during the 12 months ended November 30, 1996?

  A. Municipal bonds outperformed taxable issues during the year. Rates for municipal bonds with maturities of three-to-five years didn't change much during the period, however.

  Q. How did you manage the Portfolio in that environment?

  A. The Portfolio seeks as high a level of current income exempt from federal income tax, as is consistent with capital preservation. Its average maturity generally remains between two and five years.

  During the recent twelve-month period, we structured the Portfolio defensively to guard against the risk that interest rates could increase. Many observers were concerned that the Federal Reserve might raise interest rates, causing longer-term issues to suffer price declines. The Portfolio's maturity fell from
5.1 to 4.0 years during the period.

  Q. What was the average credit rating of the Portfolio's holdings?

  A. The average credit rating of the Portfolio's holdings for the 12 months was AA2. Yields on lower-quality issues were not generous enough to justify their additional credit risk.

  Q. How will you manage the Portfolio in the months ahead?

  A. The relatively stable supply of municipal bonds should help support prices in that market, and longer-term issues could benefit the most. Thus, we will maintain an average maturity of around 4.5 years. We'll also continue to hold issues of especially high credit quality because that is the nature of the Portfolio.

THE ARCH NATIONAL MUNICIPAL BOND PORTFOLIO

  Q. How will you manage this new Portfolio?

  A. The Fund was launched on November 18, 1996, and invests in high-quality municipal securities in various municipalities across the country. It will maintain an average credit quality of around AA1 under present conditions. One reason for this is that the municipal market generally has not paid much in additional yield to investors who take on the added risk in lower-quality issues. The Portfolio's average maturity initially will be approximately ten years. However, that will change as market conditions warrant. The Portfolio's income may be subject to certain state and local taxes and, depending on an investor's tax status, the federal alternative minimum tax.

THE ARCH MISSOURI TAX-EXEMPT BOND PORTFOLIO

                           [LINE GRAPH APPEARS HERE]

------------------------------------------------------------------------------------------------------
Value of a $10,000 Investment
------------------------------------------------------------------------------------------------------
                  Investor A         Investor A           CDSC         CDSC          Lehman Brother
                  (No Load)            (Load)          (No Load)        (Load)    Municipal Bond Index
 7/88               10,000              9,551           10,000          9,500              10,000
11/88               10,523             10,050           10,523         10,023              10,341
11/89               11,622             11,100           11,622         11,222              11,480
11/90               12,320             11,767           12,320         12,020              12,363
11/91               13,493             12,887           13,493         13,193              13,632
11/92               14,833             14,166           14,760         14,560              14,999
11/93               16,393             15,657           16,313         16,213              16,662
11/94               15,387             14,696           15,312         15,312              15,787
11/95               18,221             17,403           18,007         18,007              18,770
11/96               19,024             18,170           18,634         18,634              19,874
------------------------------------------------------------------------------------------------------

 * Reflects 4.50% sales charges.
** Reflects applicable contingent deferred sales charge.
   (Maximum 5.00%)

--------------------------------------------------------------------------------
                          Average Annual Total Return
                                as of 11/30/96
--------------------------------------------------------------------------------
                                                             Since
                                                           Inception
                                  1 Year      5 Year       (7/15/88)
--------------------------------------------------------------------------------
Investor A (No Load)               4.41%      7.11%           7.97%
--------------------------------------------------------------------------------
Investor A*                       -0.26%      6.13%           7.38%
--------------------------------------------------------------------------------
Investor B (No CDSC)               3.48%      6.67%           7.70%
--------------------------------------------------------------------------------
Investor B (CDSC)**               -1.50%      6.51%           7.70%
--------------------------------------------------------------------------------

                          [LINE GRAPH APPEARS HERE]

----------------------------------------------------------------------
Value of a $10,000 Investment
----------------------------------------------------------------------
                                                  Lehman Brother
                               Trust           Municipal Bond Index
7/88                           10,000                 10,000
11/88                          10,523                 10,341

11/89                          11,622                 11,480
11/90                          12,353                 12,363
11/91                          13,546                 13,632
11/92                          14,915                 14,999
11/93                          16,517                 16,662
11/94                          15,535                 15,787
11/95                          18,430                 18,770
11/96                          19,281                 19,874
----------------------------------------------------------------------

--------------------------------------------------
           Average Annual Total Return
                 as of 11/30/96
--------------------------------------------------
                                           Since
                                         Inception
                 1 Year      5 Year      (7/15/88)
--------------------------------------------------
Trust             4.62%       7.32%        8.14%
--------------------------------------------------


  The ARCH Missouri Tax-Exempt Bond Portfolio is measured against the Lehman Brothers Municipal Bond Index, an unmanaged Index representative of the total return of municipal bonds. Investors are unable to purchase the Index directly, although they can invest in the underlying securities. The performance of the Index does not reflect the deduction of expenses associated with a mutual fund, such as sales charges, investment-management and fund-accounting fees. By contrast, the performance of the Portfolio shown on the graph reflects the deduction of these value-added services, as well as the deduction of a 4.50% sales charge on Investor A shares and the applicable contingent deferred sales charge (CDSC) on Investor B shares. The Portfolio may be subject to certain state and local taxes and, depending on an investor's tax status, the federal alternative minimum tax.

  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  Investor B shares were initially offered on March 1, 1995. The performance figures for Investor B shares for periods prior to such date represent the performance for Investor A shares of the Portfolio, which has been restated to reflect the contingent deferred sales charges payable by holders of Investor B shares who redeem within six years of the date of purchase. Investor B shares are also subject to distribution and services fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Q. What were the conditions in the Missouri municipal bond market during the 12 months ended November 30, 1996?

  A. The supply of municipal issues in the Missouri market was limited. Issues that did come to market were rather small and relatively illiquid. Rates on intermediate- and long-term issues were stable, however.

  Q. How did you manage the Portfolio in that environment?

  A. The Portfolio's average maturity at the end of the period was around 11 years, roughly unchanged from 12 months earlier. We found the best values among issues that mature in 13 to 15 years. We also maintained a high-quality portfolio with an average credit rating of AA2. Lower-quality issues didn't offer enough extra yield to justify their additional credit risk.

  Q. What's the outlook for the Missouri municipal bond market?

  A. We've seen the number of new issues decline over the last few years, so we expect more of the same. The reason is that rates are considered high, and municipalities don't want to pay high interest rates on their bonds. That lack of supply should help support prices for existing bonds.

  Q. What will your strategy be in this environment?

  A. We'll slightly increase the Portfolio's maturity to lock in yields. We also will maintain the Portfolio's high credit quality, aiming to offer shareholders the best returns we can without taking undue risk.

The ARCH International Equity Portfolio

                          [LINE GRAPH APPEARS HERE]
Value of a $10,000 Investment

                                                        Investor B     Investor B
            Investor A No Load      Investor A Load        CDSC         NO CDSC       Morgan Stanley
                                                                                      Europe, Australia
                                                                                      and Far East Index
4/94                    10000                  9551           10000          10000           10000
11/94                    9900                  9456            9405           9900           10370
11/95                   10780                 10296           10330          10730           11189
11/96                   12072                 11530           11622          11922           12543

 *  Reflects 4.50% sales charge.
**  Reflects applicable contingent deferred sales charge.
    (Maximum 5.00%)

-------------------------------------------------------
                 Average Annual Total Return
                        as of 11/30/96
-------------------------------------------------------
                                             Since
                                           Inception
                               1 Year       (4/4/94)
-------------------------------------------------------
  Investor A (No Load)         11.99%         7.33%
-------------------------------------------------------
  Investor A*                   6.92%         5.49%
-------------------------------------------------------
  Investor B (No CDSC)         11.11%         6.82%
-------------------------------------------------------
  Investor B (CDSC)**           6.11%         5.81%
-------------------------------------------------------

                                          [LINE GRAPH APPEARS HERE]
Value of a $10,000 Investment

                Trust               Institutional           Morgan Stanley
                                                            Europe, Australia
                                                            and Far East Index
4/94                  10000                  10000                  10000
11/94                  9920                   9900                  10370
11/95                 10810                  10770                  11189
11/96                 12142                  12052                  12543

               Average Annual Total Return
                    as of 11/30/96
-------------------------------------------------------
                                             Since
                                           Inception
                               1 Year       (4/4/94)
-------------------------------------------------------
  Trust                        12.33%        7.56%
-------------------------------------------------------
  Institutional                11.91%        7.26%
-------------------------------------------------------

  The ARCH International Equity Portfolio is measured against the unmanaged Morgan Stanley EAFE (Europe, Australia and Far East) Index, which generally is representative of the performance of international stocks. Investors are unable to purchase the Index directly, although they can invest in the underlying securities. The performance of the Index does not reflect the deduction of expenses associated with a mutual fund, such as sales charges, investment-management and fund-accounting fees. By contrast, the performance of the Portfolio shown on the graph reflects the deduction of these value-added services, as well as the deduction of a 4.50% sales charge on Investor A shares and the applicable contingent deferred sales charge on Investor B shares.

  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  Investor B shares were initially offered on March 1, 1995. The performance figures for Investor B shares for periods prior to such date represent the performance for Investor A shares of the Portfolio, which has been restated to reflect the contingent deferred sales charges payable by holders of Investor B shares who redeem within six years of the date of purchase. Investor B shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  International investing is subject to certain factors such as currency exchange-rate volatility, possible political, social or economic instability, foreign taxation and differences in auditing and other financial standards.

  Q. What were conditions like for global equity investors during the twelve-month period ended November 30, 1996?

  A. The past 12-month period was favorable for international investors, with most major markets showing strong results. Japan has been a notable exception, losing 4.4% on a U.S. dollar basis. The weaker yen and the sporadic and unstable nature of Japan's economic recovery caused that poor performance. Results in many of the emerging markets, most typically in Asia, also were disappointing.

  Q. How did the Portfolio's holdings in various markets affect returns?

  A. The Portfolio maintained a relatively low investment in Japan compared to our benchmark, the Morgan Stanley EAFE Index. We made a relatively high investment in other Pacific markets such as Hong Kong and Singapore. Both decisions boosted the Portfolio's performance. The Portfolio benefited further from overweighting in Italy and Spain.

  We held a relatively low percentage of the Portfolio's investments in the United Kingdom, which staged a strong market rally. But our individual stock picks in the U.K. outperformed that market by 23% to 30%. Overall, the Portfolio was up 11.99% (Investor A net asset value) over the last 12 months.

  Q. What other moves did the Portfolio make to enhance returns?

  A. We broadened sector exposure within Japan, keeping the Portfolio broadly diversified during this unstable period. Our disciplined approach to finding quality growth companies selling at attractive valuations led to a portfolio with several common themes, particularly in Europe. For example, industries requiring a highly educated workforce, such as pharmaceuticals and electronics, enjoy a relative cost advantage in Europe, where highly educated workers are more readily available than elsewhere.

  Q. What is the Portfolio's strategy and outlook going forward?

  A. We continue to carefully monitor developments in Japan, where we are unlikely to increase the Portfolio's stake until a stronger economic recovery takes shape. In Europe, a combination of low interest rates and the start of a genuine economic recovery has boosted stock prices. We also anticipate maintaining the Portfolio's exposure to emerging markets.

THE ARCH GROWTH & INCOME EQUITY PORTFOLIO

                           [LINE GRAPH APPEARS HERE]

----------------------------------------------------------------
Value of a $10,000 Investment
----------------------------------------------------------------
       Investor A  Investor A  Investor B   Investor B  S&P 500
        (No Load)   (Load)*     (CDSC)**     (No CDSC)   Index
6/88     10,000       9,551      10,000       10,000     10,000
11/88    10,346       9,882       9,846       10,346     10,620
11/89    13,151      12,561      12,751       13,151     13,912
11/90    12,973      12,390      12,673       12,973     13,439
11/91    15,228      14,545      14,928       15,228     16,167
11/92    18,364      17,539      18,164       18,364     19,142
11/93    20,135      19,267      20,035       20,135     21,075
11/94    20,176      19,305      20,176       20,176     21,307
11/95    26,622      25,473      26,472       26,472     29,188
11/96    32,743      31,274      32,371       32,371     37,366
----------------------------------------------------------------

 * Reflects 4.50% sales charge.
** Reflects applicable contingent deferred sales charge.
   (Maximum 5.00%)

----------------------------------------------------------------
                  Average Annual Total Return
                        as of 11/30/96
----------------------------------------------------------------
                                               Since
                                             Inception
                        1 Year     5 Year     (6/2/88)
----------------------------------------------------------------
Investor A (No Load)    22.99%      16.55%      14.97%
----------------------------------------------------------------
Investor A*             17.44%      15.48%      14.35%
----------------------------------------------------------------
Investor B (No CDSC)    22.29%      16.28%      14.81%
----------------------------------------------------------------
Investor B (CDSC)**     17.29%      16.17%      14.81%
----------------------------------------------------------------

                          [LINE GRAPH APPEARS HERE]

----------------------------------------------
Value of a $10,000 Investment
----------------------------------------------
                                    S&P 500
           Trust    Institutional    Index
----------------------------------------------
6/88       10,000      10,000        10,000
11/88      10,345      10,346        10,620
11/89      13,150      13,151        13,912
11/90      12,971      12,973        13,439
11/91      15,227      15,228        16,167
11/92      18,362      18,364        19,142
11/93      20,134      20,135        21,075
11/94      20,206      20,173        21,307
11/95      26,727      26,604        29,188
11/96      32,994      32,745        37,366
----------------------------------------------

------------------------------------------------
           Average Annual Total Return
                 as of 11/30/96
------------------------------------------------
                                         Since
                                       Inception
                  1 Year     5 Year     (6/2/88)
------------------------------------------------
Trust             23.45%      16.73%      15.07%
------------------------------------------------
Institutional     23.08%      16.55%      14.97%
------------------------------------------------

  The performance of the ARCH Growth & Income Equity Portfolio is measured against the Standard & Poor's 500 Index, an unmanaged Index generally representative of the U.S. stock market. Investors are unable to purchase the Index directly, although they can invest in the underlying securities. The performance of the Index does not reflect the deduction of expenses associated with a mutual fund, such as sales charges, investment management and fund-accounting fees. By contrast, the performance of the Portfolio shown on the graph reflects the deduction of these value-added services, as well as the deduction of a 4.50% sales charge on Investor A shares and the applicable contingent deferred sales charge (CDSC) on Investor B shares.

  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  Investor B shares were initially offered on March 1, 1995. The performance figures for Investor B shares for periods prior to such date represent the performance for Investor A shares of the Portfolio, which has been restated to reflect the contingent deferred sales charges payable by holders of Investor B shares who redeem within six years of the date of purchase. Investor B shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Q. What market conditions influenced the Portfolio's performance and strategy during the twelve months ended November 30, 1996?

  A. The market's strongest performers were the larger capitalization stocks that make up the major stock market indices, which continued to post record highs. The Dow Jones Industrial Average, dominated by large, mature companies, outperformed the S&P 500 by 3.5 percentage points and beat the broader Russell 2000 Index by 12 percentage points.

  Q. What was your general strategy in that environment?

  A. The Portfolio remained well diversified, leaning toward stocks of companies with predictable earnings growth. As of November 30, 1996, the Portfolio was most heavily weighted in the consumer growth sector (23.6%) and the interest rate sensitive sector (19.1%).*

  Q. How did the Portfolio change during the period?

  A. Major changes in the Portfolio during this period were these: The consumer growth sector rose from 19.5% to 23.6% of the Portfolio; consumer cyclical stocks fell from 5.9% to 1.4%; and technologies rose from 7.4% to 9.6% of the Portfolio's investments.

------
* Portfolio composition is subject to change.

  Q. What is the Portfolio's strategy going forward?

  A. We feel that economic growth will slow through 1997, since growth in consumer spending is not likely to be sustained at its current rate. We also expect capital spending and exports to slow down. Such a scenario should make it more difficult for companies to post strong earnings gains but also should help keep inflation in check and nudge interest rates lower. Specific areas of the stock market that look attractive are health care, technology, energy and financial services. Thus, we will maintain significant investments in those sectors.

THE ARCH BALANCED PORTFOLIO

                           [LINE GRAPH APPEARS HERE]

-----------------------------------------------------------------------------------------------------------
Value of a $10,000 Investment
-----------------------------------------------------------------------------------------------------------
                    Investor A     Investor A    Investor B    Investor B   S&P 500     Lehman Bros. Aggre.
                    (No  Load)      (Load)*      (Cdsc)**      (No Cdsc)     Index          Bond Index
4/93                 $10,000         $9,551       $10,000       $10,000      $10,000        $10,000
11/93                $10,386         $9,920       $10,174       $10,674      $10,421        $10,529
11/94                $10,188         $9,730        $9,950       $10,335      $10,536        $10,207
11/95                $12,719        $12,148       $12,506       $12,806      $14,433        $12,007
11/96                $14,640        $13,983       $14,134       $14,434      $18,477        $12,736
-----------------------------------------------------------------------------------------------------------

 * Reflects 4.50% sales charge.
** Reflects applicable contingent deferred sales charge.
   (Maximum 5.00%)

--------------------------------------------------------------------------------
                          Average Annual Total Return
                                as of 11/30/96
--------------------------------------------------------------------------------
                                                                   Since
                                                                 Inception
                                        1 Year                    (4/1/93)
--------------------------------------------------------------------------------
Investor A (No Load)                    15.10%                     10.94%
--------------------------------------------------------------------------------
Investor A*                              9.92%                      9.56%
--------------------------------------------------------------------------------
Investor B (No CDSC)                    14.35%                     10.51%
--------------------------------------------------------------------------------
Investor B (CDSC)**                      9.35%                      9.88%
--------------------------------------------------------------------------------

                           [LINE GRAPH APPEARS HERE]

----------------------------------------------------------------------------------
Value of a $10,000 Investment
----------------------------------------------------------------------------------
                      Trust                         S&P 500    Lehman Bros. Aggre.
                    (No Load)     Institutional      Index         Bond Index
4/93                 $10,000        $10,000          $10,000       $10,000
11/93                $10,387        $10,386          $10,421       $10,529
11/94                $10,199        $10,179          $10,536       $10,207
11/95                $12,744        $12,690          $14,433       $12,007
11/96                $14,727        $14,601          $18,477       $12,736
----------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Average Annual Total Return
                                as of 11/30/96
--------------------------------------------------------------------------------
                                                                   Since
                                                                 Inception
                                        1 Year                    (4/1/93)
--------------------------------------------------------------------------------
Trust                                   15.56%                     11.12%
--------------------------------------------------------------------------------
Institutional                           15.08%                     10.86%
--------------------------------------------------------------------------------

  The performance of the ARCH Balanced Portfolio is measured against the Standard & Poor's 500 Index, an unmanaged index generally representative of the U.S. stock market, and the Lehman Brothers Aggregate Bond Index, an unmanaged Index comprised of the Lehman Brothers Government/Corporate Bond Index and two Lehman Brothers asset-backed securities indices. Investors are unable to purchase the Indices directly, although they can invest in the underlying securities. The performance of the Indices does not reflect the deduction of expenses associated with a mutual fund, such as sales charges, investment-management and fund-accounting fees. By contrast, the performance of the Portfolio shown on the graph reflects the deduction of these value-added services, as well as the deduction of a 4.50% sales charge on Investor A shares and the applicable contingent deferred sales charge (CDSC) on Investor B Shares.

  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  Investor B shares were initially offered on March 1, 1995. The performance figures for Investor B shares for periods prior to such date represent the performance for Investor A shares of the Portfolio, which has been restated to reflect the contingent deferred sales charges payable by holders of Investor B shares who redeem within six years of the date of purchase. Investor B shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Q. What market conditions influenced the Portfolio's performance and strategy during the twelve months ended November 30, 1996?

  A. The Portfolio is designed for investors who want to participate in a combination of the stock and fixed-income markets, and its performance is influenced by trends in both. During the recent period, the major stock market indices rose sharply, with the biggest gains recorded by large-company stocks.

  In the fixed-income market, shorter-maturity fixed-income securities outperformed longer-term issues. Inflation fears pushed yields higher at various times throughout the period, causing long-term bonds to lose ground. In addition, foreign investors made large purchases of short-term fixed-income issues, driving their prices higher.

  Q. What was your strategy in that environment?

  A. The Portfolio typically holds roughly 50% to 60% of its assets in stocks with the rest in bonds. During the recent period, the Portfolio invested about 55% of its portfolio in stocks, with around 40% in bonds and 5% in cash reserves.

  Q. What types of stocks did you favor?

  A. The Portfolio's stock investments are similar to those in the ARCH Growth & Income Equity Portfolio. They include shares of firms with solid earnings prospects, especially those whose business cycle is not strictly related to the economy's growth rate. Consumer growth stocks of firms in businesses such as health care and the specialty retail industry were well represented. Financial service companies and manufacturers of consumer staples such as food and beverages also were significant holdings for the Portfolio.

  Q. What about the fixed-income sector?

  A. Those investments are similar to the portfolio of the ARCH Government & Corporate Bond Portfolio, high-quality Treasury and U.S. Government agency securities with intermediate maturities.

  Q. What is the Portfolio's strategy going forward?

  A. The Investment Adviser's investment management committee will monitor the financial markets and make any necessary adjustments in the Portfolio's allocations among stocks, bonds and cash. But such changes aren't likely to vary greatly from the Portfolio's neutral position of 55% stocks and 45% bonds, over the short term.*

THE ARCH SMALL CAP EQUITY PORTFOLIO+

                           [LINE GRAPH APPEARS HERE]

----------------------------------------------------------------------------------------------------------
Value of a $10,000 Investment
----------------------------------------------------------------------------------------------------------
                  Investor A            Investor A       Investor B       Investor B         Russell 2000
                  (No Load)               (Load)*          (CDSC)**        (No CDSC)            Index
5/92               10,000                  9,551            10,000            10,000              10,000
11/92              11,255                 10,750            10,750            11,255              11,032
11/93              13,478                 12,873            13,078            13,478              13,128
11/94              14,473                 13,823            14,172            14,472              12,981
11/95              17,579                 16,790            17,187            17,487              16,680
11/96              19,049                 18,193            18,622            18,822              19,434
----------------------------------------------------------------------------------------------------------

 *  Reflects 4.50% sales charge.
**  Reflects applicable contingent deferred sales charge.
    (Maximum 5.00%)

----------------------------------------------------
           Average Annual Total Return
                 as of 11/30/96
----------------------------------------------------
                                            Since
                                          Inception
                           1 Year          (5/6/92)
----------------------------------------------------

Investor A (No Load)       8.36%            15.12%
----------------------------------------------------
Investor A*                3.51%            13.97%
----------------------------------------------------
Investor B (No CDSC)       7.63%            14.82%
----------------------------------------------------
Investor B (CDSC)**        2.68%            14.56%
----------------------------------------------------

                           [LINE GRAPH APPEARS HERE]

-----------------------------------------------------------------------
Value of a $10,000 Investment
-----------------------------------------------------------------------
                     Trust             Institutional      Russell 2000
                                                              Index
5/92                 10,000                10,000             10,000
11/92                11,255                11,255             11,032
11/93                13,478                13,478             13,128
11/94                14,497                14,436             12,981
11/95                17,642                17,531             16,680
11/96                19,181                19,002             19,434
-----------------------------------------------------------------------

----------------------------------------------------
           Average Annual Total Return
                 as of 11/30/96
----------------------------------------------------
                                            Since
                                          Inception
                           1 Year          (5/6/92)
----------------------------------------------------
Trust                      8.72%            15.30%
----------------------------------------------------
Institutional              8.39%            15.09%
----------------------------------------------------

------
* Portfolio composition is subject to change.
+ Formerly The ARCH Emerging Growth Portfolio.

  The ARCH Small Cap Equity Portfolio is measured against the Russell 2000 Index, an unmanaged index generally representative of the total return of small to mid-sized companies. Investors cannot purchase the Index directly, although they can invest in the underlying securities. The performance of the Index does not reflect the deduction of expenses associated with a mutual fund, such as sales charges, investment-management and fund-accounting fees. By contrast, the performance of the Portfolio shown on the graph reflects the deduction of these value-added services, as well as the deduction of a 4.50% sales charge on Investor A shares and the applicable contingent deferred sales charge (CDSC) on Investor B shares.

  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  Investor B shares were initially offered on March 1, 1995. The performance figures for Investor B shares for periods prior to such date represent the performance for Investor A shares of the Portfolio, which has been restated to reflect the contingent deferred sales charges payable by holders of Investor B shares who redeem within six years of the date of purchase. Investor B shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Small capitalization funds typically carry additional risks since smaller companies generally have a higher risk of failure, and, historically, their stocks have experienced a greater degree of market volatility than stocks on average.

  Q. What market conditions influenced the Portfolio's performance and strategy during the twelve months ended November 30, 1996?

  A. The stock market performed well, but the gains mostly came from the largest capitalization stocks. The S&P 500 climbed 28%, but the full Russell 2000 Index of small company stocks was up only 16.5%. Moreover, high-flying "momentum" stocks were the strongest performers during the first half of the year.

  Our approach is to buy a broadly diversified portfolio of emerging company stocks that are trading at attractive valuations--not the ideal strategy for such an environment. But value stocks did better late in the year, and our relative performance improved.

  Q. Can you discuss your general strategy in more detail?

  A. The Investment Adviser's strategy is to emphasize individual stock selection as we seek out the best relative values within a broadly diversified portfolio. We believe stocks with the best future earnings and cash flow relative to their current prices will provide the best total returns.

  A key component of our relative value style of investing is to look beyond near-term earnings problems. Thus, our results tend to lag during periods when investors are bidding up prices of stocks that have high earnings momentum. We generally use such periods to buy neglected stocks. During 1996, we found such opportunities among stocks of companies like Lunar Corporation, a medical device company, Cytec Industries, a diversified specialty chemical manufacturer, and J&L Steel, a stainless-steel manufacturing company.*

  Q. How did the Portfolio's holdings change during the period?

  A. We made some modest shifts in industry weightings to buy shares that looked especially attractive at their current prices. But we generally don't make dramatic shifts in the Portfolio. Instead, we prefer to buy stocks at good prices and be patient.

------
* Portfolio composition is subject to change.

  Q. What is the Portfolio's strategy going forward?

  A. The same as always, really. We will continue to seek the best relative values within the small-company universe. We will look for opportunities within emerging-growth industries as well as specialized segments of more mature industries. We also will consider for purchase small companies with unique features including high-asset values and cash flows, or other factors that increase the potential for above-average capital appreciation.

THE ARCH GOVERNMENT & CORPORATE BOND PORTFOLIO

--------------------------------------------------------------------------------
Value of a $10,000 Investment
--------------------------------------------------------------------------------

                           [LINE GRAPH APPEARS HERE]


             Investor A            Investor A              Investor B               Investor B         Lehman Brothers Aggregate
             (No Load)               (Load)*                 (CDSC)**                (No CDSC)               Bond Index
6/88          10,000                  9,551                  10,000                   10,000                  10,000
11/88         10,266                  9,805                   9,770                   10,266                  10,265
11/89         11,476                 10,960                  11,076                   11,476                  11,738
11/90         12,045                 11,504                  11,754                   12,045                  12,627
11/91         13,586                 12,976                  13,286                   13,586                  14,447
11/92         14,647                 13,989                  14,447                   14,647                  15,727
11/93         16,145                 15,367                  16,045                   16,145                  17,441
11/94         15,609                 14,857                  15,609                   15,609                  16,907
11/95         18,104                 17,232                  17,994                   17,994                  19,889
11/96         18,920                 18,070                  18,675                   18,675                  21,096

-------------------------------------------------------------------------
                       Aggregate Total Return
                           as of 11/30/96
-------------------------------------------------------------------------
                                                              Since
                                                            Inception
                                1 Year        5 Year        (6/15/88)
-------------------------------------------------------------------------
Investor A (No Load)            4.51%         6.85%           7.82%
-------------------------------------------------------------------------
Investor A *                   -0.23%         5.86%           7.24%
-------------------------------------------------------------------------
Investor B (No CDSD)            3.79%         6.57%           7.65%
-------------------------------------------------------------------------
Investor B (CDSC) **           -1.12%         6.41%           7.65%
-------------------------------------------------------------------------

*  Reflects 4.50% sales charge.
** Reflects applicable contingent deferred sales charge.
   (Maximum 5.00%)


--------------------------------------------------------------------------------
Value of a $10,000 Investment
--------------------------------------------------------------------------------

                           [LINE GRAPH APPEARS HERE]

                                                 Lehman Brothers Aggregate
              Trust          Institutional              Bond Index

6/88           10,000             10,000                   10,000
11/88          10,266             10,266                   10,265
11/89          11,476             11,476                   11,738
11/90          12,045             12,045                   12,627
11/91          13,616             13,586                   14,447
11/92          14,724             14,647                   15,727
11/93          16,278             16,145                   17,441
11/94          15,785             15,609                   16,907
11/95          18,359             18,104                   19,889
11/96          19,244             18,920                   21,096

-------------------------------------------------------------------------
                       Aggregate Total Return
                           as of 11/30/96
-------------------------------------------------------------------------
                                                              Since
                                                            Inception
                                1 Year        5 Year        (6/15/88)
-------------------------------------------------------------------------
Trust                           4.82%         7.16%           8.04%
-------------------------------------------------------------------------
Institutional                   4.51%         6.85%           7.82%
-------------------------------------------------------------------------

  The ARCH Government & Corporate Bond Portfolio is measured against the Lehman Brothers Aggregate Bond Index, an unmanaged Index comprised of the Lehman Brothers Government-Corporate Bond Index and two Lehman Brothers asset-backed securities Indices. Investors cannot purchase the Index directly, although they can invest in the underlying securities. The performance of the Index does not reflect the deduction of expenses associated with a mutual fund, such as sales charges, investment-management and fund-accounting fees. By contrast, the performance of the Portfolio shown on the graph reflects the deduction of these value-added services, as well as the deduction of a 4.50% sales charge on Investor A shares and the applicable contingent deferred sales charge (CDSC) on Investor B shares.

  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  Investor B shares were initially offered on March 1, 1995. The performance figures for Investor B shares for periods prior to such date represent the performance for Investor A shares of the Portfolio, which has been restated to reflect the contingent deferred sales charges payable by holders of Investor B shares who redeem within six years of the date of purchase. Investor B shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Q. What were the conditions in the taxable bond market during the 12 months ended November 30, 1996?

  A. The bond market has been volatile. The ten-year Treasury bond started the period yielding 5.70%. That yield rose to 7.10% around mid-year, then fell to 6.10%. Investors worried that the Federal Reserve would raise short-term interest rates around the middle of the summer, because the economy had grown so quickly in the first quarter. Then the Fed didn't do anything, and the fear receded--so bond prices started to rise again. We started to see another rally toward the end of the 12-month period.

  Q. How did you structure the Portfolio to address those conditions?

  A. We invested about 75% of the Portfolio in Treasuries, with the rest in mortgage-backed securities. Corporate bonds seemed very expensive to us, with yields only about 12 one-hundredths of a percentage point higher than Treasury yields--and they have much more credit risk than Treasury or agency debt. Thus, we used mortgage-backed issues instead of corporates to enhance the Portfolio's yield.

  The Portfolio's average maturity rose from 8.6 years to 10.8 years during the period. We increased the maturity to take advantage of higher interest rates. We implemented the change by selling some of our shorter Treasuries and buying five- to ten-year mortgages. Such securities recently provided 0.75 to 1.25 percentage points of extra yield over Treasuries of comparable maturities. In fact, we increased our Portfolio's mortgage-backed exposure from 26% to 35%, currently*.

  Q. How did you manage credit risk in the Portfolio?

  A. We currently have an average quality rating of AAA, the same rating that we had at the beginning of the year. The Portfolio's holdings currently are comprised almost entirely of United States Treasury and agency- guaranteed mortgage debt. The Portfolio holds almost no corporate issues because we believe that the small current yield advantage of corporates over Treasuries does not justify corporate debt's additional credit risk.

  Q. Where are you finding the best values in the bond market?

  A. Mortgage-backed securities clearly offer the most value in our securities universe. Our intent is to continue to increase the Portfolio's mortgage exposure from the current 35% to the 40% to 45% level. Corporates will remain on our watch list, and we will increase the Portfolio's corporate exposure when their yields improve relative to yields on Treasury issues.*

  Q. What is your outlook for the bond market and the Portfolio?

  A. We're neutral on the market right now. We don't see anything fundamental about the economy that would cause rates to rise or fall in the immediate future. But we will pay close attention to the psychology of the market, which can be a very different matter. People's expectations have a large effect on the bond market, and we'll pay close attention to changes in those expectations. That way, we'll be prepared to make changes in the Portfolio to reflect such psychological factors.

The ARCH U.S. Government Securities Portfolio

                          [LINE GRAPH APPEARS HERE]

-----------------------------------------------------------------------------------------------------------------------
Value of a $10,000 Investment
-----------------------------------------------------------------------------------------------------------------------
                        Investor A              Investor A      Investor B        Investor B       Lehman Intermediate
                         (No Load)                (Load)          (CDSC)           (NO CDSC)      Government Bond Index
-----------------------------------------------------------------------------------------------------------------------
 6/88                      10,000                  9,551         10,000               10,000                10,000
11/88                      10,305                  9,842          9,808               10,305                10,374
11/89                      11,339                 10,830         10,939               11,339                11,666
11/90                      12,435                 11,877         12,135               12,435                12,644
11/91                      13,972                 13,345         13,672               13,972                14,281
11/92                      14,978                 14,306         14,778               14,978                15,442
11/93                      16,480                 15,699         16,380               16,480                16,849
11/94                      15,962                 15,205         15,962               15,962                16,512
11/95                      18,302                 17,434         18,012               18,012                18,833
11/96                      19,138                 18,279         18,705               18,705                19,899

--------------------------------------------------------------------------------
                          Average Annual Total Return
                                as of 11/30/96
--------------------------------------------------------------------------------
                                                            Since
                                                          Inception
                          1 Year          5 Year           (6/2/88)
--------------------------------------------------------------------------------
Investor A (No Load)        4.57%         6.49%             7.93%
--------------------------------------------------------------------------------
Investor A*                -0.13%         5.52%             7.35%
--------------------------------------------------------------------------------
Investor B (No CDSC)        3.85%         6.01%             7.64%
--------------------------------------------------------------------------------
Investor B (CDSC)**        -1.07%         5.85%             7.64%
--------------------------------------------------------------------------------

 *Reflects 4.50% sales charge.
**Reflects applicable contingent deferred sales charge.
  (Maximum 5.00%)

                          [LINE GRAPH APPEARS HERE]

---------------------------------------------------------------------------------
Label                      A                      B                 C
                         Trust              Institutional      Lehman Intermediate
                                                              Government Bond Index
---------------------------------------------------------------------------------
 6/88                      10,000                 10,000                   10,000
11/88                      10,305                 10,305                   10,374
11/89                      11,339                 11,339                   11,666
11/90                      12,435                 12,435                   12,644
11/91                      14,004                 13,972                   14,281
11/92                      15,056                 14,978                   15,442
11/93                      16,616                 16,480                   16,849
11/94                      16,142                 15,910                   16,512
11/95                      18,564                 18,247                   18,833
11/96                      19,469                 19,077                   19,899


--------------------------------------------------------------------------------
                          Average Annual Total Return
                                as of 11/30/96
--------------------------------------------------------------------------------
                                                            Since
                                                          Inception
                          1 Year          5 Year           (6/2/88)
--------------------------------------------------------------------------------
Trust                     4.88%           6.81%             8.15%
--------------------------------------------------------------------------------
Institutional             4.55%           6.43%             7.89%
--------------------------------------------------------------------------------

* Portfolio composition is subject to change.

  The ARCH U.S. Government Securities Portfolio is measured against the unmanaged Lehman Brothers Intermediate Government Bond Index, which is generally representative of the total return of intermediate-term U.S. Government securities. Investors are unable to purchase the Index directly, although they can invest in the underlying securities. The performance of the Index does not reflect the deduction of expenses associated with a mutual fund, such as sales charges, investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graph reflects the deduction of these value-added services, as well as the deduction of a 4.50% sales charge on Investor A shares and the applicable contingent deferred sales charge (CDSC) on Investor B Shares.

  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  Investor B shares were initially offered on March 1, 1995. The performance figures for Investor B shares for periods prior to such date represent the performance for Investor A shares of the Portfolio, which has been restated to reflect the contingent deferred sales charges payable by holders of Investor B shares who redeem within six years of the date of purchase. Investor B shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Q. What were the conditions in the Treasury market during the 12 months ended November 30, 1996?

  A. The Treasury market, along with the bond market in general, has been extremely volatile for the past year. Yields on the five-year Treasury rose from 5.5% at the end of November 1995 to a high of 6.85% on June 12, 1996. The yield then fell to 5.82% at the end of the period.

  Q. How did you structure the Portfolio to address those conditions?

  A. The Portfolio started the period with a 4-year average maturity and ended the period with a 5.4-year average maturity--about the same as the Lehman Brothers Intermediate Government Bond Index.

  Q. What changes did you make in the Portfolio's holdings?

  A. We increased our holdings of mortgage-backed securities from 34% to around 40%, currently, because they offered attractive yields. Falling interest rates caused investors to worry that mortgage prepayments would rise and make mortgage-backed securities less attractive. Thus, prices of the securities fell, creating an opportunity for us to buy them cheaply.*

  Q. How do you manage credit risk in the Portfolio?

  A. The Portfolio is comprised entirely of Treasury and U.S. government agency-guaranteed mortgage and other debt, so the credit quality is extremely high--and it will remain high due to the nature of the Portfolio.

  Q. What is your outlook and strategy going forward?

  A. As market conditions permit, we intend to continue to add to our mortgage-backed exposure, which might climb to 45% of the Portfolio. These agency securities still represent the best value available today.

------
* Portfolio composition is subject to change.

                               TABLE OF CONTENTS

                          Independent Auditors Report
                                    Page 17

                      Statements of Assets and Liabilities
                                    Page 18

                            Statements of Operations
                                    Page 26

                      Statements of Changes in Net Assets
                                    Page 30

                       Schedules of Portfolio Investments
                                    Page 36

                         Notes to Financial Statements
                                    Page 71

                              Financial Highlights
                                    Page 89

                          Independent Auditors' Report

The Shareholders and Board of Directors of
    The ARCH Fund, Inc.:

      We have audited the accompanying statements of assets and liabilities of The ARCH Fund, Inc.--Money Market Portfolio, Treasury Money Market Portfolio, Tax-Exempt Money Market Portfolio, Growth & Income Equity Portfolio, Small Cap Equity Portfolio (formerly Emerging Growth Portfolio), International Equity Portfolio, Balanced Portfolio, Government & Corporate Bond Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Municipal Portfolio, Missouri Tax-Exempt Bond Portfolio, and National Municipal Bond Portfolio, including the schedules of portfolio investments, as of November 30, 1996, and the related statements of operations, statements of changes in net assets and the financial highlights for each of the periods indicated herein. These financial statements and the financial highlights are the responsibility of The ARCH Fund, Inc.'s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of November 30, 1996, by examination and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the aforementioned portfolios comprising The ARCH Fund, Inc. at November 30, 1996, the results of their operations, the changes in their net assets and the financial highlights for each of the periods indicated herein, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Columbus, Ohio
January 22, 1997

THE ARCH FUND, INC.

                     Statements of Assets and Liabilities
                               November 30, 1996

                                                                                                   Treasury          Tax-Exempt
                                                                               Money Market      Money Market       Money Market
                                                                                Portfolio         Portfolio          Portfolio
                                                                             ----------------- -----------------  -----------------
                                 ASSETS:
Investments, at value (Cost $845,516,579; $139,866,134 and $113,556,641,
   respectively) .........................................................    $  845,516,579    $  139,866,134     $  113,556,641
Cash .....................................................................                21               908                 --
Interest and dividends receivable ........................................         2,790,092             1,349            533,391
Prepaid expenses and other assets ........................................             2,352             2,064                121
                                                                              ---------------   ---------------    ---------------
          Total Assets ...................................................       848,309,044       139,870,455        114,090,153
                                                                              ---------------   ---------------    ---------------
                               LIABILITIES:

Cash overdraft ...........................................................                --                --             21,762
Dividends payable ........................................................         3,413,503           487,181            288,947
Payable to brokers for investments purchased .............................        20,000,000                --                 --
Accrued expenses and other payables:
     Investment advisory fees ............................................           213,889            32,958             33,574
     Administration fees .................................................            34,307             5,331              3,162
     Distribution and services fees ......................................            94,056            11,106              7,127
     Accounting and custodian fees .......................................            10,502             1,870              2,107
     Other ...............................................................           150,228            44,049             23,495
                                                                              ---------------   ---------------    ---------------
          Total Liabilities ..............................................        23,916,485           582,495            380,174
                                                                              ---------------   ---------------    ---------------
                               NET ASSETS:

Capital ..................................................................       824,391,646       139,273,374        113,697,819
Undistributed net investment income.......................................             7,451             5,719             12,160
Accumulated undistributed net realized gains (losses) from investment
   transactions ..........................................................            (6,538)            8,867                 --
                                                                              ===============   ===============    ===============
          Net Assets .....................................................    $  824,392,559    $  139,287,960     $  113,709,979
                                                                              ===============   ===============    ===============

THE ARCH FUND, INC.

                               November 30, 1996

                                                                                                   Treasury          Tax-Exempt
                                                                               Money Market      Money Market       Money Market
                                                                                Portfolio         Portfolio          Portfolio
                                                                             ----------------- -----------------  -----------------
Net Assets
     Investor A Shares ...................................................    $   91,165,514    $    7,667,179     $   17,984,105
     Investor B Shares ...................................................            40,930                --                 --
     Trust Shares ........................................................       717,265,464       131,321,975         95,725,874
     Institutional Shares ................................................        15,920,651           298,806                 --
                                                                              ---------------   ---------------    ---------------
          Total ..........................................................    $  824,392,559    $  139,287,960     $  113,709,979
                                                                              ===============   ===============    ===============
Outstanding shares of common stock
     Investor A Shares ...................................................        91,165,477         7,666,856         17,984,067
     Investor B Shares ...................................................            40,931                --                 --
     Trust Shares ........................................................       717,264,622       131,310,132         95,725,841
     Institutional Shares ................................................        15,920,616           298,802                 --
                                                                              ---------------   ---------------    ---------------
          Total ..........................................................       824,391,646       139,275,790        113,709,908
                                                                              ===============   ===============    ===============
Net asset value
     Investor A Shares(a).................................................    $         1.00    $         1.00     $         1.00
     Investor B Shares(a).................................................              1.00                --                 --
     Trust Shares(a)......................................................              1.00              1.00               1.00
     Institutional Shares(a)..............................................              1.00              1.00                 --
                                                                              ===============   ===============    ===============

------------
(a)  Offering price and redemption price are the same.

                       See notes to financial statements

THE ARCH FUND, INC.

                     Statements of Assets and Liabilities
                               November 30, 1996

                                                                                     Growth &        Small Cap      International
                                                                                  Income Equity        Equity           Equity
                                                                                    Portfolio       Portfolio(a)      Portfolio
                                                                                  --------------   --------------   -------------
                                   ASSETS:
Investments, at value (Cost $361,437,050; $204,903,389; and $53,902,910,
   respectively) .............................................................      $466,947,587     $216,552,529     $60,972,938
Cash .........................................................................               578              950              10
Foreign currency (Cost $205,464)..............................................                --               --         204,372
Interest and dividends receivable ............................................           784,273          136,461          59,350
Receivable from brokers for investments sold .................................                --               --         605,984
Receivable for portfolio shares issued .......................................            36,365           24,633           8,574
Reclaim receivable ...........................................................                --               --          48,426
Unamortized organization costs ...............................................                --            2,781          12,879
Prepaid expenses and other assets ............................................                --            7,478           3,962
                                                                                    ------------     ------------     -----------
          Total Assets .......................................................       467,768,803      216,724,832      61,916,495
                                                                                    ------------     ------------     -----------
                                 LIABILITIES:

Payable to brokers for investments purchased .................................         4,518,189               --         594,605
Payable for portfolio shares redeemed ........................................            10,885              570           1,481
Accrued expenses and other payables:
     Investment advisory fees ................................................           203,484          132,737          35,011
     Administration fees .....................................................            12,559            5,851           2,518
     Distribution and services fees ..........................................            29,088           11,572           3,857
     Accounting and custodian fees ...........................................            11,727            5,715          24,891
     Other ...................................................................            83,792           30,851           4,072
                                                                                    ------------     ------------     -----------
          Total Liabilities ..................................................         4,869,724          187,296         666,435
                                                                                    ------------     ------------     -----------
                                 NET ASSETS:

Capital ......................................................................       321,702,631      191,482,861      52,505,446
Undistributed net investment income ..........................................           857,888          161,024         119,518
Net unrealized appreciation from investments .................................       105,510,537       11,649,140       8,230,324
Net unrealized depreciation from translation of assets and liabilities in
   foreign currencies ........................................................                --               --      (1,160,982)
Accumulated undistributed net realized gains (losses) from investment
   transactions ..............................................................        34,828,023       13,244,511        (216,958)
Accumulated undistributed net realized gains from foreign currency
   transactions ..............................................................                --               --       1,772,712
                                                                                    ------------     ------------     -----------
          Net Assets .........................................................      $462,899,079     $216,537,536     $61,250,060
                                                                                    =============    =============    ===========

                                   Continued

THE ARCH FUND, INC.

                               November 30, 1996

                                                                                     Growth &        Small Cap      International
                                                                                  Income Equity        Equity           Equity
                                                                                    Portfolio       Portfolio(a)      Portfolio
                                                                                -----------------  ---------------  ---------------
Net Assets
     Investor A Shares .......................................................    $   38,229,131   $   13,888,657   $   2,573,264
     Investor B Shares .......................................................         3,536,720        1,272,317         436,500
     Trust Shares ............................................................       348,183,263      171,295,263      52,180,813
     Institutional Shares ....................................................        72,949,965       30,081,299       6,059,483
                                                                                  ---------------  ---------------  --------------
          Total ..............................................................    $  462,899,079   $  216,537,536   $  61,250,060
                                                                                  ==============   ==============   =============
Outstanding shares of common stock
     Investor A Shares .......................................................         2,047,651        1,036,243         213,589
     Investor B Shares .......................................................           190,397           96,074          36,691
     Trust Shares ............................................................        18,610,126       12,702,144       4,305,174
     Institutional Shares ....................................................         3,907,610        2,252,184         503,707
                                                                                  ---------------  ---------------  --------------
          Total ..............................................................        24,755,784       16,086,645       5,059,161
                                                                                  ==============   ==============   =============
Net asset value
     Investor A Shares--redemption price per share ............................   $        18.67   $        13.40   $       12.05
     Investor B Shares--offering price per share *.............................            18.58            13.24           11.90
     Trust Shares--offering and redemption price per share ....................            18.71            13.49           12.12
     Institutional Shares--offering and redemption price per share ............            18.67            13.36           12.03
                                                                                  ==============   ==============   =============
Maximum Sales Charge: Investor A Shares .......................................             4.50%            4.50%           4.50%
                                                                                  ---------------  ---------------  --------------
Maximum Offering Price (100%/ (100%-Maximum Sales Charge) of net asset value
   adjusted to nearest cent) per share: Investor A Shares                         $        19.55   $        14.03   $       12.62
                                                                                  ==============   ==============   =============

------------
(a)  Formerly Emerging Growth Portfolio.

* Redemption price of Investor B Shares varies based on length of time held.



                       See notes to financial statements

THE ARCH FUND, INC.

                     Statements of Assets and Liabilities
                               November 30, 1996

                                                                                               Government &       U.S. Government
                                                                            Balanced          Corporate Bond         Securities
                                                                            Portfolio           Portfolio             Portfolio
                                                                          -------------        -------------      ---------------
                               ASSETS:
Investments, at value (Cost $107,233,813; $156,326,416; and
   $68,860,209, respectively) .......................................      $125,526,146         $160,448,070          $69,511,112
Cash ................................................................            18,033              349,656                   --
Interest and dividends receivable ...................................           761,175            1,858,877              691,871
Unamortized organization costs ......................................             7,009                   --                   --
Prepaid expenses and other assets ...................................            14,046                  978                2,460
                                                                           ------------         ------------          -----------
          Total Assets ..............................................       126,326,409          162,657,581           70,205,443
                            LIABILITIES:
Cash overdraft ......................................................                --                   --                   98
Dividends payable ...................................................                --              815,178              339,617
Payable for portfolio shares redeemed ...............................               259                1,435                   --
Accrued expenses and other payables:

     Investment advisory fees .......................................            76,359               59,282               25,606
     Administration fees ............................................             3,427                4,412                1,904
     Distribution and services fees .................................            15,660                5,249                2,597
     Accounting and custodian fees ..................................             3,894                5,141                2,266
     Other ..........................................................            25,641               25,983                9,695
                                                                           ------------         ------------          -----------
          Total Liabilities .........................................           125,240              916,680              381,783
                             NET ASSETS:
Capital .............................................................       100,403,539          158,972,815           69,317,216
Undistributed net investment income .................................           808,152                2,351              218,765
Net unrealized appreciation from investments ........................        18,292,333            4,121,654              650,903
Accumulated undistributed net realized gains (losses) from
   investment transactions ..........................................         6,697,145           (1,355,919)            (363,224)
                                                                           ------------         ------------          -----------
          Net Assets ................................................      $126,201,169         $161,740,901          $69,823,660
                                                                           ============         ============          ===========


                                   Continued

THE ARCH FUND, INC.

                               November 30, 1996


                                                                                              Government &        U.S. Government
                                                                           Balanced          Corporate Bond         Securities
                                                                           Portfolio           Portfolio             Portfolio
                                                                         ---------------   -------------------  --------------------
Net Assets
     Investor A Shares ..............................................    $    9,328,488       $    4,914,677        $   7,153,141
     Investor B Shares ..............................................           321,203              510,871              359,274
     Trust Shares ...................................................        61,820,867          141,440,065           60,079,499
     Institutional Shares ...........................................        54,730,611           14,875,288            2,231,746
                                                                         --------------       --------------        -------------
          Total .....................................................    $  126,201,169       $  161,740,901        $  69,823,660
                                                                         ==============       ==============        =============
Outstanding shares of common stock
     Investor A Shares ..............................................           741,573              475,410              670,520
     Investor B Shares ..............................................            25,723               49,403               33,698
     Trust Shares ...................................................         4,915,712           13,681,482            5,631,203
     Institutional Shares ...........................................         4,363,483            1,438,805              209,842
                                                                         --------------       --------------        -------------
          Total .....................................................        10,046,491           15,645,100            6,545,263
                                                                         ==============       ==============        =============
Net asset value
     Investor A Shares redemption price per share ...................    $        12.58       $        10.34        $       10.67
     Investor B Shares offering price per share *....................             12.49                10.34                10.66
     Trust Shares offering and redemption price per share ...........             12.58                10.34                10.67
     Institutional Shares offering and redemption price per share ...             12.54                10.34                10.64
                                                                         ==============       ==============        =============
Maximum Sales Charge: Investor A Shares .............................              4.50%                4.50%                4.50%
                                                                         --------------       --------------        -------------
Maximum Offering Price (100%/ (100%-Maximum Sales Charge) of net
   asset value adjusted to nearest cent) per share: Investor A
   Shares                                                                $        13.17       $        10.83        $       11.17
                                                                         ==============       ==============        =============

------------
* Redemption price of Investor B Shares varies based on length of time held.

                       See notes to financial statements

THE ARCH FUND, INC.

                     Statements of Assets and Liabilities
                               November 30, 1996

                                                                                    Short-         Missouri           National
                                                                                 Intermediate     Tax-Exempt          Municipal
                                                                                  Municipal          Bond               Bond
                                                                                  Portfolio        Portfolio          Portfolio
                                                                                ---------------  --------------      ------------
                                   ASSETS:

Investments, at value (Cost $29,002,171; $78,138,683; $289,710,990,
   respectively) ............................................................      $29,209,650     $80,835,189       $305,292,225
Cash ........................................................................              652              --                 22
Interest and dividends receivable ...........................................          386,034       1,237,491          6,337,858
Unamortized organization costs ..............................................            8,382              --                 --
Prepaid expenses and other assets ...........................................           16,107           1,704                 --
                                                                                   -----------     -----------       ------------
          Total Assets ......................................................       29,620,825      82,074,384        311,630,105
                                                                                   -----------     -----------       ------------
                                LIABILITIES:

Dividends payable ...........................................................           93,298         303,019          1,199,780
Accrued expenses and other payables:
     Investment advisory fees ...............................................               --          28,891                 --
     Administration fees ....................................................              795           2,207              7,011
     Distribution and services fees .........................................               11           4,662                 --
     Accounting and custodian fees ..........................................              572           2,737                525
     Other ..................................................................            3,064           9,143              8,146
                                                                                   -----------     -----------       ------------
          Total Liabilities .................................................           97,740         350,659          1,215,462
                                                                                   -----------     -----------       ------------
                                 NET ASSETS:

Capital .....................................................................       29,315,606      79,145,761        294,718,075
Undistributed net investment income..........................................               --              --                  8
Net unrealized appreciation from investments ................................          207,479       2,696,506         15,581,235
Accumulated undistributed net realized gains (losses) from investment
   transactions .............................................................               --        (118,542)           115,325
                                                                                   ===========     ===========       ============
          Net Assets ........................................................      $29,523,085     $81,723,725       $310,414,643
                                                                                   ===========     ===========       ============

                                   Continued

THE ARCH FUND, INC.

                               November 30, 1996

                                                                                    Short-         Missouri           National
                                                                                 Intermediate     Tax-Exempt          Municipal
                                                                                  Municipal          Bond               Bond
                                                                                  Portfolio        Portfolio          Portfolio
                                                                                 --------------  --------------      ------------
Net Assets
     Investor A Shares.......................................................    $      51,425   $  25,143,671     $        1,005
     Investor B Shares.......................................................               --         674,863              1,005
     Trust Shares............................................................       29,471,660      55,905,191        310,412,633
                                                                                 -------------   -------------     --------------
          Total .............................................................    $  29,523,085   $  81,723,725     $  310,414,643
                                                                                 =============   =============     ==============
Outstanding shares of common stock
     Investor A Shares ......................................................            5,103       2,151,158                100
     Investor B Shares ......................................................               --          57,799                100
     Trust Shares ...........................................................        2,926,403       4,782,605         30,901,906
                                                                                 -------------   -------------     --------------
          Total .............................................................        2,931,506       6,991,562         30,902,106
                                                                                 =============   =============     ==============
Net asset value
     Investor A Shares--redemption price per share............................    $      10.08   $       11.69     $        10.05
     Investor B Shares--offering price per share *............................              --           11.68              10.05
     Trust Shares--offering and redemption price per share....................           10.07           11.69              10.05
                                                                                 =============   =============     ==============
Maximum Sales Charge: Investor A Shares ......................................            2.50%           4.50%              4.50%
                                                                                 -------------   -------------     --------------
Maximum Offering Price (100%/(100%-Maximum Sales Charge) of net asset value
   adjusted to nearest cent) per share: Investor A Shares                        $       10.34   $       12.24     $        10.52
                                                                                 =============   =============     ==============

------------
* Redemption price of Investor B Shares varies based on length of time held.


                       See note to financial statements

THE ARCH FUND, INC.

                           Statements of Operations
                     For the year ended November 30, 1996

                                                                                    Treasury           Tax-Exempt
                                                             Money Market         Money Market        Money Market
                                                               Portfolio            Portfolio           Portfolio
                                                           -----------------     ----------------    ----------------
Investment Income:
Interest income ........................................      $46,863,199           $12,925,790         $3,382,932
                                                              -----------           -----------         ----------
          Total Income                                         46,863,199            12,925,790          3,382,932
                                                              -----------           -----------         ----------
Expenses:
Investment advisory fees ...............................        3,415,218             1,001,477            382,160
Administration fees ....................................        1,707,609               500,739             95,540
Distribution and services fees--Investor A Shares .......         179,676                12,304             23,950
Distribution and services fees--Investor B Shares .......             295                    --                 --
Administrative services fees--Trust Shares ..............         614,938               170,407             21,891
Administrative services fees--Institutional Shares ......          49,568                 1,103                 --
Custodian and accounting fees ..........................          114,683                31,973             16,631
Legal and audit fees ...................................          131,316                41,974              1,304
Organization costs .....................................               --                 7,102                 --
Directors' fees and expenses ...........................           29,174                 9,122              3,826
Transfer agent fees ....................................          233,092                74,879             24,320
Registration and filing fees ...........................           66,570                 9,264              2,206
Printing costs .........................................          106,694                51,550              2,529
Other ..................................................           16,837                 5,178              2,594
Expenses voluntarily reduced ...........................       (1,280,058)             (375,444)           (47,714)
                                                              -----------           -----------         ----------
          Total Expenses ...............................        5,385,612             1,541,628            529,237
                                                              -----------           -----------         ----------
Net Investment Income ..................................       41,477,587            11,384,162          2,853,695
                                                              -----------           -----------         ----------
Realized Gains (Losses) from Investment Transactions:
Net realized gains from investment transactions ........              234                11,653                 --
                                                              -----------           -----------         ----------
Net realized gains from investment transactions ........              234                11,653                 --
                                                              -----------           -----------         ----------

Change in net assets resulting from operations .........      $41,477,821           $11,395,815         $2,853,695
                                                              ===========           ===========         ==========

----------


                       See notes to financial statements

THE ARCH FUND, INC.

                           Statements of Operations
                     For the year ended November 30, 1996

                                                                             Growth &            Small Cap        International
                                                                          Income Equity           Equity              Equity
                                                                            Portfolio          Portfolio (a)        Portfolio
                                                                         -----------------     --------------     ---------------
Investment Income:
Interest income .....................................................      $  1,162,795        $     725,369       $    152,459
Dividend income .....................................................         7,947,551            1,503,495            779,575
Income from securities lending ......................................            33,677              113,625                 --
Foreign tax withholding .............................................            (3,528)                  --            (51,706)
                                                                           ------------        -------------       ------------
          Total Income ..............................................         9,140,495            2,342,489            880,328
                                                                           ------------        -------------       ------------
Expenses:
Investment advisory fees ............................................         2,231,228            1,556,817            534,508
Administration fees .................................................           811,356              415,168            106,902
Distribution and services fees--Investor A Shares ...................            93,863               41,415              6,210
Distribution and services fees--Investor B Shares ...................            22,511               10,185              2,752
Administrative services fees--Institutional Shares ..................           159,761               69,178             11,788
Custodian and accounting fees .......................................           125,368               65,868             92,235
Legal and audit fees ................................................            62,682               33,598              8,738
Organization costs ..................................................                --                6,880              5,490
Directors' fees and expenses ........................................            13,957                6,932              1,792
Transfer agent fees .................................................           115,631               58,430             12,616
Registration and filing fees ........................................            37,959               26,850             10,467
Printing costs ......................................................            47,063               23,004              4,852
Other ...............................................................             6,241                3,526                795
Expenses voluntarily reduced ........................................          (405,859)            (207,666)          (167,644)
                                                                           ------------        -------------       ------------
          Total Expenses ............................................         3,321,761            2,110,185            631,501
                                                                           ------------        -------------       ------------
Net Investment Income ...............................................         5,818,734              232,304            248,827
                                                                           ------------        -------------       ------------
Realized/Unrealized Gains (Losses) from Investments and
   Foreign Currency:
Net realized gains (losses) from investment transactions ............        36,039,992           13,981,122           (931,659)
Net realized gains from foreign currency transactions ...............                --                  --           3,133,420
Change in unrealized appreciation from investments ..................        45,449,749            3,579,525          4,679,792
Change in unrealized appreciation (depreciation) from translation of
   assets and liabilities in foreign currencies .....................                --                  --          (1,058,982)
                                                                           ------------        -------------       ------------
Net realized/unrealized gains from investments and foreign
   currency .........................................................        81,489,741           17,560,647          5,822,571
                                                                           ------------        -------------       ------------
Change in net assets resulting from operations ......................      $ 87,308,475        $  17,792,951       $  6,071,398
                                                                           ============        =============       ============

------------
(a)  Formerly Emerging Growth Portfolio

                       See notes to financial statements

THE ARCH FUND, INC.

                           Statements of Operations
                     For the year ended November 30, 1996

                                                                                          Government &         U.S. Government
                                                                       Balanced          Corporate Bond          Securities
                                                                       Portfolio           Portfolio              Portfolio
                                                                     -------------       ---------------       ---------------
Investment Income:
Interest income ...................................................    $ 3,560,594        $10,425,354            $4,152,872
Dividend income ...................................................      1,542,941             32,006                38,485
Income from securities lending ....................................         29,797             60,038                27,498
Foreign tax withholding ...........................................           (659)                --                    --
                                                                       -----------        -----------            ----------
          Total Income ............................................      5,132,673         10,517,398             4,218,855
                                                                       -----------        -----------            ----------
Expenses:
Investment advisory fees ..........................................        950,916            674,595               280,649
Administration fees ...............................................        253,573            299,782               124,733
Distribution and services fees--Investor A Shares .................         26,566             16,108                22,956
Distribution and services fees--Investor B Shares .................          2,149              3,500                 2,489
Administrative services fees--Institutional Shares ................        134,453             35,473                 4,412
Custodian and accounting fees .....................................         48,883             55,782                25,457
Legal and audit fees ..............................................         19,604             21,864                 9,914
Organization costs ................................................          5,124                 --                    --
Directors' fees and expenses ......................................          4,402              5,450                 2,202
Transfer agent fees ...............................................         31,850             44,144                17,245
Registration and filing fees ......................................         21,994              8,400                 9,013
Printing costs ....................................................         12,746             17,638                 6,990
Other .............................................................          3,932              2,849                 1,063
Expenses voluntarily reduced ......................................       (126,784)          (149,916)              (62,398)
                                                                       -----------        -----------            ----------
          Total Expenses ..........................................      1,389,408          1,035,669               444,725
                                                                       -----------        -----------            ----------
Net Investment Income .............................................      3,743,265          9,481,729             3,774,130
                                                                       -----------        -----------            ----------
Realized/Unrealized Gains (Losses) from Investments:
Net realized gains (losses) from investment transactions ..........      7,057,146          1,012,372              (408,957)
Change in unrealized appreciation (depreciation) from investments .      7,234,948         (2,852,662)             (197,452)
                                                                       -----------        -----------            ----------
Net realized/unrealized gains (losses) from investments ...........     14,292,094         (1,840,290)             (606,409)
                                                                       -----------        -----------            ----------
Change in net assets resulting from operations ....................    $18,035,359        $ 7,641,439            $3,167,721
                                                                       ===========        ===========            ==========

------------

                       See notes to financial statements

THE ARCH FUND, INC.

                            Statements of Operations
                      For the year ended November 30, 1996


                                                                                    Short-        Missouri        National
                                                                                 Intermediate    Tax-Exempt       Municipal
                                                                                  Municipal         Bond            Bond
                                                                                  Portfolio      Portfolio        Portfolio (a)
                                                                                 -------------  -------------    ------------
Investment Income:
Interest income .............................................................     $1,145,219     $3,995,518      $  748,864
Dividend income .............................................................         32,365         83,249           2,806
                                                                                  ----------     ----------      ----------
          Total Income .....................................................       1,177,584      4,078,767         751,670
                                                                                  ----------     ----------      ----------
Expenses:
Investment advisory fees ....................................................        147,763        327,773          70,255
Administration fees .........................................................         53,732        145,677          25,546
Distribution and services fees-Investor A Shares ............................            114         73,842               3
Distribution and services fees-Investor B Shares ............................              -          6,318               -
Custodian and accounting fees ...............................................         14,335         32,839             525
Legal and audit fees ........................................................          6,944          4,714             750
Organization costs ..........................................................         10,536              -             450
Directors' fees and expenses ................................................          1,086          2,728               -
Transfer agent fees .........................................................          6,560         22,044           4,200
Registration and filing fees ................................................          7,844          1,210               -
Printing costs ..............................................................          8,786          8,355           2,700
Other .......................................................................            438            621              45
Expenses voluntarily reduced ................................................       (174,660)       (97,451)        (88,792)
                                                                                  ----------     ----------      ----------
          Total Expenses ....................................................         83,478        528,670          15,682
                                                                                  ----------     ----------      ----------
Net Investment Income .......................................................      1,094,106      3,550,097         735,988
                                                                                  ----------     ----------      ----------
Realized/Unrealized Gains (Losses) from Investments:
Net realized gains from investment transactions .............................              -         70,177         115,325
Change in unrealized appreciation (depreciation) from investments ...........        (16,660)       (87,057)      1,278,075
                                                                                  ----------     ----------      ----------
Net realized/unrealized gains (losses) from investments .....................        (16,660)       (16,880)      1,393,400
                                                                                  ----------     ----------      ----------
Change in net assets resulting from operations ..............................     $1,077,446     $3,533,217      $2,129,388
                                                                                  ==========     ==========      ==========


------------
(a) For the period from November 18, 1996 (commencement of operations) through November 30, 1996.

                       See notes to financial statements

THE ARCH FUND, INC.


                       Statements of Changes in Net Assets

                                                                     Money Market                        Treasury Money
                                                                      Portfolio                         Market Portfolio
                                                          -----------------------------------   ----------------------------------
                                                              Year               Year                Year               Year
                                                             ended              ended               ended              ended
                                                          November 30,       November 30,        November 30,       November 30,
                                                              1996               1995                1996               1995
                                                        ----------------   -----------------   -----------------   ---------------
From Investment Activities:
Operations:
   Net investment income ............................   $     41,477,587   $      33,761,482   $      11,384,162   $    11,520,298
   Net realized gains (losses) from investment
     transactions ...................................                234              (6,772)             11,653            10,481
                                                        ----------------   -----------------   -----------------   ---------------
Change in net assets resulting from operations ......         41,477,821          33,754,710          11,395,815        11,530,779
                                                        ----------------   -----------------   -----------------   ---------------
Distributions to Investor A shareholders:
   From net investment income .......................         (3,378,057)         (2,861,060)           (214,227)         (132,984)
   From net realized gains ..........................                (21)                  -                (132)                -
   In excess of net realized gains...................               (368)                  -                   -                 -
Distributions to Investor B shareholders:
   From net investment income .......................             (1,099)                  -                   -                 -
Distributions to Trust shareholders:
   From net investment income .......................        (37,166,284)        (30,299,854)        (11,150,554)      (11,386,621)
   From net realized gains ..........................               (205)                  -             (11,519)                -
   In excess of net realized gains...................             (4,060)                  -                (527)                -
Distributions to Institutional shareholders:
   From net investment income .......................           (932,147)           (600,568)            (19,381)             (693)
   From net realized gains ..........................                 (8)                  -                  (2)                -
   In excess of net realized gains...................                (71)                  -                   -                 -
                                                        ----------------   -----------------   -----------------   ---------------

Change in net assets from shareholder distributions..        (41,482,320)        (33,761,482)        (11,396,342)      (11,520,298)
                                                        ----------------   -----------------   -----------------   ---------------
Capital Transactions:
   Proceeds from shares issued ......................      2,299,943,459       1,902,144,644         919,067,677       839,832,064
   Dividends reinvested .............................         14,874,622          11,376,917           3,510,783         3,013,118
   Cost of shares redeemed ..........................     (2,266,756,713)     (1,740,810,431)     (1,038,874,963)     (831,082,824)
                                                        ----------------   -----------------   -----------------   ---------------
Change in net assets from share transactions ........         48,061,368         172,711,130        (116,296,503)       11,762,358
                                                        ----------------   -----------------   -----------------   ---------------
Change in net assets ................................         48,056,869         172,704,358        (116,297,030)       11,772,839
Net Assets:
   Beginning of period ..............................        776,335,690         603,631,332         255,584,990       243,812,151
                                                        ----------------   -----------------   -----------------   ---------------
   End of period ....................................   $    824,392,559   $     776,335,690   $     139,287,960   $   255,584,990
                                                        ================   =================   =================   ===============
Share Transactions:
   Issued ...........................................      2,299,943,459       1,902,144,644         919,067,677       839,832,064
   Reinvested .......................................         14,874,622          11,376,917           3,510,783         3,013,118
   Redeemed .........................................     (2,266,756,713)     (1,740,810,431)     (1,038,874,963)     (831,082,824)
                                                        ----------------   -----------------   -----------------   ---------------
Change in shares ....................................         48,061,368         172,711,130        (116,296,503)       11,762,358
                                                        ================   =================   =================   ===============

------------
                       See notes to financial statements

THE ARCH FUND, INC.


                       Statements of Changes in Net Assets


                                                                 Tax-Exempt                               Growth & Income
                                                           Money Market Portfolio                         Equity Portfolio
                                              --------------------------------------------------  ---------------------------------
                                                  Year           Six months          Year              Year             Year
                                                 ended             ended             ended             ended            ended
                                              November 30,      November 30,        May 31,        November 30,     November 30,
                                                  1996              1995             1995              1996             1995
                                            ----------------- ----------------- ----------------  ---------------- ----------------
From Investment Activities:
Operations:
   Net investment income ................   $    2,853,695   $     1,425,002   $     3,002,806   $    5,818,734   $    5,821,152
   Net realized gains (losses) from
     investment transactions ............                -             4,193              (102)      36,039,992       19,924,501
   Net change in unrealized appreciation
     from investments ...................                -                 -                 -       45,449,749       61,722,240
                                            ---------------  ----------------  ----------------  ---------------  ----------------
Change in net assets resulting from
   operations ...........................        2,853,695         1,429,195         3,002,704       87,308,475       87,467,893
                                            ---------------  ----------------  ----------------  ---------------  ----------------
Distributions to Investor A shareholders:
   From net investment income ...........         (265,973)          (81,409)         (174,372)        (375,855)        (333,955)
   In excess of net investment income ...                -                 -                 -           (1,697)          (4,006)
   From net realized gains ..............                -                 -                 -       (1,443,632)        (202,448)
   In excess of net capital gains .......             (250)                -                 -
Distributions to Investor B shareholders:
   From net investment income ...........                                                               (11,083)          (2,563)
   In excess of net investment income ...                                                                (2,688)             (31)
   From net realized gains ..............                                                               (49,605)               -
Distributions to Trust shareholders:
   From net investment income ...........       (2,587,722)       (1,343,593)       (2,828,434)      (4,795,604)      (5,053,238)
   In excess of net investment income ...                -                 -                 -          (49,002)         (60,612)
   From net realized gains ..............                -                 -                 -      (16,436,950)      (2,589,698)
   In excess of net capital gains .......           (3,631)                -                 -
Distributions to Institutional
   shareholders:
   From net investment income ...........                                                              (636,192)        (431,396)
   In excess of net investment income ...                                                                (1,490)          (5,175)
   From net realized gains ..............                                                            (2,330,241)        (241,715)
                                            ---------------  ----------------  ----------------  ---------------  ---------------
Change in net assets from shareholder
   distributions ........................       (2,857,576)       (1,425,002)       (3,002,806)     (26,134,039)      (8,924,837)
                                            ---------------  ----------------  ----------------  ---------------  ---------------
Capital Transactions:
   Proceeds from shares issued ..........      213,251,311       108,021,357       258,130,980       92,320,506       52,046,659
   Dividends reinvested .................          562,557           216,746           412,936       22,057,938        7,546,386
   Cost of shares redeemed ..............     (183,534,633)     (115,269,717)     (289,306,657)     (65,290,328)     (61,695,190)
                                            ---------------  ----------------  ----------------  ---------------  ---------------
Change in net assets from share
   transactions .........................       30,279,235        (7,031,614)      (30,762,741)      49,088,116       (2,102,145)
                                            ---------------  ----------------  ----------------  ---------------  ---------------
Change in net assets ....................       30,275,354        (7,027,421)      (30,762,843)     110,262,552       76,440,911
Net Assets:
   Beginning of period ..................       83,434,625        90,462,046       121,224,889      352,636,527      276,195,616
                                            ---------------  ----------------  ----------------  ---------------  ---------------
   End of period ........................   $  113,709,979   $    83,434,625   $    90,462,046   $  462,899,079   $  352,636,527
                                            ===============  ================  ================  ===============  ===============
Share Transactions:
   Issued ...............................      213,251,311       108,021,357       258,130,980        5,578,024        3,553,184
   Reinvested ...........................          562,557           216,746           412,936        1,403,626          558,779
   Redeemed .............................     (183,534,633)     (115,269,717)     (289,306,657)      (3,843,934)      (4,212,791)
                                            ---------------  ----------------  ----------------  ---------------  ---------------
Change in shares ........................       30,279,235        (7,031,614)      (30,762,741)       3,137,716         (100,828)


---------------

                       See notes to financial statements

THE ARCH FUND, INC.


                       Statements of Changes in Net Assets

                                                                  Small Cap Equity Portfolio(a)    International Equity Portfolio
                                                                 -------------------------------   ------------------------------
                                                                     Year             Year             Year            Year
                                                                     ended            ended            ended           ended
                                                                  November 30,     November 30,     November 30,    November 30,
                                                                      1996             1995             1996            1995
                                                                 --------------   --------------    -------------   -------------
From Investment Activities:
Operations:
   Net investment income .....................................   $      232,304   $      163,419    $     248,827   $     114,721
   Net realized gains (losses) from investment transactions ..       13,981,122       13,478,311         (931,659)        905,432
   Net realized gains (losses) from foreign currency
     transactions ............................................                                          3,133,420      (1,899,048)
   Net change in unrealized appreciation from investments ....        3,579,525        8,231,506        4,679,792       4,500,515
   Change in unrealized depreciation from translation of
     assets and liabilities in foreign currencies ............                                         (1,058,982)       (595,181)
                                                                 --------------   --------------    -------------   -------------
Change in net assets resulting from operations ...............       17,792,951       21,873,236        6,071,398       3,026,439
                                                                 --------------   --------------    -------------   -------------
Distributions to Investor A shareholders:
   In excess of net investment income ........................           (6,160)               -                -               -
   From net realized gains ...................................       (1,177,710)        (831,483)               -            (261)
   Tax return of capital .....................................                -                -                -          (1,179)
Distributions to Investor B shareholders:
   From net realized gains ...................................          (51,148)               -                -               -
Distributions to Trust shareholders:
   From net investment income ................................         (214,557)               -                -               -
   From net realized gains ...................................      (11,321,459)      (5,902,352)               -          (7,793)
   Tax return of capital .....................................                -                -                -         (35,169)
Distributions to Institutional shareholders:
   In excess of net investment income ........................          (13,982)               -                -               -
   From net realized gains ...................................       (1,397,709)        (432,261)               -             (71)
   Tax return of capital .....................................                -                -                -            (318)
                                                                 --------------   --------------    -------------   -------------
Change in net assets from shareholder distributions ..........      (14,182,725)      (7,166,096)               -         (44,791)
                                                                 --------------   --------------    -------------   -------------
Capital Transactions:
   Proceeds from shares issued ...............................       79,498,432       70,516,196       23,675,008      16,109,115
   Dividends reinvested ......................................       12,406,113        5,971,760                -          28,077
   Cost of shares redeemed ...................................      (51,937,381)     (12,457,399)      (8,420,843)     (3,928,946)
                                                                 --------------   --------------    -------------   -------------
Change in net assets from share transactions .................       39,967,164       64,030,557       15,254,165      12,208,246
                                                                 --------------   --------------    -------------   -------------
Change in net assets .........................................       43,577,390       78,737,697       21,325,563      15,189,894
Net Assets:
   Beginning of period .......................................      172,960,146       94,222,449       39,924,497      24,734,603
                                                                 --------------   --------------    -------------   -------------
   End of period .............................................   $  216,537,536   $  172,960,146    $  61,250,060   $  39,924,497
                                                                 ==============   ==============    =============   =============
Share Transactions:
   Issued ....................................................        6,245,178        5,411,069        2,083,892       1,588,686
   Reinvested ................................................        1,012,913          549,194                -           2,857
   Redeemed ..................................................       (4,004,332)        (975,925)        (724,654)       (386,418)
                                                                 --------------   --------------    -------------   -------------
Change in shares .............................................        3,253,759        4,984,338        1,359,238       1,205,125
                                                                 ==============   ==============    =============   =============

------------
(a)  Formerly Emerging Growth Portfolio.

                       See notes to financial statements

THE ARCH FUND, INC.


                       Statements of Changes in Net Assets


                                                                                                    Government & Corporate Bond
                                                                       Balanced Portfolio                    Portfolio
                                                                --------------------------------- ---------------------------------
                                                                    Year              Year             Year             Year
                                                                   ended             ended            ended            ended
                                                                November 30,      November 30,     November 30,     November 30,
                                                                    1996              1995             1996             1995
                                                               ---------------- ----------------- ---------------- ----------------
From Investment Activities:
Operations:
   Net investment income ....................................   $    3,743,265   $    3,284,357   $    9,481,729   $    9,249,020
   Net realized gains (losses) from investment transactions .        7,057,146        4,625,170        1,012,372       (1,171,676)
   Net change in unrealized appreciation (depreciation) from
     investments ............................................        7,234,948       14,959,325       (2,852,662)      14,042,027
                                                                ---------------  ---------------  ---------------  ----------------
Change in net assets resulting from operations ..............       18,035,359       22,868,852        7,641,439       22,119,371
                                                                ---------------  ---------------  ---------------  ----------------
Distributions to Investor A shareholders:
   From net investment income ...............................         (235,477)        (224,231)        (325,323)        (309,012)
   From net realized gains ..................................         (306,345)               -          (10,112)               -
Distributions to Investor B shareholders:
   From net investment income ...............................           (4,068)            (225)         (18,810)          (1,688)
   From net realized gains ..................................           (1,338)               -             (207)               -
Distributions to Trust shareholders:
   From net investment income ...............................       (2,248,807)      (2,182,251)      (8,420,741)      (8,521,373)
   From net realized gains ..................................       (2,656,748)               -         (232,344)               -
Distributions to Institutional shareholders:
   From net investment income ...............................       (1,181,916)        (790,342)        (716,855)        (416,947)
   From net realized gains ..................................       (1,351,994)               -          (17,276)               -
                                                                ---------------  ---------------  ---------------  ----------------
Change in net assets from shareholder distributions .........       (7,986,693)      (3,197,049)      (9,741,668)      (9,249,020)
                                                                ---------------  ---------------  ---------------  ----------------
Capital Transactions:
   Proceeds from shares issued ..............................       25,923,740       26,225,962       42,646,634       22,004,332
   Dividends reinvested .....................................        7,792,122        3,130,438        5,921,069        6,496,071
   Cost of shares redeemed ..................................      (35,443,035)     (26,478,191)     (27,482,599)     (42,323,482)
                                                                ---------------  ---------------  ---------------  ----------------
Change in net assets from share transactions ................       (1,727,173)       2,878,209       21,085,104      (13,823,079)
                                                                ---------------  ---------------  ---------------  ----------------
Change in net assets ........................................        8,321,493       22,550,012       18,984,875         (952,728)
Net Assets:
   Beginning of period ......................................      117,879,676       95,329,664      142,756,026      143,708,754
                                                                ---------------  ---------------  ---------------  ----------------
   End of period ............................................   $  126,201,169   $  117,879,676   $  161,740,901   $  142,756,026
                                                                ===============  ===============  ===============  ================
Share Transactions:
   Issued ...................................................        2,238,696        2,500,588        4,197,687        2,156,859
   Reinvested ...............................................          684,060          299,781          580,294          646,557
   Redeemed .................................................       (3,006,390)      (2,584,883)      (2,689,747)      (4,153,696)
                                                                ---------------  ---------------  ---------------  ----------------
Change in shares ............................................          (83,634)         215,486        2,088,234       (1,350,280)
                                                                ===============  ===============  ===============  ================

                       See notes to financial statements

THE ARCH FUND, INC.


                       Statements of Changes in Net Assets


                                                                           U.S. Government                Short-Intermediate
                                                                         Securities Portfolio             Municipal Portfolio
                                                                   ------------------------------    ----------------------------
                                                                         Year            Year            Year          July 10,
                                                                         ended           ended           ended         1995 to
                                                                     November 30,    November 30,    November 30,    November 30,
                                                                         1996            1995            1996          1995 (a)
                                                                     ------------    ------------    ------------    ------------
From Investment Activities:
Operations:
   Net investment income .........................................   $   3,774,130   $   2,914,916   $   1,094,106   $     264,700
   Net realized gains (losses) from investment transactions ......        (408,957)        588,948               -               -
   Net change in unrealized appreciation (depreciation) from
     investments .................................................        (197,452)      2,891,528         (16,660)        224,139
                                                                     --------------  --------------  --------------  --------------
Change in net assets resulting from operations ...................       3,167,721       6,395,392       1,077,446         488,839
                                                                     --------------  --------------  --------------  --------------
Distributions to Investor A shareholders:
   From net investment income ....................................        (445,187)       (543,517)         (1,458)              -
   In excess of net realized gains ...............................         (27,732)              -               -               -
Distributions to Investor B shareholders:
   From net investment income ....................................         (12,608)           (603)              -               -
   In excess of net realized gains ...............................            (165)              -               -               -
Distributions to Trust shareholders:
   From net investment income ....................................      (3,231,786)     (2,346,666)     (1,092,648)       (264,700)
   In excess of net realized gains ...............................        (154,647)              -               -               -
Distributions to Institutional shareholders:
   From net investment income ....................................         (84,549)        (24,130)              -               -
   In excess of net realized gains ...............................          (2,281)              -               -               -
                                                                     --------------  --------------  --------------  --------------
Change in net assets from shareholder distributions ..............      (3,958,955)     (2,914,916)     (1,094,106)       (264,700)
                                                                     --------------  --------------  --------------  --------------
Capital Transactions:
   Proceeds from shares issued ...................................      20,374,470      12,388,111       9,484,969      23,945,082
   Dividends reinvested ..........................................       2,512,482       2,029,261          64,963           9,378
   Cost of shares redeemed .......................................      (6,672,311)     (6,345,525)     (3,763,873)       (424,913)
                                                                     --------------  --------------  --------------  --------------
Change in net assets from share transactions .....................      16,214,641       8,071,847       5,786,059      23,529,547
                                                                     --------------  --------------  --------------  --------------
Change in net assets .............................................      15,423,407      11,552,323       5,769,399      23,753,686

Net Assets:
   Beginning of period ...........................................      54,400,253      42,847,930      23,753,686               -
                                                                     --------------  --------------  --------------  --------------
   End of period .................................................   $  69,823,660   $  54,400,253   $  29,523,085   $  23,753,686
                                                                     ==============  ==============  ==============  ==============
Share Transactions:
   Issued ........................................................       1,922,232       1,156,552         944,068       2,399,958
   Reinvested ....................................................         236,847         193,708           6,499             938
   Redeemed ......................................................        (627,360)       (599,690)       (377,354)        (42,604)
                                                                     --------------  --------------  --------------  --------------
Change in shares .................................................       1,531,719         750,570         573,213       2,358,292
                                                                     ==============  ==============  ==============  ==============

------------
(a)  Period from commencement of operations.

                       See notes to financial statements

THE ARCH FUND, INC.


                       Statements of Changes in Net Assets

                                                                                                                    National
                                                                         Missouri Tax-Exempt                     Municipal Bond
                                                                           Bond Portfolio                          Portfolio
                                                           -------------------------------------------------   -------------------
                                                                Year          Six months          Year            November 18,
                                                                ended            ended            ended             1996 to
                                                            November 30,     November 30,        May 31,          November 30,
                                                                1996             1995             1995              1996(a)
                                                           ---------------- ----------------  --------------   -------------------
From Investment Activities:
Operations:
   Net investment income ...............................      $ 3,550,097      $ 1,654,275       $ 3,690,016      $    735,988
   Net realized gains (losses) from investment
     transactions ......................................           70,177            1,611          (190,330)          115,325
   Net change in unrealized appreciation (depreciation)
     from investments ..................................          (87,057)       1,343,976         2,083,405         1,278,075
                                                              ------------     ------------      ------------     -------------
Change in net assets resulting from operations .........        3,533,217        2,999,862         5,583,091         2,129,388
                                                              ------------     ------------      ------------     -------------
Distributions to Investor A shareholders:
   From net investment income ..........................       (1,169,732)        (565,623)       (1,301,629)               (4)
   From net realized gains .............................                -                -           (19,180)                -
Distributions to Investor B shareholders:
   From net investment income ..........................          (25,005)          (5,588)             (593)               (3)
Distributions to Trust shareholders:
   From net investment income ..........................       (2,355,360)      (1,083,064)       (2,387,794)         (735,973)
   From net realized gains .............................                -                -           (31,970)                -
                                                              ------------     ------------      ------------     -------------
Change in net assets from shareholder distributions ....       (3,550,097)      (1,654,275)       (3,741,166)         (735,980)
                                                              ------------     ------------      ------------     -------------
Capital Transactions:
   Proceeds from shares issued .........................       18,205,943        8,449,317        13,215,405       314,008,996
   Dividends reinvested ................................        1,325,915          610,700         1,366,231                 -
   Cost of shares redeemed .............................      (10,722,765)      (6,221,755)      (23,338,004)       (4,987,761)
                                                              ------------     ------------      ------------     -------------
Change in net assets from share transactions ...........        8,809,093        2,838,262        (8,756,368)      309,021,235
                                                              ------------     ------------      ------------     -------------
Change in net assets ...................................        8,792,213        4,183,849        (6,914,443)      310,414,643
Net Assets:
   Beginning of period .................................       72,931,512       68,747,663        75,662,106                 -
                                                              ------------     ------------      ------------     -------------
   End of period .......................................      $81,723,725      $72,931,512       $68,747,663      $310,414,643
                                                              ============     ============      ============     =============
Share Transactions:
   Issued ..............................................        1,584,195          735,228         1,199,549        31,400,289
   Reinvested ..........................................          114,877           53,264           124,846                 -
   Redeemed ............................................         (921,381)        (540,692)       (2,158,695)         (498,183)
                                                              ------------     ------------      ------------     -------------
Change in shares .......................................          777,691          247,800          (834,300)       30,902,106
                                                              ============     ============      ============     =============

------------
(a)  Period from commencement of operations.

                       See notes to financial statements

THE ARCH FUND, INC.
Money Market Portfolio

               Schedule of Portfolio Investments
                      November 30, 1996

 Principal                Security                Amortized
   Amount               Description                  Cost
-------------  -------------------------------  ---------------
Certificates of Deposit (6.1%):
25,000,000     Bayerische Landesbank Co.,
                  5.43%, 6/9/97..............   $   25,001,862
25,000,000     Fifth Third Bank, 5.36%,
                  1/30/97....................       25,000,000
                                                ---------------
   Total Certificates of Deposit                    50,001,862
                                                ---------------
Commercial Paper (70.9%):
Automotive (2.4%):
20,000,000     Daimler-Benz, 5.27%, 12/2/96..       19,997,072
                                                ---------------
Beverages (1.8%):
14,823,000     PepsiCo, 5.25%, 12/6/96.......       14,812,192
                                                ---------------
Chemicals (1.8%):
15,000,000     Air Products & Chemicals,
                  Inc., 5.28%, 3/19/97.......       14,762,400
                                                ---------------
Computers (2.2%):
18,500,000     Texas Instruments, 5.32%,
                  12/2/96....................       18,497,266
                                                ---------------
Conglomerates (4.8%):
40,000,000     J.P. Morgan, 5.26%,
                  12/2/96....................       39,994,155
                                                ---------------
Consumer Goods & Services (1.2%):
10,000,000     May Department Stores, 5.26%,
                  12/2/96....................        9,998,539
                                                ---------------
Electrical & Electronic (9.8%):
20,000,000     CSC Enterprises, 5.30%,
                  12/2/96....................       19,997,056
 7,342,000     CSC Enterprises, 5.33%,
                  12/4/96....................        7,338,739
25,800,000     Duracell International, Inc.,
                  5.25%, 12/2/96.............       25,796,238
10,000,000     Intel Corp., 5.24%, 12/9/96...        9,988,356
17,750,000     Texas Instruments, 5.36%,
                  1/15/97....................       17,631,075
                                                ---------------
                                                    80,751,464
                                                ---------------
Entertainment (1.8%):
15,000,000     Walt Disney, 5.25%, 12/9/96...
                                                    14,982,500
                                                ---------------

  Principal              Security                 Amortized
   Amount              Description                   Cost
------------- -------------------------------   ---------------
Commercial Paper, continued:
Finance (15.4%):
40,000,000     Dillards Investment, 5.27%,
                 12/20/96...................    $   39,888,744
 8,000,000     General Electric Capital

                 Services, 5.55%, 12/16/96..         7,981,500
 6,000,000     General Electric Capital
                 Services, 5.30%*, 4/28/97..         5,869,267
16,000,000     Hershey's, 5.80%, 12/2/96....        15,997,422
20,000,000     Morgan Stanley, 5.31%,
                 2/14/97....................        19,778,750
13,515,000     Motorola Credit, 5.24%,
                 12/19/96...................        13,479,591
23,796,000     Transamerica Corp., 5.27%,
                 12/5/96....................        23,782,066
                                                 --------------
                                                   126,777,340
                                                 --------------
Grain Mill Products (1.5%):
12,189,000     General Mills, 5.35%, 12/2/96.       12,186,985
                                                 --------------
Greeting Cards (2.3%):
19,000,000     American Greetings Corp.,
                 5.27%, 12/20/96.............       18,947,154
                                                 --------------
Insurance (3.8%):
 6,000,000     Aetna Services, Inc., 5.35%,
                 12/4/96.....................        5,997,325
20,000,000     Aetna Services, Inc., 5.28%,
                 12/18/96....................       19,950,133
 5,000,000     Aetna Services, Inc., 5.30%,
                 12/18/96....................        4,987,486
                                                 --------------
                                                    30,934,944
                                                 --------------
Leasing (3.6%):
16,900,000     International Lease Finance,
                 5.55%, 1/15/97..............       16,782,756
13,000,000     Puerto Hampshire Corp.,
                 5.50%, 12/2/96..............       12,998,014
                                                 --------------
                                                    29,780,770
                                                 --------------
Oil & Gas Exploration Production & Services (4.6%):
15,000,000     Petrofina, 5.30%, 12/5/96.....       14,991,167
23,000,000     Texaco, 5.23%, 12/31/96.......       22,899,758
                                                 --------------
                                                    37,890,925
                                                 --------------


                                   Continued

THE ARCH FUND, INC.
Money Market Portfolio


                 Schedule of Portfolio Investments, Continued
                               November 30, 1996


 Principal                Security                Amortized
   Amount               Description                  Cost
-------------  -------------------------------  ---------------
Commercial Paper, continued:
Photography (2.2%):
18,000,000   Xerox Corp., 5.32%,
                12/13/96.....................   $   17,968,080
                                                ---------------
Printing & Publishing (4.4%):
14,180,000   Mcgraw-Hill, 5.33%, 12/31/96....       14,117,017

22,000,000   Mcgraw-Hill, 5.30%, 2/3/97......       21,792,711
                                                ---------------
                                                    35,909,728
                                                ---------------
Telecommunications (4.7%):
23,000,000   Ameritech Corp., 5.24%,
                12/31/96.....................       22,899,567
15,705,000   Southwestern Bell, 5.35%,
                12/31/96.....................       15,634,982
                                                ---------------
                                                    38,534,549
                                                ---------------
Transportation & Shipping (2.7%):
22,225,000   Matson Navigation, 5.31%,
                1/15/97......................       22,077,482
                                                ---------------
 Total Commercial Paper                            584,803,545
                                                ---------------
Corporate Bonds (7.6%):
Banking (1.8%):
15,000,000   Huntington Bank, 5.36%*,
                12/2/96......................       14,999,978
                                                ---------------
Financial Services (4.8%):
20,000,000   CIT Group Holdings, 5.30%*,
                12/23/96.....................       19,998,803
20,000,000   Merrill Lynch, 5.56%*, 10/1/97
                                                    20,000,000
                                                ---------------
                                                    39,998,803
                                                ---------------


 Principal               Security                 Amortized
   Amount              Description                   Cost
------------- -------------------------------   ---------------
Corporate Bonds, continued:
Industrial Goods & Services (1.0%):
 8,000,000   EI DuPont Nemour, 5.80%,
                12/12/96.....................   $    7,999,963
                                                ---------------
 Total Corporate Bonds                              62,998,744
                                                ---------------
Medium Term Note (2.4%):
Finance (2.4%):
20,000,000   Bear Stearns Co., 5.41%*,
                10/14/97.....................       20,000,000
                                                ---------------

 Total Medium Term Note                             20,000,000
                                                ---------------
U.S. Government Agencies (11.9%):
Federal Farm Credit Bank:
20,000,000   5.22%, 3/3/97 ..................       20,000,000
20,000,000   5.85%, 8/1/97 ..................       20,012,614
Federal Home Loan Mortgage Corp.:
15,000,000   7.88%, 12/20/96 ................       15,017,584
Federal National Mortgage Association:
33,500,000   5.40%, 12/6/96 .................       33,474,875
Student Loan Marketing Assoc.:
10,000,000   5.35%*, 12/20/96 ...............       10,000,000
                                                ---------------
 Total U.S. Government Agencies                     98,505,073
                                                ---------------
U.S. Treasury Notes (3.5%):
29,156,000   7.50%, 12/31/96.................       29,207,355
                                                ---------------
 Total U.S. Treasury Notes                          29,207,355
                                                ---------------
 Total (Cost-$845,516,579)(a)                   $  845,516,579
                                                ===============

------------
Percentages indicated are based on net assets of $824,392,559.

* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected in the Schedule of Portfolio Investments is the rate in effect at November 30, 1996.

(a)  Cost for federal income tax and financial reporting purposes are the same.

                      See notes to financial statements

THE ARCH FUND, INC.
Treasury Money Market Fund

                       Schedule of Portfolio Investments
                               November 30, 1996



 Principal                Security                Amortized
   Amount               Description                  Cost
-------------  -------------------------------  --------------
U.S. Treasury Bills (100.4%):
16,408,000     12/12/96......................   $   16,383,108
51,801,000     12/19/96......................       51,668,324
18,834,000     1/9/97........................       18,732,299
 2,014,000     1/23/97.......................        1,999,204
14,101,000     2/6/97........................       13,969,782
 4,147,000     2/27/97.......................        4,096,416


 Principal               Security                 Amortized
   Amount              Description                  Cost
------------- -------------------------------  ----------------
U.S. Treasury Bills, continued:
 7,859,000     3/6/97........................   $    7,754,273
25,655,000     3/20/97.......................       25,262,728
                                                ---------------
   Total U.S. Treasury Bills                       139,866,134
                                                ---------------
   Total (Cost--$139,866,134)(a)                $  139,866,134
                                                ===============

-----------
Percentages indicated are based on net assets of $139,287,960.

(a)  Cost for federal income tax and financial reporting purposes are the same.

                       See notes to financial statements

THE ARCH FUND, INC.
Tax-Exempt Money Market Portfolio

                       Schedule of Portfolio Investments
                               November 30, 1996

  Shares
    or
 Principal               Security                 Amortized
  Amount               Description                   Cost
---------- ---------------------------------  ---------------
Municipal Bond (99.9%):
Alabama (4.4%):
4,000,000  Parrish Alabama Industrial
              Development Board, 4.10%*,
              6/1/15 ......................   $    4,000,000
1,000,000  Phenix County Alabama, 4.00%*,
              12/1/15 .....................        1,000,000
                                              ---------------
                                                   5,000,000
                                              ---------------
Arizona (2.2%):
  975,000  Chandler, 3.55%*, 12/1/02 ......          975,000
1,500,000  Maricopa County Arizona,
              4.00%*, 12/1/08 .............        1,500,000
                                              ---------------
                                                   2,475,000
                                              ---------------
Delaware (2.6%):
3,000,000  Delaware St. Ciba-Geigy,
              4.15%*, 3/1/26 ..............        3,000,000
                                              ---------------
Florida (1.4%):
1,500,000  Florida State Board of
              Education, 7.63%, 6/1/09,
              Prerefunded @ 102, 6/1/97....        1,558,511
                                              ---------------
Georgia (11.6%):
5,000,000  Burke County, Development
              Authority Pollution Control,
              4.10%*, 9/1/26 ..............        5,000,000
3,200,000  Georgia Gas Authority, 3.70%,
              2/12/97** ...................        3,200,000
5,000,000  Monroe County, 4.10%*,
              7/1/25 ......................        5,000,000
                                              ---------------
                                                  13,200,000
                                              ---------------
Illinois (4.4%):
1,000,000  Chicago, O'Hare International
              Airport, 4.10%*, 12/1/17 ....        1,000,000
4,000,000  Chicago, O'Hare International
              Airport, 4.10%*, 12/1/17 ....        4,000,000
                                              ---------------
                                                   5,000,000
                                              ---------------
Iowa (4.2%):
2,100,000  Iowa Finance Authority Cedar
              River, 4.15%*, 6/1/24 .......        2,100,000

2,700,000  Iowa Finance Authority Cedar
              River, 4.15%*, 5/1/25 .......        2,700,000
                                              ---------------
                                                   4,800,000
                                              ---------------
Kentucky (3.5%):
4,000,000  Daviess County Kentucky Solid
              Waste Scott Paper Co.,
              4.20%*, 12/1/23 .............        4,000,000
                                              ---------------

Louisiana (9.4%):
3,300,000  Calcasieu Parish, 4.10%*,
              2/1/16 ......................        3,300,000
1,000,000  East Baton Rouge Parish
              Pollution Control, 4.00%*,
              3/1/22 ......................        1,000,000
1,900,000  Louisiana Public Facilities,
              3.60%*, 9/1/15 ..............        1,900,000
  500,000  West Feliciana Parish Louisiana
              Pollution Control Rev.,
              4.05%*, 4/1/16 ..............          500,000
4,000,000  West Felincia Parish, Gulf
              States Utilities, 4.05%*,
              12/1/15 .....................        4,000,000
                                              ---------------
                                                  10,700,000
                                              ---------------
Minnesota (4.8%):
3,000,000  Becker Northern States Power,
              3.55%, 2/11/97** ............        3,000,000
2,450,000  Minneapolis PCR, 3.70%*,
              3/1/11.......................        2,450,000
                                              ---------------
                                                   5,450,000
                                              ---------------
Mississippi (2.1%):
2,400,000  Perry County PCR, 4.00%*,
              3/1/02 ......................        2,400,000
                                              ---------------
Missouri (11.7%):
3,000,000  Missouri Health & Educational
              Facilities Authority,
              3.55%*, 12/1/19 .............        3,000,000
2,800,000  Missouri Health & Educational
              Facilities Authority,
              3.55%*, 12/1/15 .............        2,800,000

                                   Continued

THE ARCH FUND, INC.
Tax-Exempt Money Market Portfolio

                       Schedule of Portfolio Investments
                               November 30, 1996


  Shares
    or
Principal               Security                Amortized
  Amount               Description                Cost
---------  ---------------------------------  ------------

Municipal Bond, continued:
Missouri (11.7%):
2,000,000  Missouri Health & Educational
            Facilities Authority, 3.60%*,
            6/1/06..........................  $  2,000,000
3,500,000  Missouri State Environmental
            Improvement, 3.65%,
            6/1/97**........................     3,500,000
1,000,000  Missouri State Health &
            Educational Facs Revenue,
            3.60%*, 9/1/10..................     1,000,000
1,000,000  Monsanto County, 3.65%*,
            6/1/23..........................     1,000,000
                                              ------------
                                                13,300,000
                                              ------------
Montana (3.4%):
2,200,000  Forsyth Montana PCR Series B,
            3.60%*, 6/1/13..................     2,200,000
1,600,000  Forsyth PCR, 3.70%*, 6/1/13......     1,600,000
                                              ------------
                                                 3,800,000
                                              ------------
New Mexico (3.0%):
3,400,000  Farmington PCR, 4.00%*,
            9/1/24..........................     3,400,000
                                              ------------
North Carolina (4.3%):
4,900,000  North Carolina Medical Care
            Commission Hospital Revenue
            Series A, 4.05%*, 10/1/20.......     4,900,000
                                              ------------
Tennessee (2.3%):
2,650,000  Bradley County, 4.10%*,
            11/1/17.........................     2,650,000
                                              ------------
Texas (17.0%):
1,700,000  Angelina & Neches River
            Authority, 4.10%*, 5/1/14.......     1,700,000
2,000,000  Angelina & Neches River
            Authority, 4.10%*, 5/1/14.......     2,000,000
4,500,000  Harris County Health Care Fac.,
            4.10%*, 12/1/25.................     4,500,000
3,000,000  Houston Texas, 4.50%,
            6/30/97.........................     3,009,992
3,900,000  North Central Health, 4.20%*,
            10/1/15.........................     3,900,000
2,200,000  Port Corpus Christi, Nueces
            County Marine Trem, 3.35%*,
            9/1/14..........................     2,200,000
2,000,000  Texas State - Tax and Revenue
            Anticipation Notes, 4.75%,
            8/29/97.........................     2,011,138
                                              ------------
                                                19,321,130

                                              ------------
Utah (1.8%):
2,000,000  Salt Lake City Utah Pollution
            Control, 4.10%, 8/1/07**........     2,000,000
                                              ------------
Washington (5.8%):
4,000,000  King County Washington, 3.60%*,
            2/13/97.........................     4,000,000
2,600,000  Washington St. Hlth, 4.00%*,
            10/1/05.........................     2,600,000
                                              ------------
                                                 6,600,000
                                              ------------
 Total Municipal Bond                          113,554,641
                                              ------------
Investment Companies (0.0%):
    1,000  Federated Tax-Free Trust Fund....         1,000
    1,000  Nuveen Tax-Exempt Money Market
            Fund............................         1,000
                                              ------------
 Total Investment Companies                          2,000
                                              ------------
 Total (Cost--$113,556,641)(a)                $113,556,641
                                              ============

--------------
Percentages indicated are based on net assets of $113,709,979.
* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market Interest rates. The rate reflected in the Schedule of Portfolio Investments is the rate in effect at November 30, 1996.
** Put and demand features exist allowing the fund to require the repurchase of the investment within variable time periods ranging from daily, weekly, monthly or semi-annually. Maturity date reflects the next put date.
(a)  Cost for federal income tax and financial reporting purposes are the same.
PCR--Pollution Control Revenue

                       See notes to financial statements

THE ARCH FUND, INC.
Growth and Income Equity Portfolio


                       Schedule of Portfolio Investments
                               November 30, 1996



   Shares
     or
 Principal                Security                 Market
   Amount               Description                Value
-----------  -------------------------------  --------------
Commercial Paper (2.9%):
Telecommunications (2.9%):
13,365,000   Ameritech Corp., 5.88%,
                12/2/96....................   $   13,362,816
                                              --------------
 Total Commercial Paper                           13,362,816
                                              --------------
Common Stocks (96.9%):
Airlines (1.4%):
   257,000   Southwest Airlines............        6,360,750
                                              --------------
Banking (2.3%):
   114,600   Chase Manhattan Corp. ........       10,829,700
                                              --------------
Banking & Financial Services (2.3%):
   155,000   Crestar Financial Corp. ......       10,791,875
                                              --------------
Beverages (1.9%):
   288,000   PepsiCo, Inc. ................        8,604,000
                                              --------------
Business Services (1.7%):
   200,000   First Data Corp.(c)...........        7,975,000
                                              --------------
Chemicals (5.7%):
   235,000   Millipore Corp. ..............        9,605,625
   170,000   Morton International, Inc. ...        6,863,750
   200,000   Praxair, Inc. ................        9,725,000
                                              --------------
                                                  26,194,375
                                              --------------
Containers & Packaging (2.1%):
   138,552   Avery Dennison................        9,785,235
                                              --------------
Electrical Equipment (4.5%):
   111,000   General Electric Co. .........       11,544,000
   116,914   Grainger W.W., Inc. ..........        9,294,663
                                              --------------
                                                  20,838,663
                                              --------------
Financial Services (6.7%):
   200,000   First USA, Inc.(c)............        6,575,000
   250,000   Green Tree Financial Corp. ...       10,468,750
   176,935   PMI Group.(c).................       10,262,230
   132,000   United Companies Financial
                Corp.(c)...................        3,943,500
                                               -------------
                                                  31,249,480
                                              --------------
Food Processing (5.9%):
   255,000   H. J. Heinz Co.(c)............        9,658,125
   320,000   IBP, Inc. ....................        7,920,000
   250,000   Sara Lee Corp. ...............        9,812,500
                                              --------------
                                                  27,390,625
                                              --------------

Health Care--General (2.2%):
    88,058   Bristol Myers Squibb Co.(c)...       10,016,598
                                              --------------
Informational Services (1.1%):
   155,000   Analog Devices, Inc.(b)(c)....        4,979,375
                                              --------------
Machinery & Equipment (1.6%):
   415,000   McDermott International, Inc..        7,366,250
                                              --------------
Manufacturing-Consumer Goods (4.9%):
   185,000   Crown Cork & Seal Co., Inc....        9,805,000
   280,000   Newell Co. ...................        8,680,000
   185,157   Whitman Corp. ................        4,258,611
                                              --------------
                                                  22,743,611
                                              --------------
Medical Equipment & Supplies (2.1%):
   156,000   Allergan......................        5,011,500
   177,000   CR Bard.......................        4,956,000
                                              --------------
                                                   9,967,500
                                              --------------
Medical-Hospital Services (1.8%):
   213,000   Columbia/HCA Healthcare Corp.
                                                   8,520,000
                                              --------------
Oil & Gas Equipment/Services (3.8%):
   321,300   Dresser Industries, Inc.(c)...       10,522,575
   160,000   Tidewater, Inc. ..............        7,000,000
                                              --------------
                                                  17,522,575
                                              --------------
Oil & Gas Exploration Production & Services (5.9%):
   175,000   Murphy Oil Corp. .............        8,925,000
   254,000   Ultramar Corp. ...............        8,064,500
   459,100   Union Texas Petroleum
                Holdings, Inc. ............       10,214,975
                                               -------------
                                                  27,204,475
                                              --------------
Pharmaceuticals (13.1%):
   160,000   Abbott Laboratories...........        8,920,000
   140,000   American Home Products Corp. .
                                                   8,995,000
   160,000   Eli Lilly & Co. ..............       12,239,999
   100,000   Pfizer, Inc. .................        8,962,500
   166,678   Schering Plough Corp. ........       11,875,807
   140,000   Smithkline Beecham PLC,
                ADR. ......................        9,642,500
                                              --------------
                                                  60,635,806
                                              --------------


                                   Continued

THE ARCH FUND, INC.
Growth and Income Equity Portfolio


                 Schedule of Portfolio Investments, Continued
                               November 30, 1996


   Shares
     or
 Principal                Security                  Market
   Amount               Description                 Value
-----------  -------------------------------  --------------
Common Stocks, continued:
Railroads (1.9%):
   100,000   Burlington Northern Santa Fe     $    8,987,500
                                              ---------------
Retail Stores (3.6%):
   162,000   Home Depot, Inc...............        8,444,250
   321,363   Wal-Mart Stores, Inc..........        8,194,757
                                              ---------------
                                                  16,639,007
                                              ---------------
Retail Stores - Grocery (1.0%):
   128,500   Albertson's Inc...............        4,481,438
                                              ---------------
Technology (6.5%):
   208,000   Automatic Data Processing,
                Inc........................        8,918,000
    70,000   Microsoft(b)..................       10,981,250
   186,500   Motorola, Inc.................       10,327,438
                                              ---------------
                                                  30,226,688
                                              ---------------
Tobacco (1.8%):
    80,000   Philip Morris Cos., Inc.......        8,250,000
                                              ---------------
Utilities - Electric (3.8%):
   227,800   Central & South West Corp.....        6,093,650
   202,000   Cinergy Corp.(c)..............        6,767,000
   140,500   Western Resources, Inc.(c)....        4,443,313
                                              ---------------
                                                  17,303,963
                                              ---------------
Utilities - Oil & Gas (2.2%):
   250,000   Vastar Resources..............       10,031,250
                                              ---------------
Utilities - Telecommunications (3.3%):
   178,000   AT&T Corp.....................        6,986,500
   186,000   GTE Corp......................        8,346,750
                                              ---------------
                                                  15,333,250
                                              ---------------
Wholesale Distribution (1.8%):
   239,935   Sysco Corp....................        8,187,782
                                              ---------------
 Total Common Stocks                             448,416,771
                                              ---------------
Investment Companies (1.1%):
 5,168,000   Cash Assets Trust Money
                Market Fund................        5,168,000
                                              ---------------
 Total Investment Companies                        5,168,000
                                              ---------------
 Total (Cost--$361,437,050)(a)                $  466,947,587
                                              ===============

------------
Percentages indicated are based on net assets of $462,899,079.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $1,286,000. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

               Unrealized appreciation ........................  $108,084,975
               Unrealized depreciation ........................    (3,860,240)
                                                                 ------------
               Net unrealized appreciation ....................  $104,224,735
                                                                 ============

(b)  Represents non-income producing securities.
(c)  A portion of this security was loaned as of November 30, 1996.

ADR--American Depository Receipt

                       See notes to financial statements

THE ARCH FUND, INC.
Small Cap Equity Portfolio*


                       Schedule of Portfolio Investments
                               November 30, 1996



  Shares
    or
 Principal              Security                   Market
  Amount              Description                  Value
---------- ---------------------------------  ---------------
Commercial Paper (1.7%):
Telecommunications (1.7%):
3,593,000  Ameritech Corp., 5.88%,
            12/2/96.........................  $    3,592,413
                                              --------------
 Total Commercial Paper                            3,592,413
                                              --------------
Common Stocks (97.9%):
Airlines (0.8%):
  114,800  Skywest, Inc.(c).................       1,650,250
                                              --------------
Banking (6.3%):
   50,000  First Commerce Corp.(c)..........       1,968,750
   40,000  First Financial Corp.............       1,195,000
  120,000  Signet Banking Corp..............       3,630,000
   50,000  Standard Federated Bank..........       2,818,750
  100,000  Union Planters Corp.(c)..........       4,137,500
                                              --------------
                                                  13,750,000
                                              --------------
Beverages - Foreign (3.0%):
  137,823  Canadaigua Wine, Inc.,
              Class A(b)....................       3,721,221
   75,000  Mondavi Robert Corp.
              Class A(b)(c).................       2,737,500
                                              --------------
                                                   6,458,721
                                              --------------
Broadcasting (1.0%):
   70,000  Evergreen Media Corp.(b)(c)......       1,732,500
   75,000  Paxson Communications Corp.(b)...         515,625
                                              --------------
                                                   2,248,125
                                              --------------
Chemicals (3.2%):
   75,000  Cytec Industries, Inc.(b)........       2,775,000
  198,000  Hanna (M.A.) Co..................       4,182,750
                                              --------------
                                                   6,957,750
                                              --------------
Coal (0.5%):
   56,250  Zeigler Coal Holding Co..........       1,033,594
                                              --------------
Commercial Services (2.3%):
  100,000  NFO Research, Inc.(b)............       2,200,000
  100,000  Unitog Co........................       2,712,500
                                              --------------
                                                   4,912,500
                                              --------------
Computer Software (0.8%):
  100,000  Active Voice Corp.(b)............       1,150,000
  125,000  Bitstream, Inc.(b)(c)............         578,125
                                              --------------
                                                   1,728,125

Computers (6.7%):
   93,474  Komag, Inc.(b)(c)................       3,014,537
  139,800  Norand Corp.(b)(c)...............       2,341,650
  155,000  Quantum Corp.(b)(c)..............       4,146,250
  191,088  Zebra Technologies                      4,920,515
              Corp.(b)(c)...................
                                              --------------
                                                  14,422,952
                                              --------------
Consumer Goods & Services (2.0%):
  115,000  Department 56, Inc.(b)...........       2,673,750
   55,024  Talbots, Inc.(c).................       1,588,818
                                              --------------
                                                   4,262,568
                                              --------------
Containers (1.2%):
  105,000  Ball Corp........................       2,572,500
                                              --------------
Cosmetics (1.2%):
  125,000  Research Medical, Inc.(b)(c).....       2,578,125
                                              --------------
Electrical Equipment (2.3%):
  120,000  Hubbell, Inc., Class B(c)........       5,039,999
                                              --------------
Financial Services (12.3%):
  100,000  Advanta Corp., Class B(c)........       4,200,000
   48,600  Charter One Financial, Inc.......       2,114,100
  145,000  Cityscape Financial                     3,770,000
              Corp.(b)(c)...................
   60,000  Finova Group, Inc.(c)............       3,960,000
   34,000  GMAC Investment Corp.............       2,592,500
  107,000  Resource Bancshares Mortgage
              Group, Inc.(c)................       1,618,375
   91,000  Southern Pacific Funding
              Corp.(b)(c)...................       2,889,250
  118,600  Union Acceptance Corp.(b)........       2,312,700
  108,400  United Companies Financial
              Corp.(c)......................       3,238,450
                                              --------------
                                                  26,695,375
                                              --------------
Food Processing (1.8%):
 150,000   Hormel Foods Corp.                      3,900,000
                                              --------------
Food Products (1.0%):
  172,500  Performance Food Group(b)........       2,080,781
                                              --------------
Hospital Supply & Management (0.6%):
  222,000  OrthoLogic Corp.(b)(c)...........       1,359,750
                                              --------------

                                    Continued

THE ARCH FUND, INC.
Small Cap Equity Portfolio*


                  Schedule of Portfolio Investments, Continued
                                November 30, 1996


  Shares
    or
 Principal              Security                   Market
  Amount              Description                  Value
---------- ---------------------------------  ---------------
Common Stocks, continued:
Industrial Goods & Services (0.6%):
   99,300  Polymer Group, Inc.(b)..........   $    1,278,488
                                              --------------
Informational Services (2.0%):
  102,000  SunGard Data Systems,
              Inc.(b)(c)...................        4,284,000
                                              --------------
Insurance (2.4%):
   82,100  American States Financial
              Corp.........................        2,247,488
 80,000    NAC Re
              Corp.(c).....................        2,920,000
                                              --------------
                                                   5,167,488
                                              --------------
Machinery & Equipment (0.6%):
   24,000  Tecumseh Products Co.
              Class A(c)...................        1,404,000
                                              --------------
Manufacturing-Capital Goods (1.0%):
   40,000  Aptaragroup, Inc................        1,380,000
   40,000  Holophane Corp.(b)..............          760,000
                                              --------------
                                                   2,140,000
                                              --------------
Manufacturing-Consumer Goods (0.6%):
   50,000  Libbey, Inc.(c).................        1,343,750
                                              --------------
Manufacturing-Miscellaneous (0.8%):
   75,000  Lydall, Inc.(b).................        1,706,250
                                              --------------
Medical Equipment & Supplies (9.2%):
  135,000  Allergan, Inc...................        4,336,875
   85,000  Dentsply International, Inc.....        3,952,500
   93,000  Fisher Scientific Intl.(c).......        4,254,750
   77,000  Lunar Corp.(b)..................        2,387,000
  125,000  Nellcor Puritan Bennett,                2,593,750
              Inc.(b)(c)...................
  150,000  Penederm, Inc.(b)...............        1,350,000
   60,100  ResMed, Inc.(b).................        1,126,875
                                              --------------
                                                  20,001,750
                                              --------------
Medical Services (6.2%):
  100,000  Apria Healthcare Group, Inc.(b).        1,800,000
  280,000  Beverly Enterprises, Inc.(b)(c).        3,710,000
   66,000  Emeritus Corp.(b)...............          907,500
   60,000  Horizon/CMS Healthcare Corp.(b).          645,000
   95,000  Living Centers of America(b)....        2,410,625
   60,000  Sterling House Corp.(b).........          510,000
  285,032  Sun Health Care Group,
              Inc.(b)(c)...................        3,562,900
                                              --------------
                                                  13,546,025
                                              --------------

Common Stocks, continued:
Medical--Hospital Management & Services (0.7%):
  150,000  American Oncology Resources,
              Inc.(b)(c)...................   $    1,462,500
                                              --------------
Miscellaneous (1.7%):
   65,000  Interim Services, Inc.(b).......        2,551,250
   75,000  Western Staff Services, Inc.(b).        1,040,625
                                              --------------
                                                   3,591,875
                                              --------------
Office/Business Equipment & Supplies (0.6%):
  118,000  Nu-Kote Holding, Inc.
              Class A(b)...................        1,253,750
                                              --------------
Oil & Gas Equipment/Services (0.6%):
   41,000  Swift Energy Co.(b)(c)..........        1,296,625
                                              --------------
Oil & Gas Exploration Production &
  Services (4.6%):
  125,000  J. Ray McDermott, S.A.(b).......        3,093,750
  170,000  Union Texas Petroleum Holdings,
              Inc..........................        3,782,500
   99,623  Weatherford Enterra, Inc.(b)....        3,038,502
                                              --------------
                                                   9,914,752
                                              --------------
Pharmaceuticals (1.9%):
   91,000  Scherer (R.P.) Corp.(b).........        4,163,250
                                              --------------
Printing & Publishing (0.8%):
  170,000  K-111 Communications
              Corp.(b).....................        1,700,000
                                              --------------
Restaurants (1.2%):
   55,000  Ruby Tuesday, Inc...............          886,875
  174,000  Ryan's Family Steak Houses,
              Inc.(b)......................        1,218,000
   65,000  Shoney's, Inc.(b)...............          536,250
                                              --------------
                                                   2,641,125
                                              --------------
Retail--General Merchandise (1.0%):
  155,000  Oakley, Inc.(b)(c)..............        2,150,625
                                              --------------
Retail Stores (4.3%):
   70,000  Discount Auto Parts, Inc.(b)....        1,793,750
   78,000  Marks Bros. Jewelers, Inc.(b)...        1,423,500
  150,000  Michaels Stores, Inc.(b)(c).....        1,500,000
  123,360  Micro Warehouse, Inc.(b)........        3,053,160
   75,000  Tractor Supply Co.(b)(c)........        1,575,000
                                              --------------
                                                   9,345,410
                                              --------------
Steel (0.7%):
  120,716  J&L Specialty Steel, Inc........        1,463,682
                                              --------------

                                    Continued

THE ARCH FUND, INC.
Small Cap Equity Portfolio*


                  Schedule of Portfolio Investments, Continued
                                November 30, 1996

  Shares
    or
 Principal              Security                   Market
  Amount              Description                  Value
---------- ---------------------------------  --------------
Common Stocks, continued:
Telecommunications (2.3%):
  175,000  Arch Communications Group,
              Inc.(b)(c)...................   $    1,925,000
  270,000  Mobile Telecom Tech
              Corp.(b)(c)..................        3,155,625
                                              --------------
                                                   5,080,625
                                              --------------
Telecommunications-Services &
  Equipment (1.3%):
  222,000  InteliData Technologies
              Corp.(b)(c)..................        1,633,781
  100,000  SmarTalk Teleservices, Inc.(b)..        1,250,000
                                              --------------
                                                   2,883,781
                                              --------------
Trucking & Leasing (2.9%):
  155,000  American Freightways Corp.(b)...        1,588,750
  180,000  U.S. Freightways Corp. .........        4,668,750
                                              --------------
                                                   6,257,500
                                              --------------
Utilities--Electric (1.0%):
   75,000  Central Louisiana Electric......        2,118,750
                                              --------------
Utilities--Gas (1.1%):
   54,000  Tejas Gas Corp.(b)..............        2,369,250
                                              --------------
Wholesale Distribution (0.8%):
  155,000  Peak Technologies Group(b)......        1,743,750
                                              --------------
 Total Common Stocks                             211,960,116
                                              --------------
Investment Companies (0.5%):
1,000,000  Cash Assets Trust Money Market
              Fund.........................        1,000,000
                                              --------------
 Total Investment Companies                        1,000,000
                                              --------------
 Total (Cost--$204,903,389)(a)                $  216,552,529
                                              ==============

------------
Percentages indicated are based on net assets of $216,537,536.
(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

               Unrealized appreciation ...........................................  $  31,424,716
               Unrealized depreciation ...........................................    (19,775,576)
                                                                                    -------------
               Net unrealized appreciation .......................................  $  11,649,140
                                                                                    =============

(b)  Represents non-income producing securities.
(c)  A portion of this security was loaned as of November 30, 1996.
*    Formerly Emerging Growth Portfolio

                        See notes to financial statements

THE ARCH FUND, INC.
International Equity Portfolio


                        Schedule of Portfolio Investments
                                November 30, 1996



  Shares
    or                                          Market Value
 Principal               Security                 in U.S.
  Amount                Description               Dollars
----------- ---------------------------------- -------------
Common Stocks (96.6%):
Australia (1.0%):
Insurance (1.0%):
  115,000  QBE Insurance.....................  $     602,207
                                               -------------
 Total Australia                                     602,207
                                               -------------
Finland (0.7%):
Electronics (0.7%):
    8,300  Nokia Preferred Free..............        461,841
                                               -------------
 Total Finland                                       461,841
                                               -------------
France (9.6%):
Banking (1.2%):
   18,700  Banque Nationale de Paris.........        744,758
                                               -------------
Building Products (1.2%):
    5,000  Compagnie de Saint-Gobain.........        718,985
                                               -------------
Construction - Domestic (1.2%):
    7,800  Technip SA........................        731,814
                                               -------------
Energy (1.2%):
    9,000  Total SA-B........................        719,809
                                               -------------
Insurance (2.4%):
   23,200  Assurances Generales de France....        759,616
    5,750  Union des Assurances Federales....        710,130
                                               -------------
                                                   1,469,746
                                               -------------
Merchandising (0.6%):
      620  Carrefour.........................        382,971
                                               -------------
Multiple Industry (0.8%):
    7,100  Strafor-Facom.....................        523,395
                                               -------------
Recreation (1.0%):
    7,000  Salomon SA........................        616,547
                                               -------------
 Total France                                      5,908,025
                                               -------------
Germany (8.4%):
Business Services (0.9%):
    4,150  Sap Preference....................        570,754
                                               -------------
Conglomerates (1.3%):
   18,100  Hoechst AG........................        792,483
                                               -------------
Healthcare (1.8%):
      880  Altana............................        737,958

Healthcare, continued:

    6,200  Gehe AG(b)........................  $     381,171
                                               -------------
                                                   1,119,129
                                               -------------
Manufacturing--Engineering (1.0%):
    1,400  Mannesmann AG Ordinary............        584,280
                                               -------------
Miscellaneous Materials (1.1%):
    5,400  SGL Carbon........................        663,975
                                               -------------
Retail (1.1%):
   15,800  Douglas Holding AG................        656,832
                                               -------------
Utilities (1.2%):
   12,600  Veba(b)...........................        737,340
                                               -------------

 Total Germany                                     5,124,793
                                               -------------
Hong Kong (6.7%):
Banking (0.8%):
  100,000  Dao Heng Bank Group Ltd...........        474,650
                                               -------------
Electric Utility (0.7%):
  105,000  Great Eagle Holdings Ltd..........        435,915
                                               -------------
Financial Services (0.9%):
  285,000  Peregrine Investment Holdings.....        527,094
   28,500  Peregrine Investment Holdings
              Warrants.......................          9,399
                                               -------------
                                                     536,493
                                               -------------
Hotels & Lodging (0.8%):
1,540,000  Regal Hotels International........        507,889
                                               -------------
Merchandising (0.3%):
  237,000  Goldlion Holdings.................        197,704
                                               -------------
Multiple Industry (1.5%):
  319,000  First Pacific Co. Limited.........        443,513
   50,000  Swire Pacific A...................        473,680
                                               -------------
                                                     917,193
                                               -------------
Real Estate (1.7%):
  245,000  Amoy Properties Ltd...............        342,214
   82,000  Cheung Kong.......................        721,158
                                               -------------
                                                   1,063,372
                                               -------------
  Total Hong Kong                                  4,133,216
                                               -------------

                                    Continued

THE ARCH FUND, INC.
International Equity Portfolio


                  Schedule of Portfolio Investments, Continued
                                November 30, 1996


  Shares
    or                                           Market Value
 Principal               Security                   in U.S.
  Amount                Description                 Dollars
---------- ----------------------------------  -------------
Common Stocks, continued:
Italy (4.7%):
Banking (1.2%):
  300,000  Banca Fideuram...................   $     734,692
                                               -------------
Energy (1.2%):
  143,000  ENI..............................         753,268
                                               -------------
Recreation (1.1%):
   37,300  Bulgari..........................         690,640
                                               -------------
Telecommunications (1.2%):
  310,000  Telecom Italia Mobile............         729,510
                                               -------------
 Total Italy                                       2,908,110
                                               -------------
Japan (25.6%):
Appliances (1.8%):
   35,000  Sharp Corp.......................         547,452
    9,000  Sony Corp........................         576,538
                                               -------------
                                                   1,123,990
                                               -------------
Automotive (1.4%):
   28,000  Honda Motor......................         826,713
                                               -------------
Banking (2.5%):
   47,000  Asahi Bank.......................         458,436
   22,000  Bank of Tokyo, Mitsubishi........         450,439
   38,000  Mitsubishi Trust & Banking.......         611,072
                                               -------------
                                                   1,519,947
                                               -------------
Conglomerates (0.9%):
   48,000  Sekisui Chemical Co..............         531,459
                                               -------------
Construction (1.5%):
   13,000  Sho-bond Construction Corp.......         403,251
   64,000  Toda Construction................         489,279
                                               -------------
                                                     892,530
                                               -------------
Data Processing (1.3%):
   38,000  Canon, Inc.......................         801,406
                                               -------------
Defense (0.8%):
   40,000  Shiseido Co., Ltd................         481,546
                                               -------------
Electrical & Electronic (0.5%):
    5,000  TDK Corp.........................         322,496
                                               -------------
Electronic Components (2.7%):
    3,500  Keyence Corp.....................         424,429
    9,000  Rohm Co..........................         553,603
                                               -------------

Electronic Components
   43,000  Yamatake-Honeywell...............   $     699,033
                                               -------------
                                                   1,677,065
                                               -------------
Entertainment (1.3%):
    4,000  SMC..............................         271,353
   40,000  Taiyo Yuden Co., Ltd.............         541,300
                                               -------------
                                                     812,653
                                               -------------
Financial Services (0.8%):
   44,000  Daiwa Securities.................         475,571
                                               -------------
Healthcare (0.8%):
   12,700  Amway Japan......................         472,065
                                               -------------
Industrial Components (1.0%):
   33,000  Bridgestone......................         608,963
                                               -------------
Machinery - Industrial (0.9%):
  114,000  Ishikawajima-Harima Heavy
              Industries Co., Ltd...........         530,931
                                               -------------
Media (0.6%):
    1,200  Nippon Television Network........         360,633
                                               -------------
Merchandising (2.0%):
   25,000  Mycal Corp.......................         373,462
    9,000  Nichiei Co.......................         631,898
    4,000  Seven-Eleven Japan...............         238,664
                                               -------------
                                                   1,244,024
                                               -------------
Real Estate (0.8%):
   40,000  Mitsubishi Estate Co. Ltd........         506,151
                                               -------------
Recreation (1.6%):
   13,600  Nintendo.........................         962,037
                                               -------------
Retail (0.4%):
   21,000  Nippon Comsys Corp...............         262,039
                                               -------------
Software & Computer Services (0.5%):
   15,400  Meitec (9744)....................         322,074
                                               -------------
Telecommunications (1.5%):
       55  DDI Corp.........................         393,893
       75  Nippon Telephone & Telegraph.....         535,149
                                               -------------
                                                     929,042
                                               -------------
 Total Japan                                      15,663,335
                                               -------------

                                    Continued

THE ARCH FUND, INC.
International Equity Portfolio


                  Schedule of Portfolio Investments, Continued
                                November 30, 1996

  Shares
    or                                           Market Value
 Principal               Security                   in U.S.
  Amount                Description                 Dollars
 ---------  ----------------------------------   ------------
Common Stocks, continued:
Malaysia (3.4%):
Aluminum (0.4%):
  175,000  IOI Corporation Berhad...........     $    270,027
                                                 ------------
Electric Utility (0.8%):
  107,000  Malaysian Resources Corp., Bhd...          469,907
                                                 ------------
Financial Services (0.9%):
   85,000  Hong Leong Credit................          524,624
                                                 ------------
Real Estate (0.7%):
  142,000  Hicom Holdings Bhd...............          410,125
                                                 ------------
Services (Non-Financial) (0.6%):
  196,000  Multi-Purpose Holdings Bhd.......          379,977
                                                 ------------
 Total Malaysia                                     2,054,660
                                                 ------------
Netherlands (3.3%):
Appliances (1.0%):
   12,635  Ahrend Groep Nv..................          652,055
                                                 ------------
Financial Services (0.9%):
   16,000  International Nederlanden........          560,371
                                                 ------------
Healthcare (0.8%):
   15,600  Gist Brocades....................          480,328
                                                 ------------
Recreation (0.6%):
    7,300  Polygram.........................          351,757
                                                 ------------
 Total Netherlands                                  2,044,511
                                                 ------------
Norway (0.9%):
Telecommunications (0.9%):
   13,100  Nera AS..........................          537,044
                                                 ------------

 Total Norway                                         537,044
                                                 ------------
Portugal (1.1%):
Telecommunications (1.1%):
   25,000  Portugal Telecom SA..............          663,702
                                                 ------------
 Total Portugal                                       663,702
                                                 ------------
Singapore (0.7%):
Banking (0.7%):
   34,000  OCBC Foreign.....................          412,142
                                                 ------------
 Total Singapore                                      412,142
                                                 ------------
Spain (2.8%):
Energy (1.0%):
   17,100  Repsol SA........................          633,162

                                                 ------------
Insurance (0.7%):
    6,000  Mapfre Vida......................          402,162
                                                 ------------
Utilities (1.1%):
   16,466  Aguas D' Barcelona...............          648,468
                                                 ------------
Water Utility (0.0%):
   16,466  Sociedade General de Aguas de
              Barcelona, SA.................            8,138
                                                 ------------
 Total Spain                                        1,691,930
                                                 ------------
Sweden (3.5%):
Electronics (1.4%):
   27,200  Ericsson Free....................          838,787
                                                 ------------
Insurance (1.2%):
   25,100  Skandia Forsakrings AB...........          716,069
                                                 ------------
Pharmaceuticals (0.9%):
   14,500  Pharmacia & Upjohn, Inc..........          558,394
                                                 ------------
  Total Sweden                                      2,113,250
                                                 ------------
Switzerland (7.1%):
Banking (0.6%):
    3,600  CS Holding Registered............          383,545
                                                 ------------
Electronics (1.0%):
      500  Brown Boveri Series A Bearer.....          626,187
                                                 ------------
Healthcare (3.2%):
      700  Ares Serono......................          654,675
       90  Roche Genussshein................          692,453
      550  Sandoz SA Registered Swit........          640,239
                                                 ------------
                                                    1,987,367
                                                 ------------
Insurance (1.2%):
      650  Swiss Reinsurance Registered.....          710,229
                                                 ------------
Utilities (1.1%):
    1,600  Elektrowatt B....................          642,543
                                                 ------------

 Total Switzerland                                  4,349,871
                                                 ------------
United Kingdom (11.5%):
Banking (2.5%):
   46,000  Barclays Bank PLC................          791,103
   63,600  Standard Chartered Bank..........          721,888
                                                 ------------
                                                    1,512,991
                                                 ------------

                                    Continued

THE ARCH FUND, INC.
International Equity Portfolio

                        Schedule of Portfolio Investments
                                November 30, 1996

  Shares
    or                                           Market Value
 Principal               Security                   in U.S.
  Amount                Description                 Dollars
------------ ---------------------------------   -------------
Common Stocks, continued:
United Kingdom, continued:
Business Services (0.8%):
     39,000  Reuters Holdings(b)..............   $     473,467
                                                 -------------
Commercial Services (2.3%):
    233,000  Corporate Services Group PLC.....         657,738
    105,800  Rentokil.........................         771,548
                                                 -------------
                                                     1,429,286
                                                 -------------
Computer Services (1.5%):
     49,800  Misys PLC........................         830,096
      5,500  SEMA Group PLC...................          88,027
                                                 -------------
                                                       918,123
                                                 -------------
Electronic Components (2.1%):
    109,600  Electrocomponents................         813,071
    121,000  Pace Micro Technology PLC(b).....         484,910
                                                 -------------
                                                     1,297,981
                                                 -------------
Energy (1.2%):
     63,200  British Petroleum................         729,029
                                                 -------------
Telecommunications (1.1%):
    154,000  Vodafone.........................         666,324
                                                 -------------
   Total United Kingdom                              7,027,201
                                                 -------------
United States (5.6%):
Beverages  &  Tobacco (0.8%):
     10,800  Panamerican Beverages A..........         504,900
                                                 -------------
Closed End Investment Companies (1.4%):
      5,600  Genesis Chile Fund...............         224,448
      8,400  India Magnum Fund(b).............         336,336
      3,100  Korea International Investment
                Fund(b).......................         293,477
                                                 -------------
                                                       854,261
                                                 -------------
Financial Services (0.4%):
      6,000  Brazilian Investment Co.(b)......         233,940
                                                 -------------
Healthcare (1.2%):
     25,200  Elan-ADR(b)......................         749,700
                                                 -------------
Multiple Industry (0.4%):
     13,000  Argentinian Investor Co..........         268,710
                                                 -------------
Retail (0.2%):
      1,270  Fila Holdings ADR................          93,980
                                                 -------------
Telecommunications (0.5%):
      3,800  Telebras ADR.....................         288,800

                                                 -------------
Textile (0.7%):
      6,275  Gucci Group ADR..................         460,428
                                                 -------------
   Total United States                               3,454,719
                                                 -------------
   Total Common Stocks                              59,150,557
                                                 -------------
U.S. Government Agencies (2.0%):
Federal Home Loan Mortgage Association:

  1,228,000  0.00%, 12/2/96  .................       1,227,610
                                                 -------------
   Total U.S. Government Agencies                    1,227,610
                                                 -------------
Investment Companies (1.0%):

      5,100  Siam Fund(b).....................         240,771
         40  Taipei Fund(b)...................         354,000
                                                 -------------
   Total Investment Companies                          594,771
                                                 -------------
   Total (Cost--$53,902,910)(a)                  $  60,972,938
                                                 =============

------------
Percentages indicated are based on net assets of $61,250,060.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $15,000 and other differences of approximately $96,000. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

            Unrealized appreciation .............................    $8,413,795
            Unrealized depreciation .............................    (1,454,387)
                                                                    ============
            Net unrealized appreciation                               6,959,408
                                                                    ============

(b)  Represents non-income producing securities.
ADR--American Depository Receipt

                        See notes to financial statements

THE ARCH FUND, INC.
Balanced Portfolio


                        Schedule of Portfolio Investments
                                November 30, 1996


  Shares
    or
 Principal               Security                   Market
  Amount               Description                  Value
------------ ---------------------------------  ---------------
Commercial Paper (2.4%):
Telecommunications (2.4%):

  2,985,000  Ameritech Corp., 5.88%, 12/2/96.   $    2,984,512
                                                ---------------
   Total Commercial Paper                            2,984,512
                                                ---------------
Common Stocks (56.3%):
Banking (1.5%):
     20,000  Chase Manhattan Corp............        1,890,000
                                                ---------------
Banking & Financial Services (1.4%):
     25,000  Crestar Financial Corp..........        1,740,625
                                                ---------------
Beverages (0.6%):
     25,250  PepsiCo, Inc....................          754,344
                                                ---------------
Business Services (1.2%):
     37,200  First Data Corp.(c).............        1,483,350
                                                ---------------
Chemicals (3.8%):
     37,800  Millipore Corp..................        1,545,075
     39,300  Morton International, Inc.......        1,586,737
     35,000  Praxair, Inc....................        1,701,875
                                                ---------------
                                                     4,833,687
                                                ---------------
Containers & Packaging (1.2%):
     21,126  Avery Dennison..................        1,492,024
                                                ---------------
Electrical Equipment (2.5%):
     14,940  General Electric Co.............        1,553,760
     20,800  Grainger W.W., Inc..............        1,653,600
                                                ---------------
                                                     3,207,360
                                                ---------------
Financial Services (4.2%):
     54,200  First USA, Inc.(c)..............        1,781,825
     35,200  Green Tree Financial Corp.......        1,474,000
     25,377  PMI Group(c)....................        1,471,866
     20,000  United Companies Financial
                Corp.(c).....................          597,500
                                                ---------------
                                                     5,325,191
                                                ---------------
Food & Related (2.6%):
     45,800  H. J. Heinz Co..................        1,734,675
     38,700  Sara Lee Corp...................        1,518,975
                                                ---------------
                                                     3,253,650
                                                ---------------
Food Processing (1.2%):
     60,000  IBP, Inc........................        1,485,000
                                                ---------------
Health Care--General (1.3%):
     13,870  Bristol Myers Squibb Co.(c).....        1,577,712

                                                ---------------
Informational Services (0.7%):
     26,400  Analog Devices, Inc.(b)(c)......          848,100
                                                ---------------
Machinery & Equipment (0.8%):
     60,000  McDermott International, Inc....        1,065,000
                                                ---------------
Manufacturing-Consumer Goods (2.4%):
     30,000  Crown Cork & Seal Co., Inc......        1,590,000
     21,000  Newell Co.......................          651,000
     34,291  Whitman Corp....................          788,693
                                                ---------------
                                                     3,029,693
                                                ---------------
Medical Equipment & Supplies (1.0%):

     20,000  Allergan........................          642,500
     23,400  CR Bard, Inc....................          655,200
                                                ---------------
                                                     1,297,700
                                                ---------------
Medical-Hospital Services (1.1%):
     35,000  Columbia/HCA Healthcare Corp....        1,400,000
                                                ---------------
Oil & Gas Equipment/Services (2.5%):
     45,000  Dresser Industries, Inc.........        1,473,750
     37,700  Tidewater, Inc..................        1,649,375
                                                ---------------
                                                     3,123,125
                                                ---------------
Oil & Gas Exploration Production & Services (3.3%):
     27,800  Murphy Oil Corp.................        1,417,800
     40,600  Ultramar Corp...................        1,289,050
     63,400  Union Texas Petroleum
              Holdings, Inc..................        1,410,650
                                                ---------------
                                                     4,117,500
                                                ---------------
Pharmaceuticals (7.8%):
     26,900  Abbott Laboratories.............        1,499,675
     20,000  American Home Products Corp.....        1,285,000
     23,600  Eli Lilly & Co..................        1,805,400
     19,824  Pfizer, Inc.....................        1,776,726
     24,322  Schering Plough Corp............        1,732,943
     26,138  Smithkline Beecham PLC, ADR.....        1,800,255
                                                ---------------
                                                     9,899,999
                                                ---------------

                                    Continued

THE ARCH FUND, INC.
Balanced Portfolio

                  Schedule of Portfolio Investments, Continued
                                November 30, 1996

  Shares
    or
 Principal               Security                   Market
  Amount               Description                  Value
------------ ---------------------------------  ---------------
Railroads (1.2%):
     17,300  Burlington Northern Santa Fe....   $    1,554,837
                                                ---------------
Retail Stores (2.4%):
     27,300  Home Depot, Inc.................        1,423,013
     60,893  Walmart Stores, Inc.............        1,552,771
                                                ---------------
                                                     2,975,784
                                                ---------------
Technology (3.1%):
     16,756  Automatic Data Processing,
                Inc.(c)......................          718,413
     11,300  Microsoft(b)....................        1,772,687
     26,000  Motorola, Inc...................        1,439,750
                                                ---------------
                                                     3,930,850
                                                ---------------
Telecommunications (0.9%):
     28,300  A T & T Corp....................        1,110,775
                                                ---------------
Tobacco (1.5%):
     18,600  Philip Morris Cos., Inc.........        1,918,125
                                                ---------------
Utilities--Electric (2.4%):
     40,500  Central & South West Corp.......        1,083,375
     35,300  Cinergy Corp....................        1,182,550
     26,000  Western Resources, Inc..........          822,250
                                                ---------------
                                                     3,088,175
                                                ---------------
Utilities - Oil & Gas (1.3%):
     40,000  Vastar Resources................        1,605,000
                                                ---------------
Utilities - Telecommunications (1.3%):
     35,800  GTE Corp........................        1,606,525
                                                ---------------
Wholesale Distribution (1.1%):
     40,669  Sysco Corp......................        1,387,830
                                                ---------------
   Total Common Stocks                              71,001,961
                                                ---------------
Corporate Bonds (0.8%):
Oil & Exploration Products & Services (0.8%):
  1,000,000  BP America, Inc., 8.88%, 12/1/97
                                                     1,030,860
                                                ---------------
   Total Corporate Bonds                             1,030,860
                                                ---------------
Medium Term Note (1.6%):
Finance (1.6%):
  2,000,000  Federal Home Loan Bank, 5.35%,
                2/7/01.......................        1,957,400
                                                ---------------
   Total Medium Term Note                            1,957,400
                                                ---------------
U.S. Government Agencies (12.6%):
Federal Home Loan Mortgage Corp.:
    251,518  9.50%, 2/1/98 ..................   $      259,219

    254,389  7.00%, 3/1/98 ..................          257,887
    441,013  6.00%, 4/1/98 ..................          438,808
     96,453  6.50%, 4/1/98 ..................           96,935
    423,460  6.50%, 4/1/98 ..................          425,577
    113,476  7.00%, 4/1/98 ..................          115,036
    596,178  6.50%, 4/1/08 ..................          592,452
    270,105  7.00%, 4/1/08 ..................          272,636
    234,325  7.00%, 4/1/08 ..................          236,521
    791,567  6.50%, 1/1/09 ..................          786,620

Government National Mortgage Assoc.:
    374,829  7.00%, 7/15/09 .................          379,863
    464,626  6.50%, 10/20/10 ................          458,818
  2,129,781  6.50%, 7/15/11 .................        2,124,456
     14,514  8.50%, 6/15/17 .................           15,168
    409,223  8.00%, 7/15/22 .................          422,138
    266,839  7.00%, 11/15/22 ................          265,505
    429,604  7.00%, 11/15/22 ................          427,456
    733,892  7.50%, 3/15/23 .................          744,901
      9,957  8.50%, 3/15/23 .................           10,405
    368,679  7.50%, 4/15/23 .................          374,210
    629,944  8.50%, 8/15/24 .................          658,292
    583,971  8.50%, 9/15/24 .................          610,250
    148,334  8.50%, 9/15/24 .................          155,009
    143,513  8.50%, 1/15/25 .................          149,970
    157,103  8.50%, 2/15/25 .................          164,173
    415,792  8.50%, 3/15/25 .................          434,503
    188,924  8.50%, 4/15/25 .................          197,425
    418,327  8.00%, 8/15/25 .................          431,529
     24,743  7.50%, 9/15/25 .................           25,114
     24,281  7.50%, 10/15/25 ................           24,646
     38,007  7.50%, 10/15/25 ................           38,577
    920,424  7.50%, 10/15/25 ................          934,231
     26,478  7.50%, 10/15/25 ................           26,875
    904,115  7.50%, 10/15/25 ................          917,676
    145,357  6.50%, 1/15/26 .................          141,404
    676,759  6.50%, 1/15/26 .................          658,358
     24,797  6.50%, 3/15/26 .................           24,123
    503,527  6.50%, 4/15/26 .................          489,836
    501,599  6.50%, 4/15/26 .................          487,961

                                    Continued

THE ARCH FUND, INC.
Balanced Portfolio

                  Schedule of Portfolio Investments, Continued
                                November 30, 1996

  Shares
    or
 Principal               Security                   Market
  Amount               Description                  Value
------------ ---------------------------------  ---------------
U.S. Government Agencies, continued:
    478,770  6.50%, 4/15/26 .................   $      465,752
    184,745  6.50%, 5/15/26 .................          179,721
                                                ---------------
    Total U.S. Government Agencies                  15,920,036
                                                ---------------
U.S. Treasury Bonds (9.0%):
    300,000  10.75%, 8/15/05.................          394,020
    2,750,000  12.00%, 8/15/13(c)............        4,039,339
    1,500,000  7.50%, 11/15/16...............        1,677,090
    1,000,000  8.13%, 5/15/21(c).............        1,199,010
    1,000,000  8.13%, 8/15/21(c).............        1,199,760
    1,200,000  8.00%, 11/15/21...............        1,422,408
    1,500,000  6.25%, 8/15/23................        1,454,415

                                                ---------------
    Total U.S. Treasury Bonds                       11,386,042
                                                ---------------
U.S. Treasury Notes (16.4%):
    3,000,000  6.25%, 1/31/97................   $    3,005,610
    3,500,000  6.88%, 3/31/97................        3,518,410
    2,250,000  5.75%, 9/30/97(c).............        2,257,155
    2,000,000  5.00%, 2/15/99(c).............        1,974,860
    3,000,000  7.50%, 5/15/02(c).............        3,231,000
    3,000,000  6.38%, 8/15/02(c).............        3,075,060
    1,000,000  6.25%, 2/15/03................        1,017,840
    2,500,000  7.00%, 7/15/06(c).............        2,665,400

                                                ---------------
    Total U.S. Treasury Notes                       20,745,335
                                                ---------------
Investment Companies (0.4%):

    500,000  Cash Assets Trust Money Market
                Fund.........................          500,000
                                                ---------------
    Total Investment Companies                         500,000
                                                ===============
    Total (Cost--$107,233,813)(a)               $  125,526,146
                                                ===============

----------
Percentages indicated are based on net assets of $126,201,169.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $378,000. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

               Unrealized appreciation ...........................................  $  18,696,122
               Unrealized depreciation ...........................................       (781,785)
                                                                                    ==============
               Net unrealized appreciation .......................................  $  17,914,337
                                                                                    ==============


(b)  Represents non-income producing securities.

(c)  A portion of this security was loaned as of November 30, 1996.

ADR--American Depository Receipt

                        See notes to financial statements

THE ARCH FUND, INC.
Government & Corporate Bond Portfolio

                       Schedule of Portfolio Investments
                               November 30, 1996

   Shares
     or
 Principal                Security                  Market
   Amount               Description                 Value
-------------  -------------------------------  --------------
U.S. Government Agencies (29.9%):
Federal Home Loan Mortgage Corp.:
      62,124   7.50%, 1/15/97 ...............   $       62,083
   1,553,379   6.50%, 2/1/98 ................        1,561,146
   1,002,649   6.50%, 3/1/98 ................        1,007,662
      67,461   8.50%, 5/1/01 ................           69,991
     145,373   8.50%, 11/1/01 ...............          150,279
     101,728   8.00%, 3/1/02 ................          104,271
      32,593   8.00%, 3/1/02 ................           33,408
     150,093   7.50%, 4/1/02 ................          152,344
      64,396   8.00%, 5/1/02 ................           66,006
       9,460   8.00%, 5/1/02 ................            9,696
       5,859   8.00%, 6/1/02 ................            6,006
     332,743   8.00%, 6/1/02 ................          341,062
      80,213   8.00%, 6/1/02 ................           82,219
      18,557   8.00%, 6/1/02 ................           19,021
      28,967   8.00%, 7/1/02 ................           29,692
     194,747   8.00%, 7/1/02 ................          199,615
     118,205   8.50%, 3/1/05 ................          122,195
       9,650   8.50%, 4/1/05 ................            9,975
   1,000,000   7.46%, 8/3/05 ................        1,011,660
      86,115   8.50%, 9/1/05 ................           89,021
      43,299   8.50%, 4/1/06 ................           45,179
   2,415,691   8.00%, 1/1/23 ................        2,487,389
     570,958   8.00%, 1/1/23 ................          587,904

Federal National Mortgage Assoc.:
     214,818   8.50%, 5/25/97 ...............          215,181
   1,428,262   6.00%, 11/1/00, Pool #190070 .        1,405,938
   5,000,001   7.00%, 7/1/11 ................        5,042,151
   3,283,473   8.00%, 7/1/24, Pool #190264 ..        3,377,873

Government National Mortgage Assoc.:
      23,636   9.50%, 2/15/01 ...............           25,077
      51,526   9.50%, 9/15/01 ...............           54,665
     208,641   8.00%, 1/15/02 ...............          216,398
      49,442   8.00%, 3/15/02 ...............           51,280
     197,465   8.00%, 3/15/02 ...............          204,806
     202,730   8.00%, 4/15/02 ...............          210,267
     148,426   8.00%, 7/15/02 ...............          153,945
      98,169   9.50%, 10/15/02 ..............          104,150
     114,376   9.50%, 1/15/06 ...............          121,345
     183,736   8.00%, 5/15/06 ...............          190,567
      83,321   9.50%, 7/15/07 ...............           88,398
     413,135   8.00%, 11/15/07 ..............          428,495
     465,708   8.00%, 12/15/07 ..............          483,023
     713,923   9.50%, 8/15/09, Pool # 400219.          757,422
     202,454   9.50%, 9/15/09 ...............          214,790
     892,670   9.50%, 2/15/10 ...............          947,060
      47,228   8.00%, 5/15/10 ...............           48,984
     180,164   6.50%, 8/15/10 ...............          179,714
     208,063   8.00%, 9/15/10 ...............          215,799
     275,032   8.00%, 11/15/10 ..............          285,257
   1,056,917   8.00%, 11/15/10 ..............        1,096,214
     333,987   8.00%, 11/15/10 ..............          346,404
     435,620   6.50%, 3/15/11 ...............          434,531
     124,241   6.50%, 3/15/11 ...............          123,930

     377,727   6.50%, 4/15/11 ...............          376,783
     116,739   6.50%, 4/15/11 ...............          116,447
     496,989   6.50%, 4/15/11 ...............          495,746
     674,556   6.50%, 5/15/11 ...............          672,869
     489,123   6.50%, 5/15/11 ...............          487,900
      84,064   6.50%, 5/15/11 ...............           83,854
     628,584   6.50%, 6/15/11 ...............          627,012
     115,200   6.50%, 6/15/11 ...............          114,912
     322,901   6.50%, 6/15/11 ...............          322,094
     790,736   6.50%, 6/15/11 ...............          788,759
     362,672   6.50%, 7/15/11 ...............          361,765
     430,436   6.50%, 8/15/11 ...............          429,360
   2,560,196   8.50%, 4/15/17, Pool #0212112.        2,675,405
   1,606,517   8.00%, 4/15/22, Pool #0320818.        1,657,218
   3,791,920   7.50%, 1/15/23, Pool #0331839.        3,848,799
   2,236,146   8.00%, 1/15/23, Pool #0331841.        2,306,719
   1,106,039   7.50%, 4/15/23 ...............        1,122,629
   1,683,515   9.00%, 3/15/25 ...............        1,786,092
   4,950,002   6.50%, 6/15/26 ...............        4,815,412
                                                --------------
   Total U.S. Government Agencies                   48,361,263
                                                --------------

                                    Continued

THE ARCH FUND, INC.
Government & Corporate Bond Portfolio


                 Schedule of Portfolio Investments, Continued
                               November 30, 1996


   Shares
     or
 Principal                Security                 Market
   Amount               Description                Value
-------------  -------------------------------  ------------
U.S. Treasury Bonds (33.8%):
   5,300,000   12.75%, 11/15/10..............   $  7,680,336
   9,305,000   12.00%, 8/15/13(b)............     13,667,649
   1,375,000   9.25%, 2/15/16(b).............      1,800,741
   1,675,000   8.75%, 5/15/17(b).............      2,109,127
   2,865,000   8.88%, 8/15/17................      3,652,245
   4,150,000   8.88%, 2/15/19(b).............      5,316,648
   2,183,000   8.75%, 8/15/20................      2,775,510
   9,400,000   7.25%, 8/15/22(b).............     10,286,138
   7,600,000   6.25%, 8/15/23................      7,369,036
                                                ------------
   Total U.S. Treasury Bonds                      54,657,430
                                                ------------

U.S. Treasury Notes (35.5%):
  21,950,000   6.38%, 5/15/99(b).............     22,313,712
  10,800,000   6.00%, 10/15/99(b)............     10,906,380
   7,500,000   6.13%, 7/31/00(b).............      7,590,975
  11,400,000   5.63%, 2/28/01(b).............     11,328,978
   1,600,000   6.63%, 7/31/01(b).............      1,651,104
   2,400,000   6.38%, 8/15/02................      2,460,048
   1,000,000   7.88%, 11/15/04...............      1,116,480
                                                ------------
   Total U.S. Treasury Notes                      57,367,677
                                                ------------
Investment Companies (0.0%):
      61,700   Federated Money Market Trust
                  Fund.......................         61,700
                                                ------------
   Total Investment Companies                         61,700
                                                ------------
   Total (Cost--$156,326,416)(a)                $160,448,070
                                                ============

------------
Percentages indicated are based on net assets of $161,740,901.
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $119,000. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

           Unrealized appreciation .........................  $4,327,285
           Unrealized depreciation .........................    (324,850)
                                                              ----------
           Net unrealized appreciation .....................  $4,002,435
                                                              ==========

(b)   A portion of this security was loaned as of November 30, 1996.

                        See notes to financial statements

THE ARCH FUND, INC.
U.S. Government Securities Portfolio

                       Schedule of Portfolio Investments
                               November 30, 1996

  Shares
    or
 Principal               Security                   Market
  Amount                Description                  Value
---------- ----------------------------------  -------------
U.S. Government Agencies (29.2%):
Federal Home Loan Mortgage Corp.:
   62,124  7.50%, 1/15/97 ..................   $      62,083
  271,660  7.50%, 8/1/97 ...................         277,601
  505,299  6.50%, 2/1/98 ...................         507,826
  395,553  9.50%, 2/1/98 ...................         407,665
  569,119  6.00%, 5/1/98 ...................         566,273
   21,938  9.50%, 9/1/04, Pool # 380053 ....          23,131
  500,000  7.46%, 8/3/05 ...................         505,830
  333,897  8.50%, 3/1/06 ...................         348,398
  588,910  7.50%, 4/1/08, Pool #E4-5929 ....         602,526
  495,000  7.00%, 11/1/11, Pool #E65619 ....         499,638

Federal National Mortgage Assoc.:
  714,131  6.00%, 11/1/00, Pool #190070 ....         702,969
  381,998  7.00%, 11/1/11, Pool #250738 ....         385,219
  351,670  7.00%, 11/1/11, Pool #349630 ....         354,635
  256,332  7.00%, 11/1/11, Pool #351122 ....         258,495
1,641,736  8.00%, 7/1/24, Pool #190264 .....       1,688,936

Government National Mortgage Assoc.:
  332,323  8.00%, 1/15/07 ..................         344,679
   84,323  6.50%, 5/15/08 ..................          84,112
  391,999  9.00%, 7/15/09 ..................         413,680
  526,307  9.00%, 11/15/09 .................         555,417
  865,441  8.00%, 10/15/10 .................         897,618
  126,964  6.50%, 11/15/10 .................         126,647
  395,411  6.50%, 2/15/11 ..................         394,423
  408,004  6.50%, 3/15/11 ..................         406,984
  444,496  6.50%, 3/15/11 ..................         443,385
  460,820  6.50%, 3/15/11 ..................         459,667
  741,764  6.50%, 3/15/11 ..................         739,909
   67,430  6.50%, 3/15/11 ..................          67,262
  838,247  6.50%, 4/15/11 ..................         836,151
  463,295  6.50%, 4/15/11 ..................         462,137
  391,338  6.50%, 5/15/11 ..................         390,360
   62,609  6.50%, 5/15/11 ..................          62,452
  152,581  6.50%, 5/15/11 ..................         152,199
  271,269  6.50%, 6/15/11 ..................         270,591
  121,273  6.50%, 6/15/11 ..................         120,969
  421,119  6.50%, 7/15/11 ..................         420,066
  880,398  6.50%, 7/15/11 ..................         878,197
  203,780  8.50%, 5/15/17, Pool #0219152....         212,950
  175,962  8.50%, 6/15/21, Pool #0307921....         183,880
1,162,318  7.50%, 12/15/22, Pool 0347332....       1,179,752
  651,055  8.00%, 5/15/23, Pool #0352469....         671,602
  260,474  9.50%, 1/15/25 ..................         282,614
  730,424  9.50%, 2/15/25, Pool #365292 ....         792,510
   19,190  9.50%, 2/15/25 ..................          20,822
  538,463  9.50%, 2/15/25, Pool#401796 .....         584,232
  376,090  9.50%, 3/15/25, Pool #407257 ....         408,058
  278,196  9.50%, 4/15/25, Pool #386741 ....         301,843
                                               -------------
 Total U.S. Government Agencies                   20,356,393
                                               -------------
U.S. Treasury Bonds (8.6%):
1,000,000  12.75%, 11/15/10.................       1,449,120
3,100,000  12.00%, 8/15/13(b)...............       4,553,435
                                               -------------

 Total U.S. Treasury Bonds                         6,002,555
                                               -------------
U.S. Treasury Notes (61.7%):
5,200,000  5.75%, 9/30/97(b)................       5,216,537
2,500,000  5.63%, 10/31/97(b)...............       2,505,700
2,250,000  5.00%, 1/31/98(b)................       2,238,548
5,000,000  5.13%, 2/28/98...................       4,978,550
5,300,000  7.13%, 10/15/98(b)...............       5,447,658
3,600,000  7.00%, 4/15/99(b)................       3,707,604
6,500,000  6.38%, 5/15/99...................       6,607,705
1,650,000  7.75%, 11/30/99(b)...............       1,741,427
2,150,000  6.88%, 3/31/00...................       2,224,089
1,000,000  8.00%, 5/15/01...................       1,085,600
1,650,000  7.50%, 5/15/02(b)................       1,777,050
  700,000  7.25%, 8/15/04(b)................         753,690
3,000,000  6.50%, 8/15/05(b)................       3,091,950
1,700,000  5.88%, 11/15/05(b)...............       1,680,756
                                               -------------
 Total U.S. Treasury Notes                        43,056,864
                                               -------------

                                    Continued

THE ARCH FUND, INC.
U.S. Government Securities Portfolio




                  Schedule of Portfolio Investments, Continued
                                November 30, 1996

  Shares
    or
 Principal               Security                   Market
  Amount                Description                  Value
---------- ----------------------------------    -------------
Investment Companies (0.1%):
     95,300  Federated U.S. Treasury
                Obligation Fund...............   $      95,300
                                                 -------------
   Total Investment Companies                           95,300
                                                 -------------
   Total (Cost $68,860,209)(a)                   $  69,511,112
                                                 =============

-----------
Percentages indicated are based on net assets of $69,823,660.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $38,000. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

               Unrealized appreciation ..........................  $  868,537
               Unrealized depreciation ..........................    (255,602)
                                                                   ----------
               Net unrealized appreciation ......................  $  612,935
                                                                   ==========

(b)  A portion of this security was loaned as of November 30, 1996.

                        See notes to financial statements

THE ARCH FUND, INC.
Short-Intermediate Municipal Portfolio

                        Schedule of Portfolio Investments
                                November 30, 1996

  Shares
    or
 Principal               Security                   Market
  Amount                Description                  Value
------------ ----------------------------------  --------------
Municipal Bonds (96.4%):
Alabama (3.4%):
  1,000,000  Alabama State GO, 4.40%,
               12/1/00........................   $   1,006,250
                                                 --------------
Alaska (1.0%):
    300,000  Anchorage, 5.40%, 8/1/98 ........         306,750
                                                 --------------
Colorado (3.9%):
    390,000  Aurora-Colorado Springs, 5.40%,
                6/1/98 .......................         398,775
    720,000  El Paso County Colorado School
                District No. 020, 5.15%,
                12/15/99 .....................         739,800
                                                 --------------
                                                     1,138,575
                                                 --------------
Hawaii (5.4%):
  1,000,000  Hawaii State, 4.10%, 11/1/01 ....         981,250

    600,000  Hawaii State Highway Revenue              611,250
                - OID, 4.80%, 7/1/03 .........  --------------
                                                     1,592,500
                                                 --------------

Illinois (11.3%):
    700,000  Chicago, O'Hare International
                Airport, 4.10%*, 12/1/17 .....         700,000
    500,000  Chicago, Water Revenue, 4.70%,
                12/1/99 ......................         507,500
    500,000  Dupage County, 5.90%, 11/1/01 ...         536,250
    400,000  Illinois State GO, 5.25%,
                 4/1/01.......................         413,500
    400,000  Illinois State GO Refunding,
                5.60%, 10/1/99 ...............         415,000
    750,000  Toll Highway Authority, 4.75%,
                1/1/02 .......................         755,625
                                                 --------------
                                                     3,327,875
                                                 --------------
Indiana (1.7%):
    500,000  Muncie, School Board, 4.95%,
                1/15/02 ......................         507,500
                                                 --------------
Iowa (1.5%):
    425,000  Ottumwa County, 5.10%, 6/1/01 ...         440,937
                                                 --------------
Kentucky (1.3%):
    380,000  Kenton County, Water Revenue,
                5.60%, 2/1/99 ................         391,400
                                                 --------------
Maine (2.8%):
    800,000  Maine Municipal Bond Refunding,
                4.90%, 11/1/02 ...............         820,000
                                                 --------------
Maryland (3.1%):
    400,000  Department of Transportation,
                4.10%, 12/15/00 ..............         400,000

    500,000  Washington, Suburban Sanitation
                District, 5.00%, 6/1/00 ......         513,750
                                                 --------------
                                                       913,750
                                                 --------------
Michigan (5.7%):
    400,000  Chelsea, 5.25%, 5/1/01 ..........         415,500
    800,000  Kent City, Building Authority
                GO, 4.50%, 12/1/01 ...........         808,000
    450,000  Oakland County, Building
                Authority, 4.75%, 4/1/00 .....         457,312
                                                 --------------
                                                     1,680,812
                                                 --------------
Minnesota (3.0%):
    365,000  Duluth, 4.65%, 2/1/02 ...........         370,475
    500,000  Minnesota State, 5.50%, 8/1/98 ..         513,750
                                                 --------------
                                                       884,225
                                                 --------------
Mississippi (3.4%):
    500,000  Mississippi State Capital
                Improvement, 5.00%, 8/1/99 ...         513,125
    500,000  Perry County, PCR, 4.00%*,
                3/1/02 .......................         500,000
                                                 --------------
                                                     1,013,125
                                                 --------------
Missouri (1.1%):
    320,000  Jefferson County, School
                District, 4.70%, 3/1/01 ......         326,000
                                                 --------------
Nevada (4.8%):
    900,000  Sparks GO, 4.80%, 3/1/04 ........         909,000

                                    Continued

THE ARCH FUND, INC.
Short-Intermediate Municipal Portfolio

                  Schedule of Portfolio Investments, Continued
                                November 30, 1996

  Shares
    or
 Principal               Security                   Market
  Amount                Description                  Value
------------ ----------------------------------  --------------
Municipal Bonds, continued:
Nevada, continued:
    500,000  Washoe County, 5.30%, 8/1/00        $     518,750
                                                 --------------
                                                     1,427,750
                                                 --------------
New Mexico (3.6%):
    345,000  Albuquerque, 4.40%, 7/1/00 ......         347,156
    700,000  New Mexico State Capital
                Projects GO, 4.60%, 8/1/00 ...         710,500
                                                 --------------
                                                     1,057,656
                                                 --------------
New York (1.8%):
    500,000  New York Power Authority, 5.85%,
                1/1/00 .......................         522,500
                                                 --------------
Pennsylvania (3.1%):
    500,000  Bucks County, 5.60%, 3/1/98 .....         510,000

    400,000  Delaware County, 4.35%, 10/1/00 .         404,500
                                                 --------------
                                                       914,500
                                                 --------------

Rhode Island (3.1%):
    900,000  Commonwealth Construction
                Capital Development, 4.60%,
                11/1/03 ......................         901,125
                                                 --------------
South Carolina (2.9%):
    400,000  Charleston S.C. GO, 4.50%,
                2/1/00 .......................         404,500
    450,000  Charleston School District,
                4.40%, 2/1/98 ................         452,813
                                                 --------------
                                                       857,313
                                                 --------------
South Dakota (2.2%):
    640,000  South Dakota Building Authority,
                Finance Bonds, 5.00%, 9/1/02 .         652,000
                                                 --------------
Texas (7.3%):
    450,000  Dallas, Water & Sewer Revenue,
                4.60%, 4/1/01 ................         454,500
    800,000  Houston, Series C, 5.50%, 4/1/01          837,000

Texas, continued:
    400,000  San Antonio GO, 4.88%, 8/1/99             409,000
    450,000  Tarrant Water Control, 5.60%,
                3/1/00 .......................         468,563
                                                 --------------
                                                     2,169,063
                                                 --------------
Utah (5.6%):
    675,000  Box Elder School District,
                4.80%, 6/15/01 ...............         693,563
    560,000  North Davis County Sewer

                District, 5.70%, 3/1/02 ......         592,900
    350,000  North Davis County Sewer
                District, GO, 5.70%, 3/1/03 ..         372,312
                                                 --------------
                                                     1,658,775
                                                 --------------
Vermont (0.9%):
    270,000  Vermont Municipal Bond, 4.50%,
                12/1/01 ......................         272,363
                                                 --------------
Virginia (2.8%):
    400,000  Virginia Beach GO, 4.20%,
                7/15/98 ......................         401,000
    400,000  Virginia Public Building
                Refunding, 5.70%, 8/1/00 .....         419,500
                                                 --------------
                                                       820,500
                                                 --------------
Washington (7.2%):
    500,000  Clark County, 4.60%, 1/1/01 .....         503,750
    500,000  Grant County Public Utilities
                District, 4.80%, 1/1/04 ......         503,750
    600,000  Seattle, 4.80%, 5/1/02 ..........         608,250
    250,000  Seattle Water System Refunding
                Bonds, 4.70%, 12/1/00 ........         254,687
    250,000  Washington State Refunding
                Bonds, Series R-92C, 5.75%,
                9/1/02 .......................         267,188
                                                 --------------
                                                     2,137,625
                                                 --------------
Wisconsin (2.5%):
    325,000  Brown County, 4.80%, 11/1/01 ....         331,906

                                    Continued

THE ARCH FUND, INC.
Short-Intermediate Municipal Portfolio

                  Schedule of Portfolio Investments, Continued
                                November 30, 1996

  Shares
    or
 Principal               Security                  Market
  Amount                Description                 Value
------------ ----------------------------------  -----------
Municipal Bonds, continued:
Wisconsin (2.5%):
    380,000  Milwaukee County, Refunding
                Bonds, Series A, 5.25%,
                9/1/00 .......................   $   391,875
                                                 -----------
                                                     723,781
                                                 -----------
   Total Municipal Bonds                          28,464,650
                                                 -----------
Investment Companies (2.5%):
    548,000  Federated Tax-Free Trust Mutual
                Fund..........................   $   548,000
    197,000  Nuveen Tax Exempt Money Market
                Fund..........................       197,000
                                                 -----------
   Total Investment Companies                        745,000
                                                 -----------
   Total (Cost--$29,002,171)(a)                  $29,209,650
                                                 ===========

------------
Percentages indicated are based on net assets of $29,523,085.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

               Unrealized appreciation ........................  $244,939
               Unrealized depreciation ........................   (37,460)
                                                                 ========
               Net unrealized appreciation ....................  $207,479
                                                                 ========

* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market Interest rates. The rate reflected in the Schedule of Portfolio Investments is the rate in effect at November 30, 1996.

GO--General Obligation.
OID--Original Issue Discount.
PCR--Pollution Control Revenue.


                        See notes to financial statements

THE ARCH FUND, INC.
Missouri Tax-Exempt Bond Fund

                        Schedule of Portfolio Investments
                                November 30, 1996


  Shares
    or
 Principal                                                   Security                                                 Market
  Amount                                                    Description                                                Value
------------  ---------------------------------------------------------------------------------------------------- --------------
Municipal Bonds (92.3%):
Missouri (88.0%):
    300,000   Christian County School District R-6, 7.05%, 3/1/11 ...............................................  $     327,375
  1,255,000   Columbia GO, 5.50%, 10/1/03 .......................................................................      1,339,712
  1,000,000   Columbia Water & Electrical Revenue, 6.13%, 10/1/12 ...............................................      1,052,500
    750,000   Franklin County Union Reorganized School District Series 1993, 5.75%, 3/1/13 ......................        768,750
  1,000,000   Hazelwood School District Series 1994, 5.85%, 3/1/09 ..............................................      1,041,250
  1,000,000   Jefferson City, School District, 6.70%, 3/1/11 ....................................................      1,156,250
    150,000   Kansas City Municipal Assistance Corp., 7.15%, 4/15/04 ............................................        166,875
  2,415,000   Kansas City School District Building, 5.15%, 2/1/08 ...............................................      2,439,150
  1,000,000   Kansas City School District Building Series D, 5.00%, 2/1/14, Insured by FGIC .....................        958,750
  1,000,000   Kansas City School District Series 1993 C, 5.38%, 7/1/05, Insured by FGIC..........................      1,041,250
  1,000,000   Kansas City Sewer Revenue, 7.25%, 4/1/03, Prerefunded 4/1/99 @ 100.................................      1,071,250
    700,000   Lincoln County IDR, 7.50%, 5/1/05 .................................................................        752,500
  1,500,000   Mehlville School District 09, 6.00%, 2/15/13 ......................................................      1,586,250
  1,500,000   Missouri Board Public Buildings, 6.40%, 12/1/09 ...................................................      1,606,875
  2,000,000   Missouri Building, Series A, 5.40%, 8/1/09 ........................................................      2,065,000
  1,000,000   Missouri Environmental Resources Authority, 6.45%, 7/1/08 .........................................      1,100,000
    720,000   Missouri Environmental Resources Authority, 7.00%, 10/1/10 ........................................        789,300
  1,100,000   Missouri Environmental Resources Authority, 6.88%, 6/1/14 .........................................      1,207,250
    500,000   Missouri Environmental Resources Authority, 6.55%, 7/1/14 .........................................        542,500
  1,250,000   Missouri Environmental Resources Authority, 5.63%, 7/1/16 .........................................      1,279,687
    200,000   Missouri Environmental Resources Authority, 7.40%, 5/1/20 .........................................        219,250
    100,000   Missouri Environmental Resources Authority, 7.40%, 5/1/20 .........................................        109,875
  1,000,000   Missouri GO, 5.25%, 8/1/08 ........................................................................      1,018,750
  1,000,000   Missouri GO, 5.13%, 8/1/09 ........................................................................      1,007,500
  1,400,000   Missouri Health & Educational Facilities Authority, 4.20%*, 12/1/05 ...............................      1,400,000
    800,000   Missouri Health & Educational Facilities Authority, 7.75%, 6/1/07 .................................        829,864
    600,000   Missouri Health & Educational Facilities Authority, 6.63%, 11/1/09 ................................        672,000
    500,000   Missouri Health & Educational Facilities Authority, 7.13%, 12/15/12, Prerefunded 12/15/00 @ 102....        563,125
  2,000,000   Missouri Health & Educational Facilities Authority, 5.10%, 11/15/13 ...............................      1,942,500
  1,000,000   Missouri Health & Educational Facilities Authority, 5.38%, 2/15/14 ................................      1,001,250
    750,000   Missouri Health & Educational Facilities Authority, 6.25%, 6/1/15 .................................        794,063
  2,000,000   Missouri Health & Educational Facilities Authority, 6.25%, 6/1/16 .................................      2,117,500
  2,500,000   Missouri Health & Educational Facilities Authority, 5.25%, 5/15/21 ................................      2,418,750
  1,200,000   Missouri Health & Educational Facilities Authority Child Mercy, 5.63%, 5/15/12 ....................      1,215,000
  2,300,000   Missouri Health & Educational Facilities Revenue, 3.60%*, 9/1/10 ..................................      2,300,000
  1,000,000   Missouri Higher Education Loan Authority, 5.75%, 2/15/02 ..........................................      1,040,000
    500,000   Missouri Housing Development, 7.00%, 9/1/10 .......................................................        534,375
    495,000   Missouri Housing Development, 6.90%, 7/1/18 .......................................................        519,750
  1,000,000   Missouri Housing Development, 6.60%, 7/1/24 .......................................................      1,042,500
  1,000,000   Missouri Sewer, 5.75%, 3/1/01 .....................................................................      1,053,750

                                    Continued

THE ARCH FUND, INC.
Missouri Tax-Exempt Bond Fund



                  Schedule of Portfolio Investments, Continued
                                November 30, 1996

  Shares
    or
 Principal                                                   Security                                               Market
  Amount                                                    Description                                              Value
------------  --------------------------------------------------------------------------------------------------  -------------
Municipal Bonds, continued:
Missouri, continued:
    750,000   Missouri Southern State College, 5.25%, 12/1/12 ..................................................  $     738,750
    200,000   Missouri Water PCR, 7.13%, 12/1/10 ...............................................................        220,750
  1,000,000   Missouri Water PCR, 5.75%, 8/1/12 ................................................................      1,030,000
  1,000,000   Missouri Western State College, 5.40%, 10/1/16 ...................................................      1,002,500
    570,000   O'Fallon GO, 5.75%, 3/1/10 .......................................................................        582,113
    600,000   Phelps County Hospital Revenue, 8.20%, 3/1/05, Prerefunded 3/1/00 @ 102...........................        682,500
  1,000,000   Sikeston Electric Revenue, 5.00%, 6/1/22 .........................................................        941,250
  1,000,000   Sikeston Electric Revenue, 6.25%, 6/1/22, Prerefunded 6/1/02 @ 102................................      1,110,000
    500,000   Southeast Missouri Correctional Facilities, 5.75%, 10/15/08 ......................................        515,625
    500,000   Southeast Missouri Correctional Facilities, 5.75%, 10/15/16 ......................................        504,375
  2,000,000   Springfield School District R-12, 5.25%, 3/1/11 ..................................................      1,980,000
    400,000   Springfield School District R-12 Series A, 6.75%, 3/1/11 .........................................        438,500
  2,000,000   Springfield Water Works Revenue, 5.60%, 5/1/23 ...................................................      2,022,500
    500,000   St. Charles County GO, 5.70%, 2/15/05 ............................................................        526,875
  1,000,000   St. Charles County GO, 6.00%, 2/15/09 ............................................................      1,035,000
    500,000   St. Charles County Public Facilities, 6.38%, 3/15/07 .............................................        538,750
    750,000   St. Louis County Paltonville R-3 School District, 6.25%, 2/1/10 ..................................        814,687
  1,000,000   St. Louis County Rockwood School District R-6, 5.00%, 2/1/04 .....................................      1,018,750
  2,500,000   St. Louis County Series B, 5.50%, 2/1/13 .........................................................      2,521,875
    800,000   St. Louis County, IDR, 7.38%, 2/1/14 .............................................................        810,000
    400,000   St. Louis IDR, 6.65%, 5/1/16 .....................................................................        455,000
    500,000   St. Louis Water Revenue, 6.00%, 7/1/14 ...........................................................        529,375
  1,740,000   St. Peters GO, 5.80%, 1/1/09 .....................................................................      1,809,600
  1,065,000   St. Peters GO, 5.85%, 1/1/13 .....................................................................      1,090,294
  1,400,000   University of Missouri Industrial Development, 5.95%, 12/20/25 ...................................      1,414,000
    925,000   University of Missouri Revenue Bonds, 6.50%, 11/1/11 .............................................      1,002,469
  2,000,000   University of Missouri Revenue Bonds, 5.50%, 11/1/23 .............................................      2,012,500
    400,000   Webster Groves, 6.60%, 2/1/10 ....................................................................        456,500
                                                                                                                  --------------
                                                                                                                     71,896,814
                                                                                                                  --------------
Puerto Rico (4.3%):
    500,000   Commonwealth, 6.45%, 7/1/17 ......................................................................        539,375
  1,000,000   Commonwealth GO Series A, 6.00%, 7/1/06 ..........................................................      1,060,000
  2,000,000   Public Buildings Authority, 5.50%, 7/1/21 ........................................................      1,950,000
                                                                                                                  --------------
                                                                                                                      3,549,375
                                                                                                                  --------------
     Total Municipal Bonds                                                                                           75,446,189
                                                                                                                  --------------

                                    Continued

THE ARCH FUND, INC.
Missouri Tax-Exempt Bond Fund



                  Schedule of Portfolio Investments, Continued
                                November 30, 1996


  Shares
    or
 Principal                                                   Security                                                 Market
  Amount                                                    Description                                                Value
------------  ------------------------------------------------------------------------------------------------    --------------
Investment Companies (6.6%):
2,364,000   Federated Tax-Free Trust Fund......................................................................    $   2,364,000
3,025,000   Nuveen Tax Exempt Money Market Fund................................................................        3,025,000
                                                                                                                   -------------
     Total Investment Companies                                                                                        5,389,000
                                                                                                                   -------------
     Total (Cost-$78,138,683)(a)                                                                                   $  80,835,189
                                                                                                                   =============

------------
Percentages indicated are based on net assets of $81,723,725.
(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:


               Unrealized appreciation ................  $  2,797,984
               Unrealized depreciation ................      (101,478)
                                                         ------------
               Net unrealized appreciation ............  $  2,696,506
                                                         ============
* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market Interest rates. The rate reflected in the Schedule of Portfolio Investments is the rate in effect at November 30, 1996.

FGIC--Financial Guaranty Insurance Corp.

GO--General Obligation

IDR--Industrial Development Revenue

PCR--Pollution Control Revenue

                        See notes to financial statements

THE ARCH FUND, INC.
National Municipal Bond Portfolio

                       Schedule of Portfolio Investments
                               November 30, 1996


  Shares
    or
 Principal                                                 Security                                                     Market
  Amount                                                  Description                                                   Value
---------- ----------------------------------------------------------------------------------------------------     --------------
Municipal Bonds (97.8%):
Alabama (2.7%):
2,000,000  Birmingham, Series A, 5.70%, 6/1/13 .................................................................    $    2,052,500
3,000,000  Birmingham, Series A, 5.90%, 6/1/18 .................................................................         3,060,000
1,000,000  Huntville, 6.75%, 4/1/06 ............................................................................         1,092,500
1,000,000  Huntville, 6.75%, 2/1/10 ............................................................................         1,088,750
1,000,000  Tuscaloosa, 6.88%, 7/1/11 ...........................................................................         1,082,500
                                                                                                                    --------------
                                                                                                                         8,376,250
                                                                                                                    --------------
Alaska (0.3%):
1,000,000  State Housing Finance Corp., Series A, 5.70%, 12/1/11 ...............................................         1,017,500
                                                                                                                    --------------
Arizona (4.6%):
1,000,000  Chandler Street & Highway User Revenue, 7.00%, 7/1/08 ...............................................         1,102,500
1,000,000  Mohave County Unified School District No. 1, Series A, 5.90%, 7/1/15 ................................         1,047,500
1,000,000  Phoenix, 6.80%, 7/1/08 ..............................................................................         1,085,000
1,000,000  Pima County University School District, Series D, 6.10%, 7/1/10 .....................................         1,060,000
6,400,000  Salt River Project Agricultural Impact, Series C, 6.20%, 1/1/12 .....................................         6,728,000
1,000,000  Salt River Project Agriculture Impact, 6.00%, 1/1/13 ................................................         1,037,500
1,000,000  State Transportation Board Excise Tax, Series B, 5.75%, 7/1/05 ......................................         1,081,250
1,000,000  State Transportation Board Highway Revenue, Series A, 6.50%, 7/1/11 .................................         1,105,000
                                                                                                                    --------------
                                                                                                                        14,246,750
                                                                                                                    --------------
California (2.9%):
1,000,000  California State, 6.00%, 9/1/09 .....................................................................         1,100,000
1,000,000  Los Angeles Department of Water & Power, 5.70%, 9/1/10 ..............................................         1,026,250
1,000,000  Los Angeles Department of Water & Power, 6.88%, 1/15/11 .............................................         1,098,750
1,000,000  Los Angeles Department of Water & Power, 6.10%, 7/1/11 ..............................................         1,060,000
1,500,000  San Francisco City And County, Series D, 6.20%, 6/15/08 .............................................         1,584,375
2,000,000  Southern California Public Power Authority, Series A, 5.00%, 7/1/15 .................................         1,890,000
1,000,000  State Public Works Board Lease Revenue, Series A, 7.00%, 9/1/09 .....................................         1,116,250
                                                                                                                    --------------
                                                                                                                         8,875,625
                                                                                                                    --------------
Colorado (0.8%):
1,000,000  Fort Collins, Series C, 6.00%, 12/1/09 ..............................................................         1,051,250
1,000,000  Jefferson County School District No. R001, 5.90%, 12/15/05 ..........................................         1,071,250
  500,000  Summit County School District No. RE1, 9.80%, 12/1/97 ...............................................           530,435
                                                                                                                    --------------
                                                                                                                         2,652,935
                                                                                                                    --------------
Connecticut (1.4%):
3,000,000  Connecticut State, Series A, 5.80%, 3/15/07 .........................................................         3,165,000
1,000,000  Connecticut State, Series A, 6.50%, 3/15/10 .........................................................         1,111,250
                                                                                                                    --------------
                                                                                                                         4,276,250
                                                                                                                    --------------
Delaware (0.7%):
2,000,000  Wilmington, 6.75%, 5/15/10 ..........................................................................         2,187,500
                                                                                                                    --------------

                                    Continued

THE ARCH FUND, INC.
National Municipal Bond Portfolio



                  Schedule of Portfolio Investments, Continued
                                November 30, 1996


  Shares
    or
 Principal                                                 Security                                                    Market
  Amount                                                  Description                                                   Value
---------- -----------------------------------------------------------------------------------------------------   ---------------
Municipal Bonds, continued:
Florida (3.4%):
2,000,000  Brevard County, 6.00%, 9/1/11 .......................................................................    $    2,100,000
1,000,000  Jacksonville Electrical Authority Revenue, 6.90%, 10/1/07 ...........................................         1,107,500
1,000,000  Jacksonville Transportation, 7.00%, 7/1/13 ..........................................................         1,036,040
1,000,000  Pollution Control, Series Y, 6.50%, 7/1/11 ..........................................................         1,076,250
1,000,000  State Board of Education Capital Outlay Pub. Ed., 6.13%, 6/1/10 .....................................         1,057,500
1,000,000  State Board of Education Capital Outlay Pub. Ed., Series A, 5.88%, 6/1/16 ...........................         1,032,500
1,000,000  State Board of Education Capital Outlay Pub. Ed., Series A, 6.75%, 6/1/09 ...........................         1,107,500
1,300,000  State Board of Education Capital Outlay Refunded, Series A, 6.10%, 6/1/00 ...........................         1,379,625
  700,000  State Board of Education Capital Outlay Unrefunded, Series A, 6.10%, 6/1/00 .........................           720,944
                                                                                                                    ---------------
                                                                                                                        10,617,859
                                                                                                                    ---------------
Georgia (0.7%):
1,000,000  Atlanta, Series A, 6.10%, 12/1/19 ...................................................................         1,056,250
1,000,000  Georgia State, Series B, 6.30%, 3/1/09 ..............................................................         1,130,000
                                                                                                                    ---------------
                                                                                                                         2,186,250
                                                                                                                    ---------------
Guam (0.3%):
1,000,000  Government Water System Revenue, 7.00%, 7/1/09 ......................................................         1,083,750
                                                                                                                    ---------------
Hawaii (0.7%):
1,000,000  Hawaii State, Series BR, 7.00%, 6/1/09 ..............................................................         1,091,250
1,000,000  Hawaii State, Series BT, 6.13%, 2/1/10 ..............................................................         1,077,500
                                                                                                                    ---------------
                                                                                                                         2,168,750
                                                                                                                    ---------------
Illinois (9.8%):
1,000,000  Arlington Heights, Series B, 5.88%, 12/1/12 .........................................................         1,028,750
3,000,000  Chicago, 6.00%, 1/1/11 ..............................................................................         3,187,500
1,000,000  Chicago Metropolitan Water Reclamation, 5.40%, 12/1/06 ..............................................         1,050,000
1,000,000  Chicago Metropolitan Water Reclamation, 5.50%, 12/1/08 ..............................................         1,047,500
1,000,000  Chicago Metropolitan Water Reclamation, 6.30%, 12/1/09 ..............................................         1,087,500
2,000,000  Cook County, 5.90%, 11/15/16 ........................................................................         2,072,500
1,000,000  Edwardsville Waterworks, 6.00%, 2/1/17 ..............................................................         1,055,000
1,000,000  Evanston, 6.13%, 12/1/11 ............................................................................         1,055,000
1,000,000  Illinois State, 6.00%, 10/1/01 ......................................................................         1,070,000
1,000,000  Illinois State, 6.80%, 4/1/06 .......................................................................         1,026,840
1,000,000  Illinois State, 5.88%, 6/1/09 .......................................................................         1,042,500
1,000,000  Illinois State, 6.25%, 10/1/11 ......................................................................         1,071,250
1,000,000  Illinois State, 5.75%, 4/1/12, Insured by MBIA.......................................................         1,025,000
3,000,000  Illinois State, 5.88%, 8/1/12 .......................................................................         3,116,250
2,000,000  Illinois State, 5.63%, 7/1/13 .......................................................................         2,035,000
2,000,000  Illinois State, 5.50%, 8/1/14, Insured by MBIA.......................................................         2,005,000
1,000,000  Illinois State, 5.75%, 7/1/16 .......................................................................         1,018,750
1,000,000  Kane County Public Building, Series B, 6.40%, 12/1/03 ...............................................         1,045,000

                                    Continued

THE ARCH FUND, INC.
National Municipal Bond Portfolio



                  Schedule of Portfolio Investments, Continued
                                November 30, 1996


  Shares
    or
 Principal                                                 Security                                                    Market
  Amount                                                  Description                                                   Value
---------- -----------------------------------------------------------------------------------------------------   ---------------
Municipal Bonds, continued:
Illinois, continued:
1,000,000  Lake County Water & Sewer Systems, Series A, 6.70%, 12/1/06 .........................................    $    1,105,000
1,000,000  Lake County Water & Sewer Systems, Series A, 5.50%, 12/1/09 .........................................         1,015,000
1,000,000  Springfield, 6.30%, 12/1/13 .........................................................................         1,058,750
1,000,000  Springfield, 7.00%, 12/1/11 .........................................................................         1,095,000
                                                                                                                    --------------
                                                                                                                        30,313,090
                                                                                                                    --------------
Indiana (5.5%):
5,000,000  Goshen-Chandler School Building, 5.75%, 1/15/10 .....................................................         5,125,000
3,000,000  Hammond Multi-School Building Corp., 5.80%, 1/15/15 .................................................         3,060,000
5,000,000  Hammond Multi-School Building Corp., 5.85%, 1/15/20 .................................................         5,100,000
1,000,000  Indianapolis Local Public Improvements, Series C, 6.50%, 2/1/08 .....................................         1,072,500
1,000,000  Transportation Finance Authority, Series A, 5.75%, 6/1/12 ...........................................         1,048,750
1,500,000  Whitko Middle School Building Corp., 5.88%, 7/15/12 .................................................         1,558,125
                                                                                                                    --------------
                                                                                                                        16,964,375
                                                                                                                    --------------
Kansas (0.7%):
1,000,000  Douglas County School District No. 497, Series A, 6.00%, 9/1/11 .....................................         1,071,250
  500,000  Johnson County School District No. 233, 6.10%, 3/1/99 ...............................................           502,350
  500,000  Shawnee County, 9.60%, 9/1/00 .......................................................................           590,625
                                                                                                                    --------------
                                                                                                                         2,164,225
                                                                                                                    --------------
Kentucky (0.2%):
   70,000  State Turnpike Authority Economic Development, 7.25%, 5/15/10 .......................................            77,613
  430,000  State Turnpike Authority Economic Development, 7.25%, 5/15/10 .......................................           476,762
                                                                                                                    --------------
                                                                                                                           554,375
                                                                                                                    --------------
Michigan (1.4%):
  335,000  Gratiot County Economic Development, 9.25%, 10/1/00 .................................................           335,020
1,000,000  Greenville Public Schools, 5.75%, 5/1/11 ............................................................         1,038,750
1,000,000  Johannesburg-Lewistown Area Schools, 5.00%, 5/1/13 ..................................................           963,750
2,000,000  Redford School District, 5.95%, 5/1/15 ..............................................................         2,097,500
                                                                                                                    --------------
                                                                                                                         4,435,020
                                                                                                                    --------------
Minnesota (2.1%):
1,000,000  Metropolitan Council, 6.88%, 12/1/04 ................................................................         1,070,000
1,000,000  Metropolitan Council, Series D, 6.75%, 9/1/09 .......................................................         1,067,500
1,000,000  Minneapolis Special School District, Series A, 5.70%, 2/1/09 ........................................         1,048,750
1,000,000  Northern Municipal Power Agency, Series A, 5.90%, 1/1/08 ............................................         1,055,000
2,000,000  Northern Municipal Power Agency, Series A, 7.25%, 1/1/16 ............................................         2,142,500
                                                                                                                    --------------
                                                                                                                         6,383,750
                                                                                                                    --------------
Mississippi (0.3%):
1,000,000  Mississippi State, 6.20%, 2/1/08 ....................................................................         1,086,250
                                                                                                                    --------------

                                    Continued

THE ARCH FUND, INC.
National Municipal Bond Portfolio


                  Schedule of Portfolio Investments, Continued
                                November 30, 1996

  Shares
    or
 Principal                                                 Security                                                    Market
  Amount                                                  Description                                                   Value
---------- -----------------------------------------------------------------------------------------------------   ---------------
Municipal Bonds, continued:
Missouri (10.4%):
  250,000  Blue Springs Waterworks & Sewer Revenue, 6.10%, 9/1/98 ..............................................    $      254,460
  300,000  Blue Springs Waterworks & Sewer Revenue, 6.20%, 9/1/99 ..............................................           305,460
1,000,000  Clay County, 7.60%, 7/1/98 ..........................................................................         1,020,380
1,000,000  Independence Electrical Utility Revenue, 7.10%, 6/1/04, Prerefunded 12/1/98 @ 100....................         1,053,750
  730,000  Jackson County Reorganized School District No. 4, 6.65%, 3/1/03, Prerefunded 3/1/99 @ 100............           771,063
1,000,000  Kansas City, 6.50%, 3/1/06 ..........................................................................         1,066,250
  650,000  Kansas City Water Revenue, Series A, 7.00%, 12/1/08 .................................................           656,500
1,000,000  Kansas City Water Revenue, Series B, 6.70%, 12/1/06, Prerefunded 12/1/97 @ 101.......................         1,041,580
  250,000  Metropolitan St. Louis Sewer District, 9.00%, 2/1/97 ................................................           252,225
2,000,000  Springfield Missouri School District R12, Series A, 6.75%, 3/1/11 ...................................         2,192,500
1,000,000  Springfield School District No R12, 6.38%, 3/1/12 ...................................................         1,055,000
1,000,000  St. Charles County Francis Howell School, 6.70%, 3/1/07 .............................................         1,093,750
1,000,000  St. Louis County, 6.30%, 2/1/00 .....................................................................         1,046,250
1,000,000  St. Louis County, 7.20%, 2/1/05 .....................................................................         1,108,750
  500,000  St. Louis County Industrial Development, 8.00%, 10/1/12 .............................................           505,330
1,000,000  State Enviromental Improvement & Energy, 5.88%, 1/1/15 ..............................................         1,017,500
1,000,000  State Environmental Resources Authority, 7.00%, 10/1/10 .............................................         1,096,250
  365,000  State Health & Education Facilities, 6.00%, 5/15/04, Prerefunded 5/15/03 @ 101.......................           399,219
  635,000  State Health & Education Facilities, 6.00%, 5/15/04 .................................................           692,943
  900,000  State Health & Education Facilities, 7.25%, 7/1/15 ..................................................           920,610
2,200,000  State Health & Education Facilities, 7.75%, 6/1/05, Prerefunded 6/1/98 @ 102.........................         2,367,750
1,000,000  State Health & Education Facilities, Series A, 6.75%, 5/15/12 .......................................         1,152,500
1,000,000  State Health & Education Facilities, Series AA, 6.25%, 6/1/07 .......................................         1,080,000
1,500,000  State Health & Education Facilities, Series B, 7.00%, 6/1/05 ........................................         1,668,750
3,000,000  State Health & Education Facilities, Series D, 7.00%, 12/1/09 .......................................         3,292,500
1,000,000  State Health & Educational Facilities, 7.13%, 12/15/12, Prerefunded 12/15/00 @ 102...................         1,126,250
1,200,000  State Health & Educational Facilities, 7.75%, 6/1/07 ................................................         1,244,796
2,500,000  State Water Pollution Control Service, 7.13%, 12/1/10 ...............................................         2,759,375
                                                                                                                    ---------------
                                                                                                                        32,241,691
                                                                                                                    ---------------
Nebraska (0.7%):
1,000,000  Omaha Public Power District Electric Revenue, Series B, 6.00%, 2/1/07 ...............................         1,097,500
1,000,000  Public Power District Revenue, Series A, 5.50%, 1/1/13 ..............................................         1,008,750
                                                                                                                    ---------------
                                                                                                                         2,106,250
                                                                                                                    ---------------
Nevada (1.8%):
3,000,000  Nevada State, 6.50%, 12/1/12 ........................................................................         3,296,250
1,000,000  Nevada State Universal Systems Projects, 6.50%, 8/1/08 ..............................................         1,096,250
1,000,000  Nevada State, Series A, 6.50%, 5/1/08 ...............................................................         1,091,250
                                                                                                                    ---------------
                                                                                                                         5,483,750
                                                                                                                    ---------------

                                    Continued

THE ARCH FUND, INC.
National Municipal Bond Portfolio



                 Schedule of Portfolio Investments, Continued
                               November 30, 1996

  Shares
    or
 Principal                                                 Security                                                    Market
  Amount                                                  Description                                                   Value
---------- -----------------------------------------------------------------------------------------------------   ---------------
Municipal Bonds, continued:
New Hampshire (1.7%):
1,000,000  Concord, 6.15%, 10/15/10 ............................................................................    $    1,077,500
1,000,000  State Capital Improvements, Series B, 6.45%, 11/1/08 ................................................         1,106,250
3,000,000  State Turnpike System Revenue, 6.00%, 4/1/13 ........................................................         3,090,000
                                                                                                                    ---------------
                                                                                                                         5,273,750
                                                                                                                    ---------------
New Jersey (1.0%):
1,000,000  New Jersey State, 7.25%, 4/15/08 ....................................................................         1,085,000
2,000,000  New Jersey State, Series D, 5.90%, 2/15/08 ..........................................................         2,137,500
                                                                                                                    ---------------
                                                                                                                         3,222,500
                                                                                                                    ---------------
New York (0.7%):
2,100,000  State Power Authority, Series V, 7.88%, 1/1/07 ......................................................         2,210,985
                                                                                                                    ---------------
North Carolina (1.0%):
2,000,000  Eastern Municipal Power Agency, Series B, 6.00%, 1/1/13 .............................................         2,057,500
1,000,000  Municipal Power Agency No. 1, 5.75%, 1/1/15 .........................................................         1,016,250
                                                                                                                    ---------------
                                                                                                                         3,073,750
                                                                                                                    ---------------
Ohio (1.4%):
1,000,000  Columbus Sewer Improvement No. 27-E-U, 6.30%, 2/15/12 ...............................................         1,070,000
2,000,000  Columbus Waterworks Enlargement No. 44, 6.00%, 5/1/13 ...............................................         2,115,000
1,000,000  Hamilton City Electric, Series A, 6.00%, 10/15/12 ...................................................         1,057,500
                                                                                                                    ---------------
                                                                                                                         4,242,500
                                                                                                                    ---------------
Oklahoma (0.5%):
  500,000  Oklahoma City New Public Housing, 5.75%, 5/1/98 .....................................................           513,750
1,000,000  Tulsa, 6.25%, 6/1/11 ................................................................................         1,065,000
                                                                                                                    ---------------
                                                                                                                         1,578,750
                                                                                                                    ---------------
Oregon (0.3%):
1,000,000  State Veteran Welfare, Series 74A, 7.60%, 3/1/01 ....................................................         1,027,860
                                                                                                                    ---------------
Pennsylvania (2.2%):
1,000,000  Allegheny County Series C-40, 5.90%, 5/1/07 .........................................................         1,068,750
1,500,000  Burrell School District, 5.65%, 11/15/16 ............................................................         1,533,750
1,000,000  Easttown Township, 5.65%, 8/1/17 ....................................................................         1,016,250
1,000,000  State Higher Education Facilities, Series A, 5.88%, 1/1/15 ..........................................         1,035,000
2,000,000  State Higher Education Facilities, Series B, 5.88%, 1/1/15 ..........................................         2,070,000
                                                                                                                    ---------------
                                                                                                                         6,723,750
                                                                                                                    ---------------
Puerto Rico (0.1%):
  200,000  Industrial Medical & Enviromental, 3.41%*, 3/1/23 ...................................................           200,690
                                                                                                                    ---------------
Tennessee (2.0%):
1,000,000  Memphis Water Revenue, Series A, 6.00%, 1/1/12 ......................................................         1,055,000

                                    Continued

THE ARCH FUND, INC.
National Municipal Bond Portfolio


                 Schedule of Portfolio Investments, Continued
                               November 30, 1996


  Shares
    or
 Principal                                                 Security                                                    Market
  Amount                                                  Description                                                   Value
---------- -----------------------------------------------------------------------------------------------------   ---------------
Municipal Bonds, continued:
Tennessee, continued:
1,000,000  Metropolitan Government Nashville & Davidson County, 5.75%, 1/1/15 ..................................    $    1,017,500
1,000,000  Metropolitan Government Nashville & Davidson County, 6.13%, 5/15/19 .................................         1,051,250
2,000,000  Shelby County, Series A, 6.25%, 12/1/09 .............................................................         2,180,000
1,000,000  Shelby County, Series B, 5.88%, 3/1/12 ..............................................................         1,033,750
                                                                                                                    ---------------
                                                                                                                         6,337,500
                                                                                                                    ---------------
Texas (11.7%):
  230,000  Austin, 6.25%, 9/1/06 ...............................................................................           244,088
  400,000  Austin, 6.25%, 9/1/06 ...............................................................................           432,000
3,000,000  Austin Independent School District, 5.75%, 8/1/15 ...................................................         3,093,750
1,000,000  Austin Public Improvement, 6.13%, 9/1/10 ............................................................         1,051,250
1,000,000  Austin Utility Systems Revenue, 6.25%, 11/15/07 .....................................................         1,081,250
4,000,000  Austin Utility Systems Revenue, Series A, 6.00%, 11/15/05 ...........................................         4,310,000
1,000,000  Brazos River Authority Special Facilities, 7.00%, 8/15/11 ...........................................         1,100,000
1,000,000  Dallas Waterworks & Sewer, Series A, 6.00%, 10/1/10 .................................................         1,026,250
1,000,000  Fort Worth Water & Sewer Revenue, Series B, 6.50%, 12/15/06 .........................................         1,075,000
1,000,000  Friendship Independent School District, 6.90%, 2/15/10 ..............................................         1,078,750
1,000,000  Harris County, 7.00%, 10/1/07 .......................................................................         1,126,250
1,000,000  Harris County, Series B, 5.80%, 10/1/04 .............................................................         1,058,750
1,000,000  Houston Independent School District, 6.75%, 8/15/08 .................................................         1,101,250
1,000,000  Houston Water & Sewer Systems Revenue, Series B, 6.75%, 12/1/08 .....................................         1,110,000
  715,000  Houston, Series C, 6.25%, 3/1/12 ....................................................................           750,750
1,000,000  Humble Independent School District, 6.25%, 2/1/07 ...................................................         1,085,000
1,000,000  Manor Independent School District, 5.70%, 8/1/10 ....................................................         1,038,750
1,000,000  Royse City Independent School District, 5.50%, 2/15/15 ..............................................         1,012,500
1,050,000  San Antonio, 6.00%, 8/1/09 ..........................................................................         1,069,687
1,000,000  San Antonio Electric & Gas, 5.75%, 2/1/11 ...........................................................         1,022,500
2,000,000  San Antonio Electric & Gas Revenue, 6.50%, 2/1/12 ...................................................         2,085,000
  480,000  Spring Branch Independent School District, 6.38%, 2/1/07 ............................................           522,000
  520,000  Spring Branch Independent School District, 6.38%, 2/1/07 ............................................           555,100
  480,000  Spring Branch Independent School District, 6.38%, 2/1/09 ............................................           522,000
  520,000  Spring Branch Independent School District, 6.38%, 2/1/09 ............................................           551,200
3,000,000  State Public Finance Authority, Series  A, 5.95%, 10/1/15 ...........................................         3,127,500
1,000,000  State Public Finance Authority, Series A, 5.70%, 10/1/07 ............................................         1,046,250
1,000,000  University Texas Permenant University Fund, Series A, 6.25%, 7/1/13 .................................         1,047,500
2,000,000  Water Development Board Revenue, Series A, 5.75%, 7/15/15 ...........................................         2,045,000
                                                                                                                    ---------------
                                                                                                                        36,369,325
                                                                                                                    ---------------
Utah (3.0%):
1,000,000  Davis County School District, 6.65%, 6/1/04 .........................................................         1,102,500
1,000,000  Davis County School District, 7.00%, 6/1/04 .........................................................         1,088,750

                                    Continued

THE ARCH FUND, INC.
National Municipal Bond Portfolio



                 Schedule of Portfolio Investments, Continued
                               November 30, 1996

  Shares
    or
 Principal                                                 Security                                                    Market
  Amount                                                  Description                                                   Value
---------- -----------------------------------------------------------------------------------------------------   ---------------
Municipal Bonds, continued:
Utah, continued:
1,000,000  Intermountain Power Agency, Utah Power Supply, 7.20%, 7/1/19 ........................................    $    1,036,580
4,000,000  Intermountain Power Agency, Utah Power Supply, Series B, 6.00%, 7/1/12 ..............................         4,160,000
1,000,000  Intermountain Power Agency, Utah Power Supply, Series B, 6.00%, 7/1/15 ..............................         1,000,260
1,000,000  Intermountain Power Agency, Utah Power Supply, Series B, 7.00%, 7/1/15 ..............................         1,033,420
                                                                                                                    ---------------
                                                                                                                         9,421,510
                                                                                                                    ---------------
Virginia (4.1%):
1,000,000  Newport News, Series A, 6.13%, 6/1/10 ...............................................................         1,065,000
2,000,000  Richmond Public Improvement, Series B, 6.25%, 1/15/18 ...............................................         2,100,000
2,000,000  State Housing Development Authority, 6.40%, 7/1/17 ..................................................         2,067,500
1,200,000  State Housing Development Authority, Series B, Sub-Series B2, 6.70%, 1/1/14 .........................         1,284,000
2,000,000  State Housing, Series C, Sub-Series C2, 5.60%, 1/1/15 ...............................................         1,975,000
1,000,000  State Public School Authority, 5.90%, 7/15/11 .......................................................         1,051,250
1,000,000  State Public School Authority, Series A, 7.13%, 1/1/10 ..............................................         1,054,410
2,000,000  State Public School Authority, Series A, 6.25%, 1/1/11 ..............................................         2,082,500
                                                                                                                    ---------------
                                                                                                                        12,679,660
                                                                                                                    ---------------
Washington (12.5%):
1,000,000  Grant County Public Utility, Series F, 5.70%, 1/1/15 ................................................         1,016,250
1,000,000  King County Library System, 6.05%, 12/1/07 ..........................................................         1,088,750
1,500,000  King County School District No. 415, 5.75%, 6/1/11 ..................................................         1,558,125
2,000,000  King County School District No. 415, 5.88%, 6/1/16 ..................................................         2,060,000
1,000,000  King County, Series A, 6.00%, 12/1/09 ...............................................................         1,056,250
1,000,000  Seattle Municipal Light & Power Revenue, 6.20%, 7/1/06 ..............................................         1,096,250
1,000,000  Seattle Municipal Light & Power Revenue, 6.25%, 7/1/07 ..............................................         1,092,500
1,000,000  Snohomish County Public Utility District 001, 6.45%, 1/1/06 .........................................         1,116,250
2,000,000  Snohomish County Public Utility District 001, 6.50%, 1/1/12 .........................................         2,152,500
3,000,000  Snohomish County Public Utility District 001, 6.00%, 1/1/13 .........................................         3,123,750
1,000,000  Snohomish County Public Utility District 001, Series A, 6.90%, 1/1/06 ...............................         1,096,250
1,000,000  Snohomish County School District No. 2, 6.20%, 12/1/12 ..............................................         1,072,500
1,000,000  Snohomish County School District No. 2, Series A, 6.80%, 12/1/03 ....................................         1,100,000
1,000,000  Spokane, 6.13%, 1/1/09 ..............................................................................         1,048,750
3,000,000  Spokane Regular Solid Waste Management, 5.50%, 12/1/10 ..............................................         3,041,250
4,000,000  State Public Power Supply Systems, 5.50%, 7/1/15 ....................................................         3,935,000
1,000,000  State Public Power Supply Systems, Series A, Project II, 7.38%, 7/1/12,
              Prerefunded 7/1/00 @ 102..........................................................................         1,120,000
1,000,000  State Public Power Supply Systems, Series B, Project III, 7.25%, 7/1/15 .............................         1,103,750
  500,000  State Public Power Supply Systems, Series C, Project I, 7.75%, 7/1/08 ...............................           566,250
3,000,000  State Public Power Supply Systems, Series C, Project I, 5.60%, 7/1/14 ...............................         2,992,500
1,000,000  Tacoma Electrical System, 6.13%, 1/1/11 .............................................................         1,066,250
1,000,000  Tacoma Electrical System, 6.25%, 1/1/15 .............................................................         1,057,500

                                    Continued

THE ARCH FUND, INC.
National Municipal Bond Portfolio



                 Schedule of Portfolio Investments, Continued
                               November 30, 1996

  Shares
    or
 Principal                                                 Security                                                    Market
  Amount                                                  Description                                                   Value
---------- -----------------------------------------------------------------------------------------------------   ---------------
Municipal Bonds, continued:
Washington, continued:
2,000,000  Washington State, Series B, 6.38%, 8/1/10 ...........................................................      $  2,135,000
1,000,000  Washington State, Series DD-14 & Series B, 5.75%, 9/1/07 ............................................         1,051,250
1,000,000  Washington State, Series R 92A, 6.25%, 9/1/09 .......................................................         1,051,250
                                                                                                                      -------------
                                                                                                                        38,798,125
                                                                                                                      -------------
Wisconsin (4.2%):
1,000,000  Dane County, Series A, 5.65%, 3/1/12 ................................................................         1,023,750
1,000,000  Green Bay Area Public School District, Series A, 5.50%, 4/1/12 ......................................         1,011,250
3,000,000  Kenosha, Series B, 5.85%, 12/1/11 ...................................................................         3,108,750
3,000,000  Milwaukee County, Series A, 6.00%, 9/1/09 ...........................................................         3,120,000
  280,000  Wisconsin State, 7.10%, 5/1/00 ......................................................................           292,250
1,220,000  Wisconsin State, 7.10%, 5/1/00 ......................................................................         1,273,375
1,000,000  Wisconsin State, Series A, 6.30%, 5/1/10 ............................................................         1,087,500
1,000,000  Wisconsin State, Series G, 6.75%, 5/1/09 ............................................................         1,068,750
1,000,000  Wisconsin State, Series G, 6.75%, 5/1/11 ............................................................         1,068,750
                                                                                                                      -------------
                                                                                                                        13,054,375
                                                                                                                      -------------
 Total Municipal Bonds                                                                                                 303,637,225
                                                                                                                      -------------
Investment Companies (0.5%):
1,540,000  Federated Tax-Free Trust Mutual Fund.................................................................         1,540,000
  115,000  Nuveen Tax-Exempt Money Market Fund..................................................................           115,000
                                                                                                                      -------------
 Total Investment Companies                                                                                              1,655,000
                                                                                                                      -------------
 Total (Cost--$289,710,990)(a)                                                                                        $305,292,225
                                                                                                                      =============

------------

Percentages indicated are based on net assets of $310,414,643.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

            Unrealized appreciation ........................    $15,584,013
            Unrealized depreciation ........................         (2,778)
                                                                ============
            Net unrealized appreciation ....................    $15,581,235
                                                                ============

* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market Interest rates. The rate reflected in the Schedule of Portfolio Investments is the rate in effect at November 30, 1996.

MBIA--Municipal Bond Insurance Agency

                        See notes to financial statements

THE ARCH FUND, INC.

                          Notes to Financial Statements
                                November 30, 1996


1.    Organization

      The ARCH Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. As of November 30, 1996, the Fund is authorized to offer the following investment portfolios: Money Market, Treasury Money Market, Tax-Exempt Money Market, Growth & Income Equity, Small Cap Equity (formerly Emerging Growth), International Equity, Balanced, Government & Corporate Bond, U.S. Government Securities, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Kansas Tax-Exempt Bond, Equity Income and Short-Intermediate Corporate Bond Portfolios (referred to individually as a "Portfolio" and collectively, the "Portfolios"). The Fund was organized as a Maryland corporation on September 9, 1982. The Kansas Tax-Exempt Bond, Equity Income and Short-Intermediate Corporate Bond Portfolios have not yet commenced operations.

      The Portfolios' investment objectives are as follows. Money Market seeks current income with liquidity and stability of principal. Treasury Money Market seeks a high level of current income exempt from state income tax consistent with liquidity and security of principal. Tax-Exempt Money Market seeks a high level of current interest income exempt from federal income tax as is consistent with liquidity and stability of principal. Growth & Income Equity seeks long-term capital growth, with income a secondary consideration. Small Cap Equity seeks capital appreciation. International Equity seeks capital growth consistent with reasonable investment risk. Balanced seeks to maximize total return through a combination of growth of capital and current income consistent with the preservation of capital. Government & Corporate Bond seeks the highest level of current income that is consistent with conservation of capital. U.S. Government Securities seeks a high rate of current income that is consistent with relative stability of principal. Short-Intermediate Municipal seeks as high a level of current income, exempt from regular federal income tax, as is consistent with preservation of capital. Missouri Tax-Exempt Bond seeks as high a level of interest income exempt from federal income tax as is consistent with conservation of capital. National Municipal Bond seeks as high a level of interest income exempt from federal income tax as is consistent with conservation of capital.

2.    Significant Accounting Policies

      The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from these estimates.

      Securities valuation:

      The securities of the Money Market, Treasury Money Market and Tax-Exempt Money Market Portfolios (collectively, "the money market portfolios") are valued at amortized cost. Amortized cost valuation involves valuing an instrument at its cost initially and, thereafter, assuming a constant amortization to maturity of any discount or premium, regardless of the effect of fluctuating interest rates on the market value of the instrument. In addition, the money market portfolios may not (a) purchase any instrument with a remaining maturity greater than 397 days unless such instrument is subject to a demand feature, or (b) maintain a dollar-weighted-average portfolio maturity which exceeds 90 days. The securities of the Growth & Income Equity, Small Cap Equity, International Equity, Balanced, Government & Corporate Bond, U.S. Government Securities, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, and National Municipal Bond Portfolios (collectively, "the variable net



                                   Continued

THE ARCH FUND, INC.

                                November 30, 1996


      asset value portfolios") that are traded on a recognized exchange are valued at the last sale price on the national securities market. Securities traded only on over-the-counter markets are valued on the basis of market value when available. Securities for which there were no transactions are valued at the mean of the most recent bid and asked prices. Securities maturing in 60 days or less are valued at amortized cost. Securities, including restricted securities, for which market quotations are not readily available, are valued at fair market value by the investment adviser (or the sub-investment adviser) in accordance with guidelines approved by the Fund's Board of Directors. Quotations of foreign securities in foreign currency are converted to the U.S. dollar equivalent at the prevailing exchange rate on the date of conversion. Investments in investment companies are valued at their respective net asset values as reported by such companies. The differences between cost and market values of the investments of the variable net asset portfolios are reflected as unrealized appreciation or depreciation.

      Repurchase agreements:

      The Portfolios may engage in repurchase agreement transactions. Under the terms of a typical repurchase agreement, a Portfolio takes possession of an underlying debt obligation subject to an obligation of the seller to repurchase, and the Portfolio to resell, the obligation at an agreed upon price and time, thereby determining the yield during the Portfolio's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Portfolio's holding period. The value of the collateral exceeds at all times the total amount of the repurchase obligations, including interest. In the event of counterparty default, the Portfolio has the right to use the collateral to offset losses incurred. There is potential for loss to the Portfolio in the event the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral securities, including the risk of a possible decline in the value of the underlying securities during the period while the Portfolio seeks to assert its rights. The Portfolios' investment adviser, acting under the supervision of the Board of Directors, reviews the value of the collateral and the creditworthiness of those banks and dealers with which the Portfolios enter into repurchase agreements to evaluate potential risks.

      Securities transactions and investment income:

      Securities transactions are recorded on the trade date. Realized gains and losses on investments sold are recorded on the identified cost basis. Interest income is accrued on a daily basis. Dividend income is recorded on the ex-dividend date. Realized and unrealized gains and losses are allocated based upon the relative net assets of each class of shares.

      Foreign currency translation:

      The market value of investment securities, other assets and liabilities of the International Equity Portfolio denominated in a foreign currency are translated into U.S. dollars at the current exchange rate. Purchases and sales of securities, income receipts and expense payments are translated into U.S. dollars at the exchange rate on the dates of the transactions.

      The International Equity Portfolio isolates that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuation arising from changes in market prices of securities held.

      Reported net realized foreign exchange gains or losses arise from sales and maturities of foreign securities, sales of foreign currencies, currency exchange fluctuations between the trade and settlement dates on

                                    Continued

THE ARCH FUND, INC.

                                November 30, 1996

      securities transactions, and the difference between the amount of assets and liabilities recorded and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, including investments in securities, resulting from changes in exchange rates.

      Risks associated with foreign securities and currencies:

      Investments in securities of foreign issuers carry certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws and restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

      Certain countries may also impose substantial restrictions on investments in their capital markets by foreign entities, including restrictions on investments in issuers of industries deemed sensitive to relevant national interests. These factors may limit the investment opportunities available in the International Equity Portfolio and result in a lack of liquidity and a high price volatility with respect to securities of issuers from developing countries.

      Forward currency exchange contracts:

      The International Equity Portfolio may enter into forward foreign currency exchange contracts ("forwards"). A forward is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the forward fluctuates with changes in currency exchange rates. The forward is marked-to-market daily and the change in market value is recorded by the Portfolio as unrealized appreciation or depreciation. When the forward is closed, the Portfolio records a realized gain or loss equal to the fluctuation in value during the period the forward was opened. The Portfolio could be exposed to risk if a counter party is unable to meet the terms of a forward or if the value of the currency changes unfavorably.

      Securities lending:

      To increase return, the Growth & Income Equity, Small Cap Equity, International, Balanced, Government & Corporate Bond, U.S. Government Securities, Short-Intermediate Municipal and National Municipal Bond Portfolios may, from time to time, lend portfolio securities to broker-dealers, banks or institutional borrowers of securities pursuant to agreements requiring that the loans be continuously secured by collateral equal, at all times, in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government, or its agencies or instrumentalities, irrevocable letters of credit, or any combination thereof. The collateral must be valued daily, and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the lending Portfolio. By lending its securities, a Portfolio can increase its income by continuing to receive interest or dividends on the loaned securities as well as either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when U.S. Government securities are used as collateral. Loans are subject to termination by the Portfolio or the borrower at any time. The risks, to the Portfolios, of securities lending are that the borrower may not provide additional collateral when required or return the securities when due. In addition, if cash

                                    Continued

THE ARCH FUND, INC.

                                November 30, 1996

      collateral invested by a Portfolio is less than the amount required to be returned to the borrower as a result of a decrease in the value of the cash collateral investments, the Portfolio must compensate the borrower for the deficiency. At November 30, 1996, the Portfolios had securities with the following market values on loan:

                                                          Market Value of Loaned
      Portfolio                                                 Securities
      ----------                                          ----------------------
      Growth & Income Portfolio.........................          $52,714
      Small Cap Equity Portfolio........................           40,666
      Balanced Portfolio................................           20,811
      Government & Corporate Bond Portfolio.............           38,595
      U.S. Government Securities Portfolio..............           14,491

      The loaned securities were fully collateralized by cash and U.S. Government securities.

      Dividends and distributions to shareholders:

      Dividends on each share of the Portfolios are determined in the same manner, irrespective of class, except that shares of each class bear separate fees under either a Distribution and Services Plan or an Administrative Services Plan adopted for each class and enjoy certain exclusive voting rights on matters relating to these fees. It is the policy of the Money Market, Treasury Money Market, Tax-Exempt Money Market, Government & Corporate Bond, U.S. Government Securities, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios to declare dividends daily from net investment income and to pay such dividends no later than five business days after the end of the month. The Growth & Income Equity, Small Cap Equity, Balanced and International Equity Portfolios declare and pay dividends from net investment income quarterly. However, commencing January 1, 1997, the Growth & Income and Balanced Portfolios will declare and pay dividends from net investment income monthly. Net realized capital gains for each Portfolio, if any, are distributed at least annually. Additional distributions of net investment income and capital gains may be made at the discretion of the Board of Directors in order to avoid the 4% excise tax to which a Portfolio is subject with respect to certain undistributed amounts of net investment income and capital gains.

      Dividends from net investment income and from net realized capital gains are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions, expiring capital loss carryforwards and deferrals of certain losses. Permanent book and tax basis differences have been reclassified among the components of net assets.

      Federal income taxes:

      It is the policy of each Portfolio to qualify or to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

      Organization costs:

      The Portfolios bear all costs in connection with their organization, including the fees and expenses of registering and qualifying shares for distribution under Federal and state securities regulations. All such costs are amortized using the straight-line method over a period of five years from the dates each Portfolio

                                   Continued

THE ARCH FUND, INC.

                                November 30, 1996

      commenced operations: December 2, 1991, for the Treasury Money Market Portfolio; May 1, 1992, for the Small Cap Equity Portfolio; April 1, 1993, for the Balanced Portfolio; April 4, 1994, for the International Equity Portfolio; July 10, 1995, for the Short-Intermediate Municipal Portfolio; and November 18, 1996 for the National Municipal Bond Portfolio. As of November 30, 1996, all costs were fully amortized for the Money Market, Tax-Exempt Money Market, Growth & Income Equity, Government & Corporate Bond, U.S. Government Securities and Missouri Tax-Exempt Bond Portfolios.

      Other:

      Operating expenses of the Fund not directly attributable to a Portfolio or to any class of shares of a Portfolio are prorated among the Portfolios based on the relative net assets of each Portfolio or other appropriate basis. Operating expenses directly attributable to a Portfolio are charged directly to that Portfolio's operations. Fees paid under either a Distribution and Services Plan or an Administrative Services Plan are borne by the specific class of shares to which they apply.

3.    Shares of Common Stock

      The Fund is authorized to issue four classes of Portfolio shares in each Portfolio (except as noted): Investor A Shares, Investor B Shares (except the Treasury Money Market, Tax-Exempt Money Market and Short-Intermediate Municipal Portfolios), Trust Shares, and Institutional Shares (except the Tax-Exempt Money Market, Missouri Tax-Exempt Bond, National Municipal Bond, Kansas Tax-Exempt Bond and Short-Intermediate Municipal Portfolios). Investor A Shares of the variable net asset value portfolios are sold with front-end sales charges. Investor B Shares of the Money Market Portfolio and the variable net asset value portfolios may be subject to contingent deferred sales charges ("CDSC") based on the lesser of the net asset value of the shares on the redemption date or the original cost of the shares redeemed. The following table sets forth the time schedule of redemptions of Investor B Shares subject to CDSC:

                                                                    CDSC
                                                               (percentage of
      Number of Years                                          amount subject
      Elapsed Since Purchase                                   to the charge)
      ----------------------                                 -------------------
      One or less.........................................           5.0%
      More than one, but less than two....................           4.0%
      Two, but less than three............................           3.0%
      Three, but less than four...........................           3.0%
      Four, but less than five............................           2.0%
      Five, and up to and including six...................           1.0%
      More than six.......................................          None


      Investor B Shares of the Money Market Portfolio are available for purchase only by those investors participating in the ARCH Asset Adviser Program or through exchanges of Investor B Shares of the variable net asset value portfolios. Each class of shares in a Portfolio has identical rights and privileges except with respect to the fees paid by the classes under either a Distribution and Services Plan or an Administrative Services Plan, expenses allocable exclusively to each class of shares, voting rights on matters affecting a single class of shares, the

                                    Continued

THE ARCH FUND, INC.

                                November 30, 1996

      exchange privilege of each class of shares, and the automatic conversion of Investor B Shares of a Portfolio into Investor A Shares of that Portfolio eight years after purchase.

      As of November 30, 1996, the Fund's Articles of Incorporation authorize the Board of Directors, in its discretion, to issue up to seven billion full and fractional shares of capital stock, $0.001 par value per share, and to classify or reclassify any unissued shares of the Fund into one or more additional classes. Pursuant to such authority, as of November 30, 1996, the Fund's shares were classified as follows:

                                                                                         Represent Interests In:
                                                                         --------------------------------------------------------
                         Class                         Shares (000)                    Portfolio                      Class
      --------------------------------------------    ---------------    --------------------------------------  ----------------
      Class A  Shares.............................          550,000       Money Market                            Investor A
      Class A--Special Series 1 Shares............        1,800,000       Money Market                            Trust
      Class A--Special Series 2 Shares............          300,000       Money Market                            Investor B
      Class A--Special Series 3 Shares............           50,000       Money Market                            Institutional

      Class B  Shares.............................          100,000       Treasury Money Market                   Investor A
      Class B--Special Series 1 Shares............        1,000,000       Treasury Money Market                   Trust
      Class B--Special Series 2 Shares............          300,000       Treasury Money Market                   Institutional

      Class C  Shares.............................            5,000       Growth & Income Equity                  Investor A
      Class C--Special Series 1 Shares............           50,000       Growth & Income Equity                  Trust
      Class C--Special Series 2 Shares............           20,000       Growth & Income Equity                  Investor B
      Class C--Special Series 3 Shares............           50,000       Growth & Income Equity                  Institutional

      Class D  Shares.............................            5,000       Government & Corporate Bond             Investor A
      Class D--Special Series 1 Shares............           50,000       Government & Corporate Bond             Trust
      Class D--Special Series 2 Shares............           20,000       Government & Corporate Bond             Investor B
      Class D--Special Series 3 Shares............           50,000       Government & Corporate Bond             Institutional

      Class E  Shares.............................            5,000       U.S. Government Securities              Investor A
      Class E--Special Series 1 Shares............           15,000       U.S. Government Securities              Trust
      Class E--Special Series 2 Shares............           20,000       U.S. Government Securities              Investor B
      Class E--Special Series 3 Shares............           50,000       U.S. Government Securities              Institutional

      Class F  Shares.............................            5,000       Small Cap Equity                        Investor A
      Class F--Special Series 1 Shares............           15,000       Small Cap Equity                        Trust
      Class F--Special Series 2 Shares............           20,000       Small Cap Equity                        Investor B
      Class F--Special Series 3 Shares............           50,000       Small Cap Equity                        Institutional

      Class G  Shares.............................            5,000       Balanced                                Investor A
      Class G--Special Series 1 Shares............           15,000       Balanced                                Trust
      Class G--Special Series 2 Shares............           20,000       Balanced                                Investor B
      Class G--Special Series 3 Shares............           50,000       Balanced                                Institutional

                                    Continued

THE ARCH FUND, INC.

                                November 30, 1996

                                                                                       Represent Interests In:
                                                                     ------------------------------------------------------------
                        Class                        Shares (000)                    Portfolio                       Class
      -------------------------------------------   ---------------- ------------------------------------------ -----------------
      Class H  Shares............................        10,000       International Equity                        Investor A
      Class H--Special Series 1 Shares...........        10,000       International Equity                        Trust
      Class H--Special Series 2 Shares...........        10,000       International Equity                        Investor B
      Class H--Special Series 3 Shares...........        50,000       International Equity                        Institutional

      Class I  Shares............................        25,000       Short-Intermediate Municipal                Investor A
      Class I--Special Series 1 Shares...........        25,000       Short-Intermediate Municipal                Trust

      Class J  Shares............................        50,000       Tax-Exempt Money Market                     Investor A
      Class J--Special Series 1 Shares...........       300,000       Tax-Exempt Money Market                     Trust

      Class K  Shares............................        25,000       Missouri Tax-Exempt Bond                    Investor A
      Class K--Special Series 1 Shares...........        25,000       Missouri Tax-Exempt Bond                    Trust
      Class K--Special Series 2 Shares...........        10,000       Missouri Tax-Exempt Bond                    Investor B

      Class L  Shares............................        25,000       Kansas Tax-Exempt Bond                      Investor A
      Class L--Special Series 1 Shares...........        25,000       Kansas Tax-Exempt Bond                      Trust
      Class L--Special Series 2 Shares...........        10,000       Kansas Tax-Exempt Bond                      Investor B

      Class M  Shares............................        25,000       Equity Income                               Investor A
      Class M--Special Series 1 Shares...........        50,000       Equity Income                               Trust
      Class M--Special Series 2 Shares...........        25,000       Equity Income                               Investor B
      Class M--Special Series 3 Shares...........        25,000       Equity Income                               Institutional

      Class N  Shares............................        25,000       National Municipal Bond                     Investor A
      Class N--Special Series 1 Shares...........        50,000       National Municipal Bond                     Trust
      Class N--Special Series 2 Shares...........        25,000       National Municipal Bond                     Investor B

      Class O  Shares............................        25,000       Short-Intermediate Corporate Bond           Investor A
      Class O--Special Series 1 Shares...........        50,000       Short-Intermediate Corporate Bond           Trust
      Class O--Special Series 2 Shares...........        25,000       Short-Intermediate Corporate Bond           Investor B

      Unclassified...............................     1,455,000

      Each Portfolio share represents an equal, proportionate interest in the Portfolio with respect to other shares outstanding, irrespective of series.

                                    Continued

THE ARCH FUND, INC.

                                November 30, 1996



4.      Capital Share Transactions
        Transactions in portfolio shares of the Fund were as follows:

                                                                      Money Market                        Treasury Money
                                                                       Portfolio                         Market Portfolio
                                                          -------------------------------------  -----------------------------------
                                                                 Year                Year             Year               Year
                                                                 ended              ended             ended             ended
                                                             November 30,        November 30,     November 30,       November 30,
                                                                 1996                1995             1996               1995
                                                          ------------------   --------------   ---------------   ------------------
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued .......................    $   104,686,425    $   112,310,285    $    14,064,613     $     6,460,977
   Dividends reinvested ..............................          3,310,910          2,767,393            198,801             128,151
   Cost of shares redeemed ...........................        (81,696,699)       (98,595,971)        (9,372,706)         (5,526,091)
                                                          ----------------   ----------------   ----------------    ----------------
   Change in net assets from Investor A share
     transactions ....................................    $    26,300,636    $    16,481,707    $     4,890,708     $     1,063,037
                                                          ================   ================   ================    ================
Investor B Shares (a):
   Proceeds from shares issued .......................    $        64,563                 --
   Dividends reinvested ..............................                954                 --
   Cost of shares redeemed ...........................            (24,585)                --
                                                          ----------------   ----------------
   Change in net assets from Investor B share
     transactions ....................................    $        40,932                 --
                                                          ================   ================
Trust Shares:
   Proceeds from shares issued .......................    $ 2,117,336,443    $ 1,743,384,071    $   899,191,996     $   833,331,145
   Dividends reinvested ..............................         11,554,554          8,609,524          3,311,570           2,884,381
   Cost of shares redeemed ...........................     (2,109,752,319)    (1,598,808,463)    (1,023,961,242)       (825,544,533)
                                                          ----------------   ----------------   ----------------    ----------------
   Change in net assets from Trust share
     transactions ....................................    $    19,138,678    $   153,185,132    $  (121,457,676)    $    10,670,993
                                                          ================   ================   ================    ================
Institutional Shares:
   Proceeds from shares issued .......................    $    77,856,028    $    46,450,288    $     5,811,068     $        39,942
   Dividends reinvested ..............................              8,204                                   412                 586
   Cost of shares redeemed ...........................        (75,283,110)       (43,405,997)        (5,541,015)            (12,200)
                                                          ----------------   ----------------   ----------------    ----------------
   Change in net assets from Institutional share
     transactions ....................................    $     2,581,122    $     3,044,291    $       270,465     $        28,328
                                                          ================   ================   ================    ================
SHARE TRANSACTIONS:
Investor A Shares:
   Issued ............................................        104,686,425        112,310,285         14,064,613           6,460,977
   Reinvested ........................................          3,310,910          2,767,393            198,801             128,151
   Redeemed ..........................................        (81,696,699)       (98,595,971)        (9,372,706)         (5,526,091)
                                                          ----------------   ----------------   ----------------    ----------------
   Change in Investor A Shares .......................         26,300,636         16,481,707          4,890,708           1,063,037
                                                          ================   ================   ================    ================
Investor B Shares (a):
   Issued ............................................             64,563                 --
   Reinvested ........................................                954                 --
   Redeemed ..........................................            (24,585)                --
                                                          ----------------   ----------------
   Change in Investor B Shares .......................             40,932                 --
                                                          ================   ================
Trust Shares:
   Issued ............................................      2,117,336,443      1,743,384,071        899,191,996         833,331,145
   Reinvested ........................................         11,554,554          8,609,524          3,311,570           2,884,381
   Redeemed ..........................................     (2,109,752,319)    (1,598,808,463)    (1,023,961,242)       (825,544,533)
                                                          ----------------   ----------------   ----------------    ----------------
   Change in Trust Shares ............................         19,138,678        153,185,132       (121,457,676)         10,670,993
                                                          ================   ================   ================    ================
Institutional Shares:
   Issued ..........................................           77,856,028         46,450,288           5,811,068             39,942
   Reinvested ......................................                8,204                 --                 412                586
   Redeemed ........................................          (75,283,110)       (43,405,997)         (5,541,015)           (12,200)
                                                          ----------------   ----------------   ----------------    ----------------
   Change in Institutional Shares ..................            2,581,122          3,044,291             270,465             28,328
                                                        ==================   ================  ==================  =================

(a)  Investor B Shares commenced operations January 26, 1996.


                                   Continued

THE ARCH FUND, INC.

                               November 30, 1996

                                                             Tax-Exempt Money                             Growth & Income
                                                             Market Portfolio                             Equity Portfolio
                                           ----------------------------------------------------  ---------------------------------
                                                  Year         Six months            Year              Year             Year
                                                  ended           ended              ended            ended           ended
                                              November 30,     November 30,         May 31,        November 30,     November 30,
                                                  1996             1995              1995              1996             1995
                                           ----------------  ----------------  ----------------  ----------------  ---------------
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued............ $     27,071,489  $      2,077,331  $      7,203,987  $      9,870,808  $     4,047,263
   Dividends reinvested...................          235,312            83,299           173,129         1,806,750          533,478
   Cost of shares redeemed................      (14,725,931)       (1,895,782)      (10,869,665)       (3,418,441)      (3,003,314)
                                           ----------------  ----------------  ----------------  ----------------  ---------------
   Change in net assets from Investor A
     share transactions...................     $ 12,580,870  $        264,848  $     (3,492,549) $      8,259,117  $     1,577,427
                                           ================  ================  ================  ================  ===============
Investor B Shares (a):
   Proceeds from shares issued............                                                       $      2,406,329  $       739,310
   Dividends reinvested...................                                                                 62,055            2,484
   Cost of shares redeemed................                                                               (141,771)         (27,250)
                                                                                                 ----------------  ---------------
   Change in net assets from Investor B
     share transactions...................                                                       $      2,326,613  $       714,544
                                                                                                 ================  ===============
Trust Shares:
   Proceeds from shares issued............   $  186,179,822  $    105,944,026  $    250,926,993  $     55,386,626  $    33,387,661
   Dividends reinvested...................          327,245           133,447           239,807        17,221,218        6,332,138
   Cost of shares redeemed................     (168,808,702)     (113,373,935)     (278,436,992)      (57,945,665)     (55,583,498)
                                           ----------------  ----------------  ----------------  ----------------  ---------------
   Change in net assets from Trust share
     transactions......................... $     17,698,365  $     (7,296,462) $    (27,270,192) $     14,662,179  $   (15,863,699)
                                           ================  ================  ================  ================  ===============
Institutional Shares:
   Proceeds from shares issued............                                                       $     24,656,743  $    13,872,425
   Dividends reinvested...................                                                              2,967,915          678,286
   Cost of shares redeemed................                                                             (3,784,451)      (3,081,128)
                                                                                                 ----------------  ---------------
   Change in net assets from Institutional
     share transactions...................                                                       $     23,840,207  $    11,469,583
                                                                                                 ================  ===============
SHARE TRANSACTIONS:
Investor A Shares:
   Issued.................................       27,071,489         2,077,331         7,203,987           598,426          274,340
   Reinvested.............................          235,312            83,299           173,129           115,115           39,596
   Redeemed...............................      (14,725,931)       (1,895,782)      (10,869,665)         (204,520)        (219,461)
                                           ----------------  ----------------  ----------------  ----------------  ---------------
   Change in Investor A Shares............       12,580,870           264,848        (3,492,549)          509,021           94,475
                                           ================  ================  ================  ================  ===============
Investor B Shares (a):
   Issued.................................                                                                146,675           49,645
   Reinvested.............................                                                                  3,961              162
   Redeemed...............................                                                                 (8,326)          (1,719)
                                                                                                 ----------------  ---------------
   Change in Investor B Shares............                                                                142,310           48,088
                                                                                                 ================  ===============
Trust Shares:
   Issued.................................      186,179,822       105,944,026       250,926,993         3,359,483        2,315,536
   Reinvested.............................          327,245           133,447           239,807         1,095,493          468,940
   Redeemed...............................     (168,808,702)     (113,373,935)     (278,436,992)       (3,405,972)      (3,773,562)
                                           ----------------  ----------------  ----------------  ----------------  ---------------
   Change in Trust Shares.................       17,698,365        (7,296,462)      (27,270,192)        1,049,004         (989,086)
                                           ================  ================  ================  ================  ===============
Institutional Shares:
   Issued.................................                                                              1,473,440          913,663
   Reinvested.............................                                                                189,057           50,081
   Redeemed...............................                                                               (225,116)        (218,049)
                                                                                                 ----------------  ---------------
   Change in Institutional Shares.........                                                              1,437,381          745,695
                                                                                                 ================  ===============

(a)Investor B Shares commenced operations March 1, 1995.

                                    Continued

THE ARCH FUND, INC.

                                November 30, 1996

                                                        Small Cap Equity               International Equity
                                                          Portfolio (a)                       Portfolio
                                                 -----------------------------     -----------------------------
                                                     Year             Year             Year             Year
                                                    ended            ended            ended            ended
                                                 November 30,     November 30,     November 30,     November 30,
                                                     1996             1995             1996             1995
                                                 ------------     ------------     ------------     ------------
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ..............    $  8,330,915     $  2,716,088     $  1,165,994     $    821,313
   Dividends reinvested .....................       1,175,137          828,227               --            1,748
   Cost of shares redeemed ..................     (10,568,422)      (1,041,887)        (393,881)        (153,976)
                                                 ------------     ------------     ------------     ------------
   Change in net assets from Investor A share
     transactions ...........................    $ (1,062,370)    $  2,502,428     $    772,113     $    669,085
                                                 ============     ============     ============     ============
Investor B Shares (b):
   Proceeds from shares issued ..............    $    668,648     $    605,912     $    314,369     $     99,602
   Dividends reinvested .....................          51,148               --               --               --
   Cost of shares redeemed ..................         (82,619)          (5,173)          (7,784)              (5)
                                                 ------------     ------------     ------------     ------------
   Change in net assets from Investor B share
     transactions ...........................    $    637,177     $    600,739     $    306,585     $     99,597
                                                 ============     ============     ============     ============
Trust Shares:
   Proceeds from shares issued ..............    $ 57,112,437     $ 56,170,238     $ 18,402,546     $ 13,203,803
   Dividends reinvested .....................       9,768,137        4,711,272               --           25,940
   Cost of shares redeemed ..................     (38,246,394)     (10,894,683)      (7,672,403)      (3,599,335)
                                                 ------------     ------------     ------------     ------------
   Change in net assets from Trust share
     transactions ...........................    $ 28,634,180     $ 49,986,827     $ 10,730,143     $  9,630,408
                                                 ============     ============     ============     ============
Institutional Shares:
   Proceeds from shares issued ..............    $ 13,386,432     $ 11,023,958     $  3,792,099     $  1,984,397
   Dividends reinvested .....................       1,411,691          432,261               --              389
   Cost of shares redeemed ..................      (3,039,946)        (515,656)        (346,775)        (175,630)
                                                 ------------     ------------     ------------     ------------
   Change in net assets from Institutional
     share transactions .....................    $ 11,758,177     $ 10,940,563     $  3,445,324     $  1,809,156
                                                 ============     ============     ============     ============
SHARE TRANSACTIONS:
Investor A Shares:
   Issued ...................................         652,412          218,241          103,191           81,235
   Reinvested ...............................          96,278           76,260               --              148
   Redeemed .................................        (832,375)         (83,578)         (35,253)         (15,655)
                                                 ------------     ------------     ------------     ------------
   Change in Investor A Shares ..............         (83,685)         210,923           67,938           65,728
                                                 ============     ============     ============     ============
Investor B Shares (b):
   Issued ...................................          53,222           45,495           27,867            9,497
   Reinvested ...............................           4,217               --               --               --
   Redeemed .................................          (6,486)            (374)            (672)              (1)
                                                 ------------     ------------     ------------     ------------
   Change in Investor B Shares ..............          50,953           45,121           27,195            9,496
                                                 ============     ============     ============     ============
Trust Shares:
   Issued ...................................       4,475,488        4,303,611        1,619,798        1,300,301
   Reinvested ...............................         796,399          433,021               --            2,669
   Redeemed .................................      (2,922,899)        (852,124)        (658,505)        (354,075)
                                                 ------------     ------------     ------------     ------------
   Change in Trust Shares ...................       2,348,988        3,884,508          961,293          948,895
                                                 ============     ============     ============     ============
Institutional Shares:
   Issued ...................................       1,064,056          843,722          333,036          197,653
   Reinvested ...............................         116,019           39,913               --               40
   Redeemed .................................        (242,572)         (39,849)         (30,224)         (16,687)
                                                 ------------     ------------     ------------     ------------
   Change in Institutional Shares ...........         937,503          843,786          302,812          181,006
                                                 ============     ============     ============     ============

(a) Formerly Emerging Growth Portfolio
(b) Investor B Shares commenced operations March 1, 1995.

                                    Continued

THE ARCH FUND, INC.

                                November 30, 1996

                                                                     Balanced                 Government & Corporate
                                                                    Portfolio                     Bond Portfolio
                                                         -----------------------------     -----------------------------
                                                            Year              Year             Year            Year
                                                            ended             ended            ended           ended
                                                         November 30,     November 30,     November 30,     November 30,
                                                             1996             1995             1996            1995
                                                         ------------     ------------     ------------     ------------
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ......................    $  1,279,888     $    725,604     $  1,081,992     $    532,904
   Dividends reinvested .............................         540,237          220,854          288,701          259,920
   Cost of shares redeemed ..........................      (1,566,057)      (1,372,493)      (1,822,047)        (911,926)
                                                         ------------     ------------     ------------     ------------
   Change in net assets from Investor A share
     transactions ...................................    $    254,068     $   (426,035)    $   (451,354)    $   (119,102)
                                                         ============     ============     ============     ============
Investor B Shares (a):
   Proceeds from shares issued ......................    $    255,917     $     33,778     $    431,722     $    136,699
   Dividends reinvested .............................           5,128              225           12,973            1,155
   Cost of shares redeemed ..........................          (2,897)              --          (42,309)         (33,852)
                                                         ------------     ------------     ------------     ------------
   Change in net assets from Investor B share
     transactions ...................................    $    258,148     $     34,003     $    402,386     $    104,002
                                                         ============     ============     ============     ============
Trust Shares:
   Proceeds from shares issued ......................    $  8,437,415     $12,537,321     $ 33,574,691      $ 17,932,992
   Dividends reinvested .............................       4,712,847        2,119,017        4,910,841        5,831,411
   Cost of shares redeemed ..........................     (29,178,365)     (20,150,860)     (22,962,197)     (40,412,534)
                                                         ------------     ------------     ------------     ------------
   Change in net assets from Trust share transactions    $(16,028,103)    $ (5,494,522)    $ 15,523,335     $(16,648,131)
                                                         ============     ============     ============     ============

Institutional Shares:
   Proceeds from shares issued ......................    $ 15,950,520     $ 12,929,259     $  7,558,229     $  3,401,735
   Dividends reinvested .............................       2,533,910          790,342          708,554          403,585
   Cost of shares redeemed ..........................      (4,695,716)      (4,954,838)      (2,656,046)        (965,170)
                                                         ------------     ------------     ------------     ------------
   Change in net assets from Institutional share
    transactions ....................................    $ 13,788,714     $  8,764,763     $  5,610,737     $  2,840,150
                                                         ============     ============     ============     ============
SHARE TRANSACTIONS:
Investor A Shares:
   Issued ...........................................         111,445           68,078          105,753           51,880
   Reinvested .......................................          47,412           21,139           28,274           25,848
   Redeemed .........................................        (134,124)        (134,533)        (180,569)         (91,838)
                                                         ------------     ------------     ------------     ------------
   Change in Investor A Shares ......................          24,733          (45,316)         (46,542)         (14,110)
                                                         ============     ============     ============     ============
Investor B Shares (a):
   Issued ...........................................          22,386            3,119           42,182           13,279
   Reinvested .......................................             447               20            1,284              112
   Redeemed .........................................            (249)              --           (4,176)          (3,279)
                                                         ------------     ------------     ------------     ------------
   Change in Investor B Shares ......................          22,584            3,139           39,290           10,112
                                                         ============     ============     ============     ============
Trust Shares:
   Issued ...........................................         732,718        1,216,163        3,312,003        1,760,564
   Reinvested .......................................         413,590          203,146          481,194          580,575
   Redeemed .........................................      (2,470,952)      (1,964,748)      (2,242,645)      (3,962,515)
                                                         ------------     ------------     ------------     ------------
   Change in Trust Shares ...........................      (1,324,644)        (545,439)       1,550,552       (1,621,376)
                                                         ============     ============     ============     ============
Institutional Shares:
   Issued ...........................................       1,372,147        1,213,228          737,749          331,136
   Reinvested .......................................         222,611           75,476           69,542           40,022
   Redeemed .........................................        (401,065)        (485,602)        (262,357)         (96,064)
                                                         ------------     ------------     ------------     ------------
   Change in Institutional Shares ...................       1,193,693          803,102          544,934          275,094
                                                         ============     ============     ============     ============

(a)  Investor B Shares commenced operations March 1, 1995.

                                    Continued

THE ARCH FUND, INC.

                                November 30, 1995


                                                                          U.S. Government                 Short-Intermediate
                                                                       Securities Portfolio              Municipal Portfolio
                                                                  -----------------------------     -----------------------------
                                                                     Year             Year             Year         July 10, 1995
                                                                    ended            ended            ended               to
                                                                  November 30,     November 30,     November 30,     November 30,
                                                                      1996             1995             1996           1995 (a)
                                                                  ------------     ------------     ------------    -------------
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ...............................    $    322,833     $    262,858     $     50,234     $         10
   Dividends reinvested ......................................         467,398          485,224            1,301               --
   Cost of shares redeemed ...................................      (1,672,421)      (2,896,079)              --               --
                                                                  ------------     ------------     ------------     ------------
   Change in net assets from Investor A share transactions ...    $   (882,190)    $ (2,147,997)    $     51,535     $         10
                                                                  ============     ============     ============     ============
Investor B Shares (b):
   Proceeds from shares issued ...............................    $    316,733     $     43,386
   Dividends reinvested ......................................          11,390              436
   Cost of shares redeemed ...................................          (8,781)          (2,869)
                                                                  ------------     ------------
   Change in net assets from Investor B share transactions ...    $    319,342     $     40,953
                                                                  ============     ============
Trust Shares:
   Proceeds from shares issued ...............................    $ 17,936,354     $ 11,497,995     $  9,434,735     $ 23,945,072
   Dividends reinvested ......................................       1,953,246        1,522,604           63,662            9,378
   Cost of shares redeemed ...................................      (4,671,823)      (3,434,036)      (3,763,873)        (424,913)
                                                                  ------------     ------------     ------------     ------------
   Change in net assets from Trust share transactions ........    $ 15,217,777     $  9,586,563     $  5,734,524     $ 23,529,537
                                                                  ============     ============     ============     ============
Institutional Shares:
   Proceeds from shares issued ...............................    $  1,798,550     $    583,872
   Dividends reinvested ......................................          80,448           20,997
   Cost of shares redeemed ...................................        (319,286)         (12,541)
                                                                  ------------     ------------
   Change in net assets from Institutional share transactions     $  1,559,712     $    592,328
                                                                  ============     ============
SHARE TRANSACTIONS:
Investor A Shares:
   Issued ....................................................          30,791           24,838            4,971                1
   Reinvested ................................................          43,886           46,390              131               --
   Redeemed ..................................................        (157,854)        (275,695)              --               --
                                                                  ------------     ------------     ------------     ------------
   Change in Investor A Shares ...............................         (83,177)        (204,467)           5,102                1
                                                                  ============     ============     ============     ============
Investor B Shares (b):
   Issued ....................................................          29,636            4,044
   Reinvested ................................................           1,081               41
   Redeemed ..................................................            (835)            (268)
                                                                  ------------     ------------
   Change in Investor B Shares ...............................          29,882            3,817
                                                                  ============     ============
Trust Shares:
   Issued ....................................................       1,690,682        1,071,870          939,097        2,399,957
   Reinvested ................................................         184,241          145,303            6,368              938
   Redeemed ..................................................        (438,058)        (322,555)        (377,354)         (42,604)
                                                                  ------------     ------------     ------------     ------------
   Change in Trust Shares ....................................       1,436,865          894,618          568,111        2,358,291
                                                                  ============     ============     ============     ============
Institutional Shares:
   Issued ....................................................         171,123           55,800
   Reinvested ................................................           7,639            1,974
   Redeemed ..................................................         (30,613)          (1,172)

                                                                  ------------     ------------
   Change in Institutional Shares ............................         148,149           56,602
                                                                  ============     ============

(a)  Period from commencement of operations.

(b)  Investor B Shares commenced operations March 1, 1995.


                                    Continued

THE ARCH FUND, INC.

                                November 30, 1996


                                                       Missouri Tax-Exempt                  National Municipal
                                                         Bond Portfolio                       Bond Portfolio
                                                 -------------------------------     -------------------------------
                                                     Year           Six months          Year            November 18,
                                                    ended              ended           ended              1996 to
                                                 November 30,      November 30,       May 31,           November 30,
                                                     1996              1995             1995              1996(a)
                                                 -------------     -------------     -------------     -------------
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ..............    $   2,404,280     $   1,156,729     $   2,418,111     $       1,000
   Dividends reinvested .....................          884,429           425,016         1,012,362                --
   Cost of shares redeemed ..................       (2,791,258)       (1,628,286)       (7,808,196)               --
                                                 -------------     -------------     -------------     -------------
   Change in net assets from Investor A share
     transactions ...........................    $     497,451     $     (46,541)    $  (4,377,723)    $       1,000
                                                 =============     =============     =============     =============
Investor B Shares (b):
   Proceeds from shares .....................    $     284,623     $     329,022     $      92,022     $       1,000
   Dividends reinvested .....................            9,017             1,975               170                --
   Cost of shares redeemed ..................          (52,123)           (1,803)               --                --
                                                 -------------     -------------     -------------     -------------
   Change in net assets from Investor B share
     transactions ...........................    $     241,517     $     329,194     $      92,192     $       1,000
                                                 =============     =============     =============     =============
Trust Shares:
   Proceeds from shares issued ..............    $  15,517,040     $   6,963,566     $  10,705,272     $ 314,006,996
   Dividends reinvested .....................          432,469           183,709           353,699                --
   Cost of shares redeemed ..................       (7,879,384)       (4,591,666)      (15,529,808)       (4,987,761)
                                                 -------------     -------------     -------------     -------------
   Change in net assets from Trust share
     transactions ...........................    $   8,070,125     $   2,555,609     $  (4,470,837)    $ 309,019,235
                                                 =============     =============     =============     =============

SHARE TRANSACTIONS:
Investor A Shares:
   Issued ...................................          210,587           101,135           220,783               100
   Reinvested ...............................           76,641            37,072            92,504                --
   Redeemed .................................         (242,599)         (141,933)         (712,361)               --
                                                 -------------     -------------     -------------     -------------
   Change in Investor A Shares ..............           44,629            (3,726)         (399,074)              100
                                                 =============     =============     =============     =============
Investor B Shares (b):
   Issued ...................................           24,662            28,689             8,170               100
   Reinvested ...............................              784               172                15                --
   Redeemed .................................           (4,537)             (156)               --                --
                                                 -------------     -------------     -------------     -------------
   Change in Investor B Shares ..............           20,909            28,705             8,185               100
                                                 =============     =============     =============     =============
Trust Shares:
   Issued ...................................        1,348,946           605,404           970,596        31,400,089
   Reinvested ...............................           37,452            16,020            32,327                --
   Redeemed .................................         (674,245)         (398,603)       (1,446,334)         (498,183)
                                                 -------------     -------------     -------------     -------------
   Change in Trust Shares ...................          712,153           222,821          (443,411)       30,901,906
                                                 =============     =============     =============     =============

(a) Period from commencement of operations.

(b) Investor B Shares commenced operations March 1, 1995 for the Missouri Tax-Exempt Bond Portfolio.


                                   Continued

THE ARCH FUND, INC.

                                November 30, 1996

5.    Purchases and Sales of Investment Securities

      Purchases and sales of securities (excluding short-term securities) during the period ended November 30, 1996 were as follows (amounts in thousands):

                                                     Purchases        Sales
                                                    -----------     ---------
      Growth & Income Equity..................        $279,992      $243,447
      Small Cap Equity........................         161,781       127,632
      International Equity....................          50,715        38,136
      Balanced................................          94,490        97,708
      Government & Corporate Bond.............         221,456       211,542
      U.S. Government Securities..............          54,984        30,252
      Short-Intermediate Municipal............           4,595            --
      Missouri Tax-Exempt Bond................           3,983         2,526
      National Municipal Bond*................              --         4,162


    * For the period from November 18, 1996 (commencement of operations) through November 30, 1996.

6.    Related Party Transactions

      Investment advisory services are provided to the Fund by Mississippi Valley Advisors Inc. ("MVA"), a wholly owned subsidiary of Mercantile Bank of St. Louis National Association ("Mercantile"), which in turn is a wholly owned subsidiary of Mercantile Bancorporation Inc. Under the terms of the investment advisory agreement, MVA is entitled to receive fees based on a percentage of the average daily net assets of each Portfolio. Mercantile serves as custodian for the Fund.

      BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS") is an Ohio limited partnership. BISYS Fund Services Ohio, Inc. (the "Company"), and BISYS are subsidiaries of The BISYS Group, Inc.

      The Company, with whom certain officers of the Fund are affiliated, serves the Fund as Administrator. Such officers are paid no fees directly by the Portfolios for serving as officers of the Fund. Under the terms of the administration agreement, the Company receives fees computed as 0.20% (0.10% for the Tax-Exempt Money Market Portfolio) of the average daily net assets of each Portfolio. The Company serves the Fund as Transfer Agent. BISYS serves as the Fund's distributor and is entitled to receive commissions on sales of Investor A Shares and Investor B Shares of the variable net asset value portfolios. For the year ended November 30, 1996, BISYS received approximately $532,040 from commissions earned on sales of Investor A Shares and redemptions of Investor B Shares of which BISYS re-allowed $114,124 to affiliated dealers of the Fund's shares.

      With respect to Investor A Shares of the Portfolios, the Fund has adopted a Distribution and Services Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act. Under the Plan, each Portfolio may pay (i) up to 0.10% of the average daily net assets of each Portfolio's outstanding Investor A Shares to BISYS or another organization for distribution services performed and expenses assumed relating to the Portfolio's Investor A shares and (ii) up to 0.20% (0.15% for the money market portfolios) of the average daily net assets of each Portfolio's outstanding Investor A Shares to broker-dealers and other organizations for shareholder administrative services provided pursuant to servicing agreements under the Plan.

                                    Continued

 THE ARCH FUND, INC.

                                November 30, 1996

      Similarly, with respect to Investor B Shares, the Fund has adopted a Distribution and Services Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act. Under the Plan, a Portfolio may pay (i) up to 0.75% of the average daily net assets of the Portfolio's outstanding Investor B Shares to BISYS or another organization for distribution services performed and expenses assumed relating to the Fund's Investor B Shares and (ii) up to 0.25% of the average daily net assets of the Portfolio's Investor B Shares to broker-dealers and other organizations for shareholder administrative services provided pursuant to servicing agreements under the Plan.

      With respect to Trust and Institutional Shares of the Portfolios, the Fund has adopted separate Administrative Services Plans pursuant to which Trust Shares are sold to banks and other financial institutions on behalf of their qualified accounts and Institutional Shares are sold to banks and other financial institutions acting on behalf of their accounts for which they do not exercise investment discretion. A Portfolio may pay these banks and other financial institutions, which have agreed to provide certain shareholder administrative services for their clients or account holders, up to 0.30% (0.25% for money market portfolios) of the average daily net assets of the Portfolio's Trust or Institutional Shares, respectively.

      Fees may be voluntarily reduced to assist the Portfolios in maintaining competitive expense ratios.

      Information regarding these transaction is as follows for the year ended November 30, 1996:

                                     Investment Advisory     Administration
                                            Fees                  Fees
                                  ------------------------   --------------
                                  Annual fee
                                    before
                                   voluntary     Voluntary                                     Fund
                                     fee           fee        Voluntary fee   Custodian     Accounting      Transfer
                                  reductions    reductions     reductions        Fees          Fees        Agent Fees
                                  ----------    ----------   --------------   ---------     ----------     ----------
Money Market Portfolio .......       0.40%       $628,005       $652,053       $112,571       $ 2,112       $233,092
Treasury Money Market
   Portfolio .................       0.40%        179,300        196,144         31,459           514         74,879
Tax-Exempt Money Market
   Portfolio .................       0.40%         47,714             --         15,401         1,230         24,320
Growth & Income Equity
Portfolio ....................       0.55%             --        405,859        123,116         2,252        115,631
Small Cap Equity Portfolio ...       0.75%             --        207,666         62,896         2,972         58,430
International Equity Portfolio       1.00%        140,840         26,804         92,169            66         12,616
Balanced Portfolio ...........       0.75%             --        126,784         40,193         8,690         31,850
Government & Corporate
    Bond Portfolio ...........       0.45%             --        149,916         45,242        10,540         44,144
U.S. Government Securities
   Portfolio .................       0.45%             --         62,398         20,641         4,816         17,245
Short-Intermediate Municipal
   Portfolio .................       0.55%        147,782         26,878          8,495         5,840          6,560
Missouri Tax-Exempt Bond
   Portfolio .................       0.45%             --         72,846         22,427        10,412         22,044
National Municipal Bond
   Portfolio .................       0.55%         70,262         18,530            165           360          4,200




      Additionally, the distributor voluntarily reduced distribution and services fees in the amount of $24,605 for the Investor A Shares of the Missouri Tax-Exempt Bond Portfolio.


                                    Continued

THE ARCH FUND, INC.

                                November 30, 1996

7.    Concentration of Credit Risk

      The Missouri Tax-Exempt Bond Portfolio invests a substantial proportion of its assets in debt obligations issued by the State of Missouri and its political subdivisions, agencies and public authorities. The Portfolio is more susceptible to factors adversely affecting issuers of Missouri municipal securities than a fund that is not concentrated in these issuers to the same extent.

8.    Acquisition of Mercantile Common Fund

      On November 18, 1996, the National Municipal Bond Portfolio issued Trust Shares to acquire all of the assets and liabilities, including distributions payable of $463,800, of the Mercantile Common Trust Fund M of Mercantile Bank of St. Louis National Association. The following is a summary of shares issued, net assets acquired, net asset value per share and unrealized appreciation as of the date acquired:

             Shares (000).................................    313,331
             Net assets (000).............................   $313,315
             Net asset value..............................   $  10.00
             Unrealized appreciation (000)................   $ 14,302

9.    Federal Income Tax Information (Unaudited)

      The following table presents capital gain dividend distributions from long-term capital gains for the following portfolios for the year ended November 30, 1996:

             Portfolio                                                Amount
             ---------                                              -----------
             Growth & Income Equity Portfolio....................   $16,288,042
             Small Cap Equity Portfolio..........................     6,759,451
             Balanced Portfolio..................................     3,625,218
             U.S. Government Securities Portfolio................       146,826

      As of November 30, 1996, for Federal income tax purposes, the following portfolios have capital loss carryforwards available to offset future capital gains, if any:

             Portfolio                                                Amount           Expires
             ---------                                              ----------         -------
             Government & Corporate Bond Portfolio................  $   65,133           2002
             Government & Corporate Bond Portfolio................   1,171,567           2003
             U.S. Government Securities Portfolio.................     325,257           2004
             Missouri Tax-Exempt Bond Portfolio...................     188,537           2003

      For the taxable year ended November 30, 1996, the following percentages of the income dividends paid by the following Portfolios qualify for the dividends received deduction available to corporations:

             Growth & Income Equity Portfolio....................      69.34%
             Small Cap Equity Portfolio..........................      10.67%
             Balanced Portfolio..................................      35.47%

                                    Continued

THE ARCH FUND, INC.

                                November 30, 1996

      The Fund designates the following exempt-interest dividends for the period ended November 30, 1996:

                                                   Tax-Exempt Money   Short-Intermediate   Missouri Tax-Exempt   National Municipal
                                                   Market Portfolio   Municipal Portfolio    Bond Portfolio        Bond Portfolio*
                                                   ----------------   -------------------  -------------------   ------------------
         Exempt-interest dividends:
                  Investor A Shares .........       $      265,973       $        1,458       $    1,169,732       $            4
                  Investor B Shares .........                   --                   --       $       25,005                   --
                  Trust Shares ..............       $    2,587,723       $    1,092,648       $    2,355,360       $    1,199,672

         Exempt-interest dividends per share:
                  Investor A Shares .........       $        0.028       $        0.395       $        0.548       $        0.022
                  Investor B Shares .........                   --                   --       $        0.454       $        0.019
                  Trust Shares ..............       $        0.030       $        0.407       $        0.571       $        0.024

* For the period from November 18, 1996 (commencement of operations) through November 30, 1996.


                                    Continued

THE ARCH FUND, INC.

                                November 30, 1996

      The percentage break-down of exempt-interest income by state for the period ended November 30, 1996 is as follows:

                                                          Short-
                      Tax-Exempt      Intermediate    Missouri Tax-       National
                     Money Market       Municipal      Exempt Bond       Municipal
                      Portfolio         Portfolio       Portfolio      Bond Portfolio
                     ------------     ------------    -------------    --------------
Alabama ......            1.73%            2.76%              --             1.81%
Alaska .......              --             1.12%              --             0.36%
Arizona ......            1.92%              --               --             5.22%
California ...            0.68%              --               --             4.09%
Colorado .....            0.77%            1.61%              --             1.08%
Connecticut ..              --               --               --             1.51%
Delaware .....            0.66%              --               --             0.83%
Florida ......            4.12%              --               --             4.00%
Georgia ......            7.55%              --               --             0.78%
Guam .........              --               --               --             0.45%
Hawaii .......              --             3.08%              --             0.81%
Idaho ........              --               --               --               --
Illinois .....            7.95%           10.96%              --             8.12%
Indiana ......            0.13%            2.16%              --             2.78%
Iowa .........            1.38%            1.77%              --               --
Kansas .......              --               --               --             0.90%
Kentucky .....            1.49%            1.51%              --             0.23%
Louisiana ....            8.21%              --               --               --
Maine ........              --             3.37%              --               --
Maryland .....              --             3.39%              --               --
Michigan .....            3.23%            6.64%              --             1.19%
Minnesota ....            5.75%            3.35%              --             2.37%
Mississippi ..            1.43%            1.95%              --             0.39%
Missouri .....           16.59%            1.31%           94.79%           13.14%
Montana ......            3.92%              --               --               --
Nebraska .....              --               --               --             0.55%
Nevada .......              --             5.80%              --             2.07%
New Hampshire               --               --               --             1.95%
New Jersey ...              --               --               --             1.02%
New Mexico ...            0.28%            4.11%              --               --
New York .....              --             2.04%              --             1.05%
North Carolina            4.43%              --               --             1.26%
Ohio .........              --               --               --             1.52%
Oklahoma .....              --               --               --             0.60%
Oregon .......              --               --               --             0.49%
Pennsylvania .            3.39%            3.37%              --             1.68%
Puerto Rico ..              --               --             5.21%            0.04%
Rhode Island .              --             3.61%              --               --
South Carolina            0.02%            3.14%              --               --
South Dakota .              --             2.81%              --               --
Tennessee ....            2.70%              --               --             2.27%
Texas ........           18.37%            8.62%              --            11.17%
Utah .........            0.38%            5.93%              --             3.86%
Vermont ......              --             1.08%              --               --
Virginia .....            1.98%            2.96%              --             4.33%
Washington ...            0.94%            8.72%              --            11.48%
Wisconsin ....              --             2.83%              --             4.60%
                        ======           ======           ======           ======
                        100.00%          100.00%          100.00%          100.00%
                        ======           ======           ======           ======

                                    Continued

THE ARCH FUND, INC.

MONEY MARKET PORTFOLIO
Investor A Shares

                              Financial Highlights

                                                                              Years Ended November 30,
                                                    ---------------------------------------------------------------------------
                                                        1996           1995           1994 (a)          1993            1992
                                                    -----------     -----------     -----------     -----------     -----------
                                                     Investor A      Investor A      Investor A       Investor        Investor
                                                       Shares          Shares          Shares          Shares          Shares
                                                    -----------     -----------     -----------     -----------     -----------
Net Asset Value, Beginning of Period ...........    $      1.00     $      1.00     $      1.00     $      1.00     $      1.00
                                                    -----------     -----------     -----------     -----------     -----------
Investment Activities
   Net investment income .......................          0.047           0.052           0.033           0.025           0.032
                                                    -----------     -----------     -----------     -----------     -----------
       Total from Investment Activities ........          0.047           0.052           0.033           0.025           0.032
                                                    -----------     -----------     -----------     -----------     -----------
Distributions
   Net investment income .......................         (0.047)         (0.052)         (0.033)         (0.025)         (0.032)
                                                    -----------     -----------     -----------     -----------     -----------
       Total Distributions .....................         (0.047)         (0.052)         (0.033)         (0.025)         (0.032)
                                                    -----------     -----------     -----------     -----------     -----------
Net Asset Value, End of Period .................    $      1.00     $      1.00     $      1.00     $      1.00     $      1.00
                                                    ===========     ===========     ===========     ===========     ===========
Total Return ...................................           4.81%           5.33%           3.37%           2.52%           3.21%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...........    $    91,166     $    64,865     $    48,384     $    46,920     $    52,224
   Ratio of expenses to average net assets .....           0.78%           0.77%           0.78%           0.79%           0.80%
   Ratio of net investment income to average net
     assets ....................................           4.70%           5.20%           3.35%           2.50%           3.21%
   Ratio of expenses to average net assets* ....           0.93%           0.92%           0.93%           0.93%           0.94%
   Ratio of net investment income to average net
     assets* ...................................           4.55%           5.05%           3.20%           2.36%           3.07%

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.

                        See notes to financial statements

THE ARCH FUND, INC.

MONEY MARKET PORTFOLIO
Investor B Shares

                              Financial Highlights

                                                              January 26, 1996
                                                                     to
                                                            November 30, 1996 (a)
                                                            ---------------------
                                                                 Investor B
                                                                   Shares
                                                            ---------------------
Net Asset Value, Beginning of Period ...................          $  1.00
                                                                  -------
Investment Activities
   Net investment income ...............................            0.033
                                                                  -------
       Total from Investment Activities ................            0.033
                                                                  -------
Distributions
   Net investment income ...............................           (0.033)
                                                                  -------
       Total Distributions .............................           (0.033)
                                                                  -------

Net Asset Value, End of Period .........................          $  1.00
                                                                  =======
Total Return (excludes sales charge) ...................             3.35%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...................          $    41
   Ratio of expenses to average net assets .............             1.47%(c)
   Ratio of net investment income to average net assets              3.73%(c)
   Ratio of expenses to average net assets* ............             1.68%(c)
   Ratio of net investment income to average net assets*             3.52%(c)

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a)  Period from commencement of operations.

(b)  Not annualized.

(c)  Annualized.

                        See notes to financial statements

THE ARCH FUND, INC.
MONEY MARKET PORTFOLIO
Trust Shares

                              Financial Highlights

                                                                            Years Ended November 30,
                                                 --------------------------------------------------------------------------------
                                                     1996             1995             1994             1993             1992
                                                 ------------     ------------     ------------     ------------     ------------
                                                     Trust            Trust            Trust            Trust            Trust
                                                    Shares           Shares           Shares           Shares           Shares
                                                 ------------     ------------     ------------     ------------     ------------
Net Asset Value, Beginning of Period ........    $       1.00     $       1.00     $       1.00     $       1.00     $       1.00
                                                 ------------     ------------     ------------     ------------     ------------
Investment Activities
   Net investment income ....................           0.049            0.054            0.035            0.026            0.034
                                                 ------------     ------------     ------------     ------------     ------------
       Total from Investment Activities .....           0.049            0.054            0.035            0.026            0.034
                                                 ------------     ------------     ------------     ------------     ------------
Distributions
   Net investment income ....................          (0.049)          (0.054)          (0.035)          (0.026)          (0.034)
                                                 ------------     ------------     ------------     ------------     ------------
       Total Distributions ..................          (0.049)          (0.054)          (0.035)          (0.026)          (0.034)
                                                 ------------     ------------     ------------     ------------     ------------
Net Asset Value, End of Period ..............    $       1.00     $       1.00     $       1.00     $       1.00     $       1.00
                                                 ============     ============     ============     ============     ============
Total Return ................................            4.99%            5.52%            3.55%            2.72%            3.44%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ........    $    717,265     $    698,131     $    544,952     $    621,717     $    574,941
   Ratio of expenses to average net assets ..            0.61%            0.59%            0.61%            0.59%            0.57%
   Ratio of net investment income to average
     net assets .............................            4.88%            5.38%            3.45%            2.70%            3.44%
   Ratio of expenses to average net assets* .            0.76%            0.74%            0.93%            0.80%            0.71%
   Ratio of net investment income  to average
     net assets* ............................            4.73%            5.23%            3.13%            2.49%            3.30%

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.


                        See notes to financial statements

THE ARCH FUND, INC.
MONEY MARKET PORTFOLIO
Institutional Shares

                              Financial Highlights

                                                                                 Years Ended November 30,
                                                    ------------------------------------------------------------------------------
                                                         1996             1995           1994 (a)          1993            1992
                                                    -------------    -------------    -------------    -----------     -----------
                                                    Institutional    Institutional    Institutional      Investor        Investor
                                                        Shares           Shares           Shares          Shares          Shares
                                                    -------------    -------------    -------------    -----------     -----------
Net Asset Value, Beginning of Period ...........     $      1.00      $      1.00      $      1.00     $      1.00     $      1.00
                                                     -----------      -----------      -----------     -----------     -----------
Investment Activities
   Net investment income .......................           0.047            0.052            0.033           0.025           0.032
                                                     -----------      -----------      -----------     -----------     -----------
       Total from Investment Activities ........           0.047            0.052            0.033           0.025           0.032
                                                     -----------      -----------      -----------     -----------     -----------
Distributions
   Net investment income .......................          (0.047)          (0.052)          (0.033)         (0.025)         (0.032)
                                                     -----------      -----------      -----------     -----------     -----------
       Total Distributions .....................          (0.047)          (0.052)          (0.033)         (0.025)         (0.032)
                                                     -----------      -----------      -----------     -----------     -----------
Net Asset Value, End of Period .................     $      1.00      $      1.00      $      1.00     $      1.00     $      1.00
                                                     ===========      ===========      ===========     ===========     ===========
Total Return ...................................            4.81%            5.33%            3.34%           2.52%           3.21%
Ratios/Supplementary Data:
   Net Assets at end of period (000) ...........     $    15,921      $    13,340      $    10,295     $    46,920     $    52,224
   Ratio of expenses to average net assets .....            0.78%            0.77%            0.78%           0.79%           0.80%
   Ratio of net investment income to average net
     assets ....................................            4.70%            5.20%            3.48%           2.50%           3.21%
   Ratio of expenses to average net assets* ....            0.93%            0.92%            0.95%           0.93%           0.94%
   Ratio of net investment income to average net
     assets* ...................................            4.55%            5.05%            3.31%           2.36%           3.07%

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) On January 3, 1994, the Portfolio issued a new series of shares which were designated as "Institutional" Shares. The financial highlights presented for the periods prior to January 3, 1994 represent financial highlights applicable to the Investor Shares.


                        See notes to financial statements

THE ARCH FUND, INC.
TREASURY MONEY MARKET PORTFOLIO
Investor A Shares

                              Financial Highlights


                                                                                                                 December 2, 1991
                                                                         Years Ended November 30,                       to
                                                    -------------------------------------------------------        November 30,
                                                       1996            1995           1994(a)          1993         1992(b)(c)
                                                    ----------      ----------      ----------      ----------   ----------------
                                                    Investor A      Investor A      Investor A       Investor        Investor
                                                      Shares          Shares          Shares          Shares          Shares
                                                    ----------      ----------      ----------      ----------   ----------------
Net Asset Value, Beginning of Period ...........    $     1.00      $     1.00      $     1.00      $     1.00      $     1.00
                                                    ----------      ----------      ----------      ----------      ----------
Investment Activities
   Net investment income .......................         0.044           0.048           0.031           0.024           0.017
                                                    ----------      ----------      ----------      ----------      ----------
       Total from Investment Activities ........         0.044           0.048           0.031           0.024           0.017
                                                    ----------      ----------      ----------      ----------      ----------
Distributions
   Net investment income .......................        (0.044)         (0.048)         (0.031)         (0.024)         (0.017)
                                                    ----------      ----------      ----------      ----------      ----------
       Total Distributions .....................        (0.044)         (0.048)         (0.031)         (0.024)         (0.017)
                                                    ----------      ----------      ----------      ----------      ----------
Net Asset Value, End of Period .................    $     1.00      $     1.00      $     1.00      $     1.00      $     1.00
                                                    ==========      ==========      ==========      ==========      ==========
Total Return ...................................          4.46%           4.93%           3.16%           2.43%           1.79%(d)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...........    $    7,667      $    2,776      $    1,713      $    1,411      $    3,257
   Ratio of expenses to average net assets .....          0.81%           0.78%           0.71%           0.64%           0.58%(e)
   Ratio of net investment income to average net
     assets ....................................          4.35%           4.84%           3.14%           2.41%           2.88%(e)
   Ratio of expenses to average net assets* ....          0.96%           0.93%           0.94%           0.97%           1.02%(e)
   Ratio of net investment income to average net
     assets* ...................................          4.20%           4.69%           2.90%           2.08%           2.44%(e)

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.

(b)  Period from commencement of operations.

(c) On December 2, 1991, the Portfolio issued a series of shares which were designated as "Trust" Shares. In addition, on April 20, 1992 the Portfolio issued a second series of shares which were designated as "Investor" Shares. The financial highlights presented for the period prior to April 20, 1992 represent financial highlights applicable to the Trust Shares.

(d)  Not annualized.

(e)  Annualized.


                        See notes to financial statements

THE ARCH FUND, INC.
TREASURY MONEY MARKET PORTFOLIO
Trust Shares

                              Financial Highlights

                                                                                                                   December 2, 1991
                                                                      Years Ended November 30,                            to
                                                      ----------------------------------------------------------     November 30,
                                                          1996            1995            1994            1993        1992 (a)(b)
                                                      ----------      -----------      ----------    -----------   ----------------
                                                         Trust           Trust            Trust          Trust           Trust
                                                        Shares           Shares          Shares         Shares          Shares
                                                      ----------      -----------      ----------    -----------   ----------------
Net Asset Value, Beginning of Period ............     $    1.00       $     1.00       $    1.00      $    1.00       $     1.00
                                                      ----------      -----------      ----------     ----------      -----------
Investment Activities
   Net investment income ........................         0.045            0.050           0.033          0.026            0.034
                                                      ----------      -----------      ----------     ----------      -----------
       Total from Investment Activities .........         0.045            0.050           0.033          0.026            0.034
                                                      ----------      -----------      ----------     ----------      -----------
Distributions
   Net investment income ........................        (0.045)          (0.050)         (0.033)        (0.026)          (0.034)
                                                      ----------      -----------      ----------     ----------      -----------
       Total Distributions ......................        (0.045)          (0.050)         (0.033)        (0.026)          (0.034)
                                                      ----------      -----------      ----------     ----------      -----------
Net Asset Value, End of Period ..................     $    1.00       $     1.00       $    1.00      $    1.00       $     1.00
                                                      ==========      ===========      ==========     ==========      ===========
Total Return ....................................          4.64%            5.12%           3.38%          2.67%            3.16%(c)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ............     $ 131,322       $  252,780       $ 242,099      $ 256,503       $  229,288
   Ratio of expenses to average net assets ......          0.61%            0.60%           0.49%          0.41%            0.28%(d)
   Ratio of net investment income to average net
     assets .....................................          4.55%            5.01%           3.26%          2.64%            3.35%(d)
   Ratio of expenses to average net assets* .....          0.76%            0.75%           0.94%          0.85%            0.72%(d)
   Ratio of net investment income to average net
     assets* ....................................          4.40%            4.86%           2.82%          2.21%            2.91%(d)

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a)  Period from commencement of operations.

(b) On December 2, 1991, the Portfolio issued a series of shares which were designated as "Trust" Shares. In addition, on April 20, 1992, the Portfolio issued a second series of shares which were designated as "Investor" Shares.

(c)  Not annualized.

(d)  Annualized.


                        See notes to financial statements

THE ARCH FUND, INC.
TREASURY MONEY MARKET PORTFOLIO
Institutional Shares

                              Financial Highlights

                                                                    Year           January 26, 1995
                                                                   Ended                  to
                                                             November 30, 1996    November 30, 1995
                                                                                         (a)
                                                             -----------------    -----------------
                                                                Institutional        Institutional
                                                                   Shares               Shares
                                                                  --------            --------
Net Asset Value, Beginning of Period ...................          $   1.00            $   1.00
                                                                  --------            --------
Investment Activities
   Net investment income ...............................             0.044               0.042
                                                                  --------            --------
       Total from Investment Activities ................             0.044               0.042
                                                                  --------            --------
Distributions
   Net investment income ...............................            (0.044)             (0.042)
                                                                  --------            --------
       Total Distributions .............................            (0.044)             (0.042)
                                                                  --------            --------
Net Asset Value, End of Period .........................          $   1.00            $   1.00
                                                                  ========            ========
Total Return ...........................................              4.46%               4.94%(b)
Ratios/Supplementary Data:
   Net Assets at end of period (000) ...................          $    299            $     28
   Ratio of expenses to average net assets .............              0.79%               0.92%(c)
   Ratio of net investment income to average net assets               4.39%               5.76%(c)
   Ratio of expenses to average net assets* ............              0.94%               1.07%(c)
   Ratio of net investment income to average net assets*              4.24%               5.61%(c)

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a)  Period from commencement of operations.

(b) Represents total return for the Investor A Shares from December 1, 1994 to January 25, 1995 plus the total return for the Institutional Shares from January 26, 1995 to November 30, 1995.

(c)  Annualized.


                        See notes to financial statements

THE ARCH FUND, INC.
TAX-EXEMPT MONEY MARKET PORTFOLIO
Investor A Shares

                              Financial Highlights


                                             Year          Six Months
                                             Ended           Ended
                                         November 30,     November 30,                      Years Ended May 31,
                                             1996           1995 (d)       -----------------------------------------------------
                                        --------------------------------     1995 (a)       1994           1993           1992
                                            Investor        Investor       ------------   ----------     ----------    ----------
                                               A               A           Investor A     Investor       Investor      Investor
                                            Shares          Shares           Shares        Shares         Shares        Shares
                                        --------------------------------   ------------   ----------     ----------    ----------
Net Asset Value, Beginning of Period ..    $    1.00        $   1.00         $   1.00      $   1.00      $   1.00      $    1.00
                                           ----------       ---------        ---------     ---------     ---------     ----------
Investment Activities
   Net investment income ..............        0.028           0.014            0.027         0.017         0.019          0.031
                                           ----------       ---------        ---------     ---------     ---------     ----------
       Total from Investment
         Activities ...................        0.028           0.014            0.027         0.017         0.019          0.031
                                           ----------       ---------        ---------     ---------     ---------     ----------
Distributions
   Net investment income ..............       (0.028)         (0.014)          (0.027)       (0.017)       (0.019)        (0.031)
                                           ----------       ---------        ---------     ---------     ---------     ----------
       Total Distributions ............       (0.028)         (0.014)          (0.027)       (0.017)       (0.019)        (0.031)
                                           ----------       ---------        ---------     ---------     ---------     ----------
Net Asset Value, End of Period ........    $    1.00        $   1.00         $   1.00      $   1.00      $   1.00      $    1.00
                                           ==========       =========        =========     =========     =========     ==========
Total Return ..........................         2.83%           1.45%(b)         2.70%         1.73%         1.90%          3.16%
Ratios/Supplementary Data:
   Net Assets at end of period (000) ..    $  17,984        $  5,403         $  5,138      $  8,631      $  6,837      $  10,956
   Ratio of expenses to average net
     assets ...........................         0.75%           0.94%(c)         0.84%         0.76%         0.80%          0.87%
   Ratio of net investment income to
     average net assets................         2.78%           2.87%(c)         2.63%         1.72%         1.88%          3.10%
   Ratio of expenses to average net
     assets* ..........................         0.80%           0.99%(c)         0.93%         0.86%         0.90%          0.97%
   Ratio of net investment income to
     average net assets*...............         2.73%           2.82%(c)         2.54%         1.62%         1.78%          3.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.

(b)  Not annualized.

(c)  Annualized.

(d) Upon reorganizing as a portfolio of The ARCH Fund, Inc., the Tax-Exempt Money Market Portfolio changed its fiscal year end from May 31 to November 30.


                       See notes to financial statements

THE ARCH FUND, INC.
TAX-EXEMPT MONEY MARKET PORTFOLIO
Trust Shares

                              Financial Highlights

                                           Year         Six Months
                                           Ended           Ended                          Years Ended May 31,
                                       November 30,    November 30,     -------------------------------------------------------
                                           1996          1995 (c)         1995             1994         1993              1992
                                     --------------- -----------------  ---------      ---------       ---------       ---------
                                         Trust            Trust          Trust          Trust           Trust           Trust
                                         Shares           Shares         Shares         Shares          Shares          Shares
                                     --------------- -----------------  ---------      ---------       ---------       ---------
Net Asset Value, Beginning of
   Period .........................     $   1.00         $    1.00      $   1.00      $     1.00      $     1.00      $     1.00
                                        ---------        ----------     ---------     -----------     -----------     -----------
Investment Activities
   Net investment income ..........        0.030             0.016         0.029           0.020           0.021           0.034
                                        ---------        ----------     ---------     -----------     -----------     -----------
       Total from Investment
         Activities ...............        0.030             0.016         0.029           0.020           0.021           0.034
                                        ---------        ----------     ---------     -----------     -----------     -----------
Distributions
   Net investment income ..........       (0.030)           (0.016)       (0.029)         (0.020)         (0.021)         (0.034)
                                        ---------        ----------     ---------     -----------     -----------     -----------
       Total Distributions ........       (0.030)           (0.016)       (0.029)         (0.020)         (0.021)         (0.034)
                                        ---------        ----------     ---------     -----------     -----------     -----------
Net Asset Value, End of Period ....     $   1.00         $    1.00      $   1.00      $     1.00      $     1.00      $     1.00
                                        =========        ==========     =========     ===========     ===========     ===========
Total Return ......................         3.06%             1.57%(a)      2.93%           1.97%           2.16%           3.44%
Ratios/Supplementary Data:
   Net Assets at end of period
     (000) ........................     $ 95,726         $  78,031      $ 85,324      $  112,594      $  137,602      $  126,079
   Ratio of expenses to average
     net assets ...................         0.53%             0.70%(b)      0.61%           0.52%           0.52%           0.59%
   Ratio of net investment income
     to average net assets ........         3.01%             3.10%(b)      2.87%           1.95%           2.13%           3.38%
   Ratio of expenses to average
     net assets* ..................         0.58%             0.75%(b)      0.70%           0.86%           0.62%           0.69%
   Ratio of net investment income
     to average net assets* .......         2.96%             3.05%(b)      2.78%           1.61%           2.03%           3.28%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a)  Not annualized.

(b)  Annualized.

(c) Upon reorganizing as a portfolio of The ARCH Fund, Inc., the Tax-Exempt Money Market Portfolio changed its fiscal year end from May 31 to November 30.


                       See notes to financial statements

THE ARCH FUND, INC.
GROWTH & INCOME EQUITY PORTFOLIO
Investor A Shares

                              Financial Highlights

                                                                                    Years Ended November 30,
                                                             ----------------------------------------------------------------------
                                                                 1996            1995         1994 (a)        1993          1992
                                                             ----------       ----------    ----------      --------      --------
                                                             Investor A       Investor A    Investor A      Investor      Investor
                                                               Shares           Shares        Shares         Shares        Shares
                                                             ----------       ----------    ----------      --------      --------
Net Asset Value, Beginning of Period ...................      $ 16.30           $ 12.70       $ 14.74        $ 14.49       $ 12.33
                                                              -------           -------       -------        -------       -------
Investment Activities
   Net investment income ...............................         0.20              0.23          0.20           0.25          0.25
   Net realized and unrealized gains from
     investments .......................................         3.32              3.74         (0.17)          1.06          2.24
                                                              -------           -------       -------        -------       -------
       Total from Investment Activities ................         3.52              3.97          0.03           1.31          2.49
                                                              -------           -------       -------        -------       -------
Distributions
   Net investment income ...............................        (0.20)            (0.23)        (0.21)         (0.25)        (0.26)
   In excess of net investment income..................         (0.01)               --            --             --            --
   Net realized gains ..................................        (0.94)            (0.14)        (0.18)         (0.81)        (0.07)
   In excess of net realized gains .....................           --                --         (1.68)            --            --
                                                              -------           -------       -------        -------       -------
       Total Distributions .............................        (1.15)            (0.37)        (2.07)         (1.06)        (0.33)
                                                              -------           -------       -------        -------       -------
Net Asset Value, End of Period .........................    $   18.67          $  16.30     $   12.70       $  14.74       $ 14.49
                                                            =========          ========     =========       ========       =======
Total Return (excludes sales charge) ...................        22.99%            31.95%         0.20%          9.65%        20.59%
Ratios/Supplementary Data:
   Net Assets at end of period (000) ...................    $  38,229          $ 25,082     $  18,343       $ 11,157       $ 6,044
   Ratio of expenses to average net assets .............         1.05%             1.05%         1.05%          0.74%         0.71%
   Ratio of net investment income to average net
     assets.............................................         1.20%             1.59%         1.45%          1.74%         1.94%
   Ratio of expenses to average net assets* ............         1.15%             1.15%         1.15%          0.96%         0.85%
   Ratio of net investment income to average net
     assets* ...........................................         1.10%             1.49%         1.35%          1.52%         1.80%
   Portfolio turnover...................................        63.90%            58.50%        65.00%         41.00%        79.00%
   Average commission rate paid (b).....................    $  0.0598                --            --             --            --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.

(b) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
GROWTH & INCOME EQUITY PORTFOLIO
Investor B Shares

                              Financial Highlights

                                                                                                        Year         March 1, 1995
                                                                                                       Ended              to
                                                                                                    November 30,     November 30,
                                                                                                        1996           1995 (a)
                                                                                                  ----------------   ---------------
                                                                                                      Investor           Investor
                                                                                                         B                  B
                                                                                                      Shares             Shares
                                                                                                  ----------------   ---------------
Net Asset Value, Beginning of Period ...........................................................     $   16.23           $ 13.43
                                                                                                     ----------          --------
Investment Activities
   Net investment income .......................................................................          0.11              0.14
   Net realized and unrealized gains from investments and foreign currency .....................          3.30              2.81
                                                                                                     ----------          --------
       Total from Investment Activities ........................................................          3.41              2.95
                                                                                                     ----------          --------
Distributions
   Net investment income .......................................................................         (0.11)            (0.15)
   In excess of net investment income...........................................................         (0.01)               --
   Net realized gains ..........................................................................         (0.94)               --
                                                                                                     ----------          --------
       Total Distributions .....................................................................         (1.06)            (0.15)
                                                                                                     ----------          --------
Net Asset Value, End of Period .................................................................     $   18.58           $ 16.23
                                                                                                     ==========          ========
Total Return (excludes sales charge) ...........................................................         22.29%            31.20%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...........................................................     $   3,537           $   781
   Ratio of expenses to average net assets .....................................................          1.75%             1.75%(c)
   Ratio of net investment income to average net assets ........................................          0.49%             0.87%(c)
   Ratio of expenses to average net assets* ....................................................          1.85%             1.85%(c)
   Ratio of net investment income to average net assets* .......................................          0.39%             0.77%(c)
   Portfolio turnover...........................................................................         63.90%            58.50%
   Average commission rate paid (d).............................................................     $  0.0598                --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations. On September 27, 1994, the Portfolio authorized the issuance of a series designated as "Investor B" Shares.

(b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995.

(c)  Annualized.

(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.



                       See notes to financial statements

THE ARCH FUND, INC.
GROWTH & INCOME EQUITY PORTFOLIO
Trust Shares


                              Financial Highlights

                                                                              Years Ended November 30,
                                                     ---------------------------------------------------------------------------
                                                        1996              1995            1994            1993            1992
                                                      --------          --------        --------        --------        ---------
                                                       Trust             Trust           Trust           Trust           Trust
                                                       Shares            Shares          Shares          Shares          Shares
                                                      --------          --------        --------        --------        ---------
Net Asset Value, Beginning of Period ...........      $  16.32          $  12.72        $  14.74        $  14.49        $  12.33
                                                      --------          --------        --------        --------        --------
Investment Activities
   Net investment income .......................          0.24              0.27            0.22            0.25            0.24
   Net realized and unrealized gains from
     investments ...............................          3.34              3.74           (0.17)           1.06            2.25
                                                      --------          --------        --------        --------        --------
       Total from Investment Activities ........          3.58              4.01            0.05            1.31            2.49
                                                      --------          --------        --------        --------        --------
Distributions
   Net investment income .......................         (0.24)            (0.27)          (0.21)          (0.25)          (0.26)
   In excess of net investment income ..........         (0.01)               --              --              --              --
   Net realized gains ..........................         (0.94)            (0.14)          (0.18)          (0.81)          (0.07)
   In excess of net realized gains .............            --                --           (1.68)             --              --
                                                      --------          --------        --------        --------        --------
       Total Distributions .....................         (1.19)            (0.41)          (2.07)          (1.06)          (0.33)
                                                      --------          --------        --------        --------        --------
Net Asset Value, End of Period .................      $  18.71          $  16.32        $  12.72        $  14.74        $  14.49
                                                      ========          ========        ========        ========        ========
Total Return ...................................         23.45%            32.27%           0.36%           9.65%          20.59%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...........      $348,183          $286,546        $235,955        $238,771        $232,967
   Ratio of expenses to average net assets .....          0.75%             0.75%           0.75%           0.74%           0.71%
   Ratio of net investment income to average
     net assets ................................          1.50%             1.89%           1.72%           1.74%           1.94%
   Ratio of expenses to average net assets* ....          0.85%             0.85%           1.15%           0.96%           0.85%
   Ratio of net investment income to average
     net assets* ...............................          1.40%             1.79%           1.32%           1.52%           1.80%
   Portfolio turnover...........................         63.90%            58.50%          65.00%          41.00%          79.00%
   Average commission rate paid (a).............      $ 0.0598                --              --              --              --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
GROWTH & INCOME EQUITY PORTFOLIO
Institutional Shares

                             Financial Highlights

                                                                                Years Ended November 30,
                                                       --------------------------------------------------------------------------
                                                            1996            1995             1994 (a)        1993          1992
                                                       -------------   -------------     -------------     --------      --------
                                                       Institutional   Institutional     Institutional     Investor      Investor
                                                          Shares          Shares            Shares          Shares        Shares
                                                       -------------   -------------     -------------     --------      --------
Net Asset Value, Beginning of Period ................    $  16.29         $  12.70         $   14.74      $  14.49       $  12.33
                                                         ---------        ---------        ----------     ---------      --------
Investment Activities
   Net investment income ............................        0.20             0.23              0.20          0.25          0.25
   Net realized and unrealized gains from
     investments ....................................        3.33             3.74             (0.17)         1.06          2.24
                                                         ---------        ---------        ----------     ---------      --------
       Total from Investment Activities .............        3.53             3.97              0.03          1.31          2.49
                                                         ---------        ---------        ----------     ---------      --------
Distributions
   Net investment income ............................       (0.20)           (0.24)            (0.21)        (0.25)        (0.26)
   In excess of net investment income ...............       (0.01)              --                --            --            --
   Net realized gains ...............................       (0.94)           (0.14)            (0.18)        (0.81)        (0.07)
   In excess of net realized gains ..................          --               --             (1.68)           --            --
                                                         ---------        ---------        ----------     ---------      --------
       Total Distributions ..........................       (1.15)           (0.38)            (2.07)        (1.06)        (0.33)
                                                         ---------        ---------        ----------     ---------      --------
Net Asset Value, End of Period ......................    $  18.67         $  16.29         $   12.70      $  14.74       $ 14.49
                                                         =========        =========        ==========     =========      ========
Total Return ........................................       23.08%           31.88%             0.19%         9.65%        20.59%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ................    $ 72,950         $ 40,228         $  21,897      $ 11,157       $ 6,044
   Ratio of expenses to average net assets ..........        1.05%            1.05%             1.05%         0.74%         0.71%
   Ratio of net investment income to average net
     assets .........................................        1.19%            1.58%             1.41%         1.74%         1.94%
   Ratio of expenses to average net assets* .........        1.15%            1.15%             1.16%         0.96%         0.85%
   Ratio of net investment income to average net
     assets* ........................................        1.09%            1.48%             1.30%         1.52%         1.80%
   Portfolio turnover................................       63.90%           58.50%            65.00%        41.00%        79.00%
   Average commission rate paid (b)..................    $ 0.0598               --                --            --            --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) On January 3, 1994, the Portfolio issued a new series of shares which were designated as "Institutional" Shares. The financial highlights presented for the periods prior to January 3, 1994 represent financial highlights applicable to the Investor Shares.

(b) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.




                       See notes to financial statements

THE ARCH FUND, INC.
SMALL CAP EQUITY PORTFOLIO**
Investor A Shares

                             Financial Highlights

                                                                                                                     May 6, 1992
                                                                        Years Ended November 30,                          to
                                                         -------------------------------------------------------     November 30,
                                                              1996           1995         1994 (a)        1993       1992 (b)(c)
                                                         ------------     ------------  ------------   ----------  ----------------
                                                          Investor A      Investor A    Investor A     Investor        Investor
                                                           Shares           Shares        Shares        Shares          Shares
                                                         ------------     ------------  ------------   ----------  ----------------
Net Asset Value, Beginning of Period .................    $   13.44        $  11.99       $  13.14      $ 11.23         $ 10.10
                                                          ---------        --------       --------      -------         -------
Investment Activities
   Net investment income (loss) ......................        (0.01)             --          (0.03)        0.03            0.02
   Net realized and unrealized gains from
     investments .....................................         1.03            2.36           0.89         2.14            1.13
                                                          ---------        --------       --------      -------         -------
       Total from Investment Activities ..............         1.02            2.36           0.86         2.17            1.15
                                                          ---------        --------       --------      -------         -------
Distributions
   Net investment income .............................           --              --             --        (0.05)          (0.02)
   In excess of net investment income ................        (0.01)             --             --           --              --
   Net realized gains ................................        (1.05)          (0.91)         (1.78)       (0.21)             --
   In excess of net realized gains ...................           --              --          (0.23)          --              --
                                                          ---------        --------       --------      -------         -------
       Total Distributions ...........................        (1.06)          (0.91)         (2.01)       (0.26)          (0.02)
                                                          ---------        --------       --------      -------         -------
Net Asset Value, End of Period .......................    $   13.40        $  13.44       $  11.99      $ 13.14         $ 11.23
                                                          =========        ========       ========      =======         =======
Total Return (excludes sales charge) .................         8.36%          21.47%          7.38%       19.75%          12.55%(d)

Ratios/Supplementary Data:
   Net Assets at end of period (000) .................    $  13,889        $ 15,056       $ 10,899      $ 4,559         $   753
   Ratio of expenses to average net assets ...........         1.26%           1.26%          1.25%        0.61%           0.30%(e)
   Ratio of net investment income (loss) to average
     net assets ......................................        (0.13)%         (0.12)%        (0.44)%       0.19%           0.78%(e)
   Ratio of expenses to average net assets* ..........         1.36%           1.36%          1.36%        1.23%           1.12%(e)
   Ratio of net investment loss  to average net
     assets* .........................................        (0.23)%         (0.22)%        (0.55)%      (0.43)%         (0.04)%(e)
   Portfolio turnover.................................        65.85%          83.13%         85.00%       65.00%          56.00%
   Average commission rate paid (f)...................    $  0.0582              --             --           --              --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
**   Formerly Emerging Growth Portfolio.
(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.
(b)  Period from commencement of operations.
(c) On May 6, 1992, the Portfolio issued a series of shares which were designated as "Investor" Shares.
(d)  Not annualized.
(e)  Annualized.
(f) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.



                       See notes to financial statements

THE ARCH FUND, INC.
SMALL CAP EQUITY PORTFOLIO**
Investor B Shares

                             Financial Highlights

                                                                                   Year         March 1, 1995
                                                                                   Ended              to
                                                                               November 30,      November 30,
                                                                                   1996            1995 (a)
                                                                             ----------------   ----------------
                                                                                Investor B         Investor B
                                                                                  Shares             Shares
                                                                             ----------------   ----------------
Net Asset Value, Beginning of Period ......................................     $    13.37          $ 11.83
                                                                                ----------          --------
Investment Activities
   Net investment loss ....................................................         (0.07)            (0.03)
   Net realized and unrealized gains from investments .....................          0.99              1.57
                                                                                ----------          --------
       Total from Investment Activities ...................................          0.92              1.54
                                                                                ----------          --------
Distributions
   Net realized gains .....................................................         (1.05)               --
                                                                                ----------          --------
       Total Distributions ................................................         (1.05)               --
                                                                                ----------          --------
Net Asset Value, End of Period ............................................     $   13.24           $ 13.37
                                                                                ==========          ========
Total Return (excludes sales charge) ......................................          7.63%            20.83%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ......................................     $   1,272           $   603
   Ratio of expenses to average net assets ................................          1.96%             1.96%(c)
   Ratio of net investment loss to average net assets .....................         (0.83)%           (0.78)%(c)
   Ratio of expenses to average net assets* ...............................          2.06%             2.06%(c)
   Ratio of net investment loss to average net assets* ....................         (0.93)%           (0.88)%(c)
   Portfolio turnover......................................................         65.85%            83.13%
   Average commission rate paid (d)........................................     $  0.0582                --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
**   Formerly Emerging Growth Portfolio.
(a) Period from commencement of operations. On September 27, 1994, the Portfolio authorized the issuance of a series designated as "Investor B" Shares.
(b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.



                       See notes to financial statements

THE ARCH FUND, INC.
SMALL CAP EQUITY PORTFOLIO**
Trust Shares

                              Financial Highlights

                                                                         Years Ended November 30,                  May 1, 1992 to
                                                         --------------------------------------------------------   November 30,
                                                             1996              1995          1994          1993       1992 (a)
                                                         ----------        ----------     ----------    ---------- -----------------
                                                           Trust             Trust          Trust         Trust         Trust
                                                          Shares            Shares         Shares        Shares        Shares
                                                         ----------        ----------     ----------    ---------- -----------------
Net Asset Value, Beginning of Period ...............    $    13.49        $    12.01      $  13.14       $  11.23     $   10.00
                                                        -----------       -----------     ---------      ---------    ----------
Investment Activities
   Net investment income (loss).....................          0.02              0.03         (0.01)          0.03          0.04
   Net realized and unrealized gains from
     investments ...................................          1.05              2.36          0.89           2.14          1.21
                                                        -----------       -----------     ---------      ---------    ----------
       Total from Investment Activities ............          1.07              2.39          0.88           2.17          1.25
                                                        -----------       -----------     ---------      ---------    ----------
Distributions
   Net investment income ...........................         (0.02)               --            --          (0.05)        (0.02)
   Net realized gains ..............................         (1.05)            (0.91)        (1.78)         (0.21)           --
   In excess of net realized gains .................            --                --         (0.23)            --            --
                                                        -----------       -----------     ---------      ---------    ----------
       Total Distributions .........................         (1.07)            (0.91)        (2.01)         (0.26)        (0.02)
                                                        -----------       -----------     ---------      ---------    ----------
Net Asset Value, End of Period .....................    $    13.49        $    13.49      $  12.01       $  13.14     $   11.23
                                                        ===========       ===========     =========      =========    ==========
Total Return .......................................          8.72%            21.70%         7.56%         19.75%        12.55%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...............    $  171,295        $  139,681      $ 77,690       $ 47,473     $  26,829
   Ratio of expenses to average net assets .........          0.96%             0.96%         0.95%          0.61%         0.30%(c)
   Ratio of net investment income (loss) to average
     net assets.....................................          0.17%             0.18%        (0.16)%         0.19%         0.78%(c)
   Ratio of expenses to average net assets* ........          1.06%             1.06%         1.36%          1.23%         1.12%(c)
   Ratio of net investment income (loss) to average
     net assets* ...................................          0.07%             0.08%        (0.56)%        (0.43)%       (0.04)%(c)
   Portfolio turnover...............................         65.85%            83.13%        85.00%         65.00%        56.00%
   Average commission rate paid (d).................    $   0.0582                --            --             --            --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
**   Formerly Emerging Growth Portfolio.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
SMALL CAP EQUITY PORTFOLIO**
Institutional Shares

                              Financial Highlights



                                                                                                                    May 6, 1992
                                                                         Years Ended November 30,                        to
                                                         ---------------------------------------------------------  November 30,
                                                               1996           1995           1994 (a)       1993      1992 (b)
                                                         --------------  --------------  --------------  ---------- -------------
                                                         Institutional   Institutional   Institutional    Investor     Investor
                                                             Shares          Shares          Shares        Shares       Shares
                                                         --------------  --------------  --------------  ---------- -------------

Net Asset Value, Beginning of Period .................       $ 13.40         $ 11.96         $13.14        $11.23       $10.10
                                                             -------         -------         ------        ------       ------
Investment Activities
   Net investment income (loss) ......................         (0.01)          (0.01)         (0.03)         0.03         0.02
   Net realized and unrealized gains from
    investments.......................................          1.03            2.36           0.86          2.14         1.13
                                                             -------         -------         ------        ------       ------
       Total from Investment Activities ..............          1.02            2.35           0.83          2.17         1.15
                                                             -------         -------         ------        ------       ------
Distributions
   Net investment income .............................            --              --             --         (0.05)       (0.02)
   In excess of net investment income ................         (0.01)             --             --            --           --
   Net realized gains ................................         (1.05)          (0.91)         (1.78)        (0.21)          --
   In excess of net realized gains ...................            --              --          (0.23)           --           --
                                                             -------         -------         ------        ------       ------
       Total Distributions ...........................         (1.06)          (0.91)         (2.01)        (0.26)       (0.02)
                                                             -------         -------         ------        ------       ------
Net Asset Value, End of Period .......................       $ 13.36         $ 13.40         $11.96        $13.14       $11.23
                                                             =======         =======         ======        ======       ======
Total Return .........................................          8.39%          21.43%          7.11%        19.75%       12.55%(c)
Ratios/Supplementary Data:
   Net Assets at end of period (000) .................       $30,081         $17,620         $5,633        $4,559       $  753
   Ratio of expenses to average net assets ...........          1.26%           1.26%          1.25%         0.61%        0.30%(d)
   Ratio of net investment income (loss) to average
     net assets ......................................         (0.13)%         (0.11)%        (0.41)%        0.19%        0.78%(d)
   Ratio of expenses to average net assets* ..........          1.36%           1.36%          1.37%         1.23%        1.12%(d)
   Ratio of net investment loss to average net
     assets* .........................................         (0.23)%         (0.21)%        (0.53)%       (0.43)%      (0.04)%(d)
   Portfolio turnover.................................         65.85%          83.13%         85.00%        65.00%       56.00%
   Average commission rate paid (e)...................       $0.0582              --             --            --           --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
**   Formerly Emerging Growth Portfolio.
(a) On May 6, 1992 the Portfolio issued a series of shares designated as "Investor" Shares. In addition, on January 3, 1994, the Portfolio issued a new series of shares designated as "Institutional" Shares. The financial highlights presented for periods prior to January 3, 1994 represent financial highlights applicable to the Investor Shares.
(b)  Period from commencement of operations.
(c)  Not annualized.
(d)  Annualized.
(e) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
INTERNATIONAL EQUITY PORTFOLIO
Investor A Shares

                             Financial Highlights

                                                                                      Years Ended November 30,    April 4, 1994 to
                                                                                  -------------------------------   November 30,
                                                                                         1996          1995        1994 (a)(b)(c)
                                                                                 ----------------  --------------  ---------------
                                                                                    Investor A       Investor A      Investor A
                                                                                      Shares           Shares          Shares
                                                                                 ----------------  --------------  ---------------
Net Asset Value, Beginning of Period ..........................................     $  10.76           $  9.90         $ 10.00
                                                                                    --------           -------         -------
Investment Activities
   Net investment income (loss)................................................         0.02              0.02           (0.01)
   Net realized and unrealized gains (losses) from investments and
     foreign currency .........................................................         1.27              0.86           (0.09)
                                                                                    --------           -------         -------
       Total from Investment Activities .......................................         1.29              0.88           (0.10)
                                                                                    --------           -------         -------
Distributions
   Net realized gains .........................................................           --             (0.01)             --
   Tax return of capital ......................................................           --             (0.01)             --
                                                                                    --------           -------         -------
       Total Distributions ....................................................           --             (0.02)             --
                                                                                    --------           -------         -------
Net Asset Value, End of Period ................................................     $  12.05           $ 10.76         $  9.90
                                                                                    ========           =======         =======
Total Return (excludes sales charges) .........................................        11.99%             8.89%          (1.00)%(d)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ..........................................     $  2,573           $ 1,568         $   791
   Ratio of expenses to average net assets ....................................         1.44%             1.45%           1.55%(e)
   Ratio of net investment income to average net asset.........................         0.19%             0.07%          (0.39)%(e)
   Ratio of expenses to average net assets* ...................................         1.75%             1.76%           1.89%(e)
   Ratio of net investment loss to average net assets*.........................        (0.12)%           (0.24)%         (0.73)%(e)
   Portfolio turnover..........................................................        77.63%            62.78%          21.00%
   Average commission rate paid (f)............................................     $ 0.0251                --              --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b) On April 4, 1994, the Portfolio issued a series of shares which were designated as "Trust" Shares. In addition, on May 2, 1994, the Portfolio issued a new series of shares which were designated as "Investor" Shares. The financial highlights presented for April 4, 1994 to May 2, 1994 represent financial highlights applicable to the Trust Shares.
(c) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares, and authorized the issuance of a series of shares designated as "Investor B" Shares.
(d)  Not annualized.
(e)  Annualized.
(f) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.



                       See notes to financial statements

THE ARCH FUND, INC.
INTERNATIONAL EQUITY PORTFOLIO
Investor B Shares

                             Financial Highlights

                                                                                                    Year         March 1, 1995
                                                                                                   Ended              to
                                                                                                November 30,      November 30,
                                                                                                    1996             1995(a)
                                                                                               --------------    --------------
                                                                                                 Investor B        Investor B
                                                                                                   Shares            Shares
                                                                                               --------------    --------------

Net Asset Value, Beginning of Period.........................................................      $ 10.71           $ 9.26
                                                                                                   -------           ------
Investment Activities
  Net investment loss........................................................................        (0.04)           (0.03)
  Net realized and unrealized gains from investments and foreign currency....................         1.23             1.48
                                                                                                   -------           ------
      Total from Investment Activities.......................................................         1.19             1.45
                                                                                                   -------           ------
Distributions
                                                                                                   -------           ------
      Total Distributions....................................................................           --               --
                                                                                                   -------           ------
Net Asset Value, End of Period...............................................................      $ 11.90           $10.71
                                                                                                   =======           ======
Total Return (excludes sales charge).........................................................        11.11%            8.38%(b)

Ratios/Supplementary Data:
 Net Assets at end of period (000)...........................................................      $   437           $  102
 Ratio of expenses to average net assets.....................................................         2.14%            2.02%(c)
 Ratio of net investment loss to average net assets..........................................        (0.50)%          (0.96)%(c)
 Ratio of expenses to average net assets*....................................................         2.46%            2.44%(c)
 Ratio of net investment loss to average net assets*.........................................        (0.82)%          (1.38)%(c)
 Portfolio turnover..........................................................................        77.63%           62.78%
 Average commission rate paid(d).............................................................      $0.0251               --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

                       See notes to financial statements

THE ARCH FUND, INC.
INTERNATIONAL EQUITY PORTFOLIO
Trust Shares

                              Financial Highlights

                                                                                   Years Ended November 30,        April 4, 1994 to
                                                                               ---------------------------------     November 30,
                                                                                           1996 1995                   1994 (a)
                                                                               ---------------   ---------------- -----------------
                                                                                   Trust              Trust            Trust
                                                                                   Shares            Shares           Shares
                                                                               ---------------   ---------------- -----------------
Net Asset Value, Beginning of Period ........................................      $ 10.79            $  9.92         $ 10.00
                                                                                   -------            -------         -------
Investment Activities
   Net investment income ....................................................         0.06               0.03            0.01
   Net realized and unrealized gains (losses) from investments and foreign
     currency ...............................................................         1.27               0.86           (0.09)
                                                                                   -------            -------         -------
       Total from Investment Activities .....................................         1.33               0.89           (0.08)
                                                                                   -------            -------         -------
Distributions
   Net realized gains .......................................................           --              (0.01)             --
   Tax return of capital ....................................................           --              (0.01)             --
                                                                                   -------            -------         -------
       Total Distributions ..................................................           --              (0.02)             --
                                                                                   -------            -------         -------
Net Asset Value, End of Period ..............................................      $ 12.12            $ 10.79         $  9.92
                                                                                   =======            =======         =======
Total Return ................................................................        12.33%              8.97%          (0.80)%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ........................................      $52,181            $36,096         $23,746
   Ratio of expenses to average net assets ..................................         1.14%              1.16%           1.23%(c)
   Ratio of net investment income to average net assets......................         0.51%              0.39%           0.23%(c)
   Ratio of expenses to average net assets* .................................         1.45%              1.46%           1.95%(c)
   Ratio of net investment income (loss) to average net assets*..............         0.20%              0.09%          (0.49)%(c)
   Portfolio turnover........................................................        77.63%             62.78%           21.00%
   Average commission rate paid (d)..........................................      $0.0251                 --               --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
INTERNATIONAL EQUITY PORTFOLIO
Institutional Shares

                             Financial Highlights

                                                                                Years Ended November 30,            April 4, 1994 to
                                                                           -----------------------------------        November 30,
                                                                               1996                1995                  1994(a)
                                                                          ----------------    ----------------  --------------------
                                                                           Institutional       Institutional       Institutional
                                                                              Shares              Shares              Shares
                                                                          ----------------    ----------------  --------------------
Net Asset Value, Beginning of Period ................................        $ 10.75             $  9.90             $ 10.00
                                                                             -------             -------             -------
Investment Activities
   Net investment income (loss) .....................................           0.01                0.01               (0.01)
   Net realized and unrealized gains (losses) from investments and
     foreign currency ...............................................           1.27                0.86               (0.09)
                                                                             -------             -------             -------
       Total from Investment Activities .............................           1.28                0.87               (0.10)
                                                                             -------             -------             -------
Distributions
   Realized net gains ...............................................             --               (0.01)                 --
   Tax return of capital ............................................             --               (0.01)                 --
                                                                             -------             -------             -------
       Total Distributions ..........................................             --               (0.02)                 --
                                                                             -------             -------             -------
Net Asset Value, End of Period ......................................        $ 12.03             $ 10.75             $  9.90
                                                                             =======             =======             =======
Total Return ........................................................          11.91%               8.78%              (1.00)%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ................................        $ 6,059              $2,159             $   197
   Ratio of expenses to average net assets ..........................           1.44%               1.44%               1.70%(c)
   Ratio of net investment income (loss) to average net assets ......           0.16%               0.13%              (0.48)%(c)
   Ratio of expenses to average net assets* .........................           1.76%               1.75%               2.17%(c)
   Ratio of net investment loss to average net assets*...............          (0.16)%             (0.18)%             (0.94)%(c)
   Portfolio turnover................................................          77.63%              62.78%              21.00%
   Average commission rate paid (d)..................................        $0.0251                  --                  --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) On April 4, 1994, the Portfolio issued a series of shares which were designated as "Trust" Shares. In addition, on April 24, 1994, the Portfolio issued a new series of shares which were designated as "Institutional" Shares. The financial highlights presented for April 4, 1994 to April 24, 1994 represent financial highlights applicable to the Trust Shares.
(b)  Not annualized.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
BALANCED PORTFOLIO
Investor A Shares

                              Financial Highlights

                                                                                                                       April 1, 1993
                                                                                  Years Ended November 30,                  to
                                                                          ----------------------------------------      November 30,
                                                                              1996          1995        1994 (a)         1993 (b)
                                                                         ------------    ------------ ------------  ----------------
                                                                          Investor A     Investor A   Investor A        Investor
                                                                           Shares          Shares       Shares           Shares
                                                                         ------------    ------------ ------------  ----------------
Net Asset Value, Beginning of Period .................................    $   11.65        $  9.61      $ 10.22         $  10.00
                                                                          ---------        -------      -------          -------
Investment Activities
   Net investment income .............................................         0.32           0.32         0.28             0.23
   Net realized and unrealized gains from investments ................         1.34           2.02        (0.47)            0.15
                                                                          ---------        -------      -------          -------
       Total from Investment Activities ..............................         1.66           2.34        (0.19)            0.38
                                                                          ---------        -------      -------          -------
Distributions
   Net investment income .............................................        (0.31)         (0.30)       (0.29)           (0.16)
   Net realized gains ................................................        (0.42)            --           --               --
   In excess of net realized gains ...................................           --             --        (0.13)              --
                                                                          ---------        -------      -------          -------
       Total Distributions ...........................................        (0.73)         (0.30)       (0.42)           (0.16)
                                                                          ---------        -------      -------          -------
Net Asset Value, End of Period .......................................    $   12.58        $ 11.65      $  9.61          $ 10.22
                                                                          =========        =======      =======          =======
Total Return (excludes sales charge) .................................        15.10%         24.85%       (1.91)%           3.86%(c)

Ratios/Supplementary Data:
   Net Assets at end of period (000) .................................    $   9,328        $ 8,348      $ 7,321          $ 1,978
   Ratio of expenses to average net assets ...........................         1.27%          1.27%        1.27%            0.56%(d)
   Ratio of net investment income to average net assets ..............         2.79%          2.98%        2.77%            3.42%(d)
   Ratio of expenses to average net assets* ..........................         1.37%          1.37%        1.39%            1.21%(d)
   Ratio of net investment income  to average net assets* ............         2.69%          2.88%        2.65%            2.77%(d)
   Portfolio turnover ................................................        85.16%         58.16%       49.00%           26.00%
   Average commission rate paid (e)...................................    $  0.0599             --           --               --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.
(b)  Period from commencement of operations.
(c)  Not annualized.
(d)  Annualized.
(e) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.



                       See notes to financial statements

THE ARCH FUND, INC.
BALANCED PORTFOLIO
Investor B Shares

                              Financial Highlights

                                                                                                       Year             March 1,
                                                                                                       Ended            1995 to
                                                                                                    November 30,      November 30,
                                                                                                        1996            1995(a)
                                                                                                   --------------    --------------
                                                                                                      Investor          Investor
                                                                                                         B                 B
                                                                                                       Shares            Shares
                                                                                                   --------------    --------------
Net Asset Value, Beginning of Period............................................................       $ 11.59           $10.13
                                                                                                       -------           ------
Investment Activities
  Net investment income.........................................................................          0.25             0.22
  Net realized and unrealized gains from investments............................................          1.33             1.44
                                                                                                       -------           ------
      Total from Investment Activities..........................................................          1.58             1.66
                                                                                                       -------           ------
Distributions
  Net investment income.........................................................................         (0.26)           (0.20)
  Net realized gains............................................................................         (0.42)              --
                                                                                                       -------           ------
      Total Distributions.......................................................................         (0.68)           (0.20)
                                                                                                       -------           ------
Net Asset Value, End of Period..................................................................       $ 12.49           $11.59
                                                                                                       =======           ======
Total Return (excludes sales charge)............................................................         14.35%           23.92%(b)

Ratios/Supplementary Data:
  Net Assets at end of period (000).............................................................       $   321           $   36
  Ratio of expenses to average net assets.......................................................          1.96%            1.93%(c)
  Ratio of net investment income to average net assets..........................................          2.09%            2.28%(c)
  Ratio of expenses to average net assets*......................................................          2.06%            2.03%(c)
  Ratio of net investment income to average net assets*.........................................          1.99%            2.18%(c)
  Portfolio turnover............................................................................         85.16%           58.16%
  Average commission rate paid(d)...............................................................       $0.0599               --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations. On September 27, 1994, the Portfolio authorized the issuance of a series of shares designated as "Investor B" Shares.
(b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

                       See notes to financial statements

THE ARCH FUND, INC.
BALANCED PORTFOLIO
Trust Shares

                             Financial Highlights

                                                                                                                      April 1, 1993
                                                                              Years Ended November 30,                     to
                                                                     -------------------------------------------       November 30,
                                                                        1996             1995          1994             1993 (a)
                                                                     ------------     ------------   -----------    ----------------
                                                                        Trust            Trust         Trust             Trust
                                                                       Shares           Shares         Shares           Shares
                                                                     ------------     ------------   -----------    ----------------
Net Asset Value, Beginning of Period .............................     $  11.64        $    9.62      $  10.22         $   10.00
                                                                       --------        ---------      --------         ---------
Investment Activities
   Net investment income .........................................         0.37             0.34          0.29              0.23
   Net realized and unrealized gains from investments ............         1.34             2.02         (0.47)             0.15
                                                                       --------        ---------      --------         ---------
       Total from Investment Activities ..........................         1.71             2.36         (0.18)             0.38
                                                                       --------        ---------      --------         ---------
Distributions
   Net investment income .........................................        (0.35)           (0.34)        (0.29)            (0.16)
   Net realized gains ............................................        (0.42)              --            --                --
   In excess of net realized gains ...............................           --               --         (0.13)               --
                                                                       --------        ---------      --------         ---------
       Total Distributions .......................................        (0.77)           (0.34)        (0.42)            (0.16)
                                                                       --------        ---------      --------         ---------
Net Asset Value, End of Period ...................................     $  12.58        $   11.64      $   9.62         $   10.22
                                                                       ========        =========      ========         =========
Total Return .....................................................        15.56%           24.97%        (1.81)%            3.86%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) .............................     $ 61,821        $  72,669      $ 65,288         $  69,720
   Ratio of expenses to average net assets .......................         0.97%            0.98%         0.97%             0.56%(c)
   Ratio of net investment income to average net assets ..........         3.08%            3.29%         3.04%             3.42%(c)
   Ratio of expenses to average net assets* ......................         1.07%            1.08%         1.39%             1.21%(c)
   Ratio of net investment income to average net assets income to
     average net assets*..........................................         2.98%            3.19%         2.63%             2.77%(c)
   Portfolio turnover.............................................        85.16%           58.16%        49.00%            26.00%
   Average commission rate paid (d)...............................     $ 0.0599               --            --                --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.




                       See notes to financial statements

THE ARCH FUND, INC.
BALANCED PORTFOLIO
Institutional Shares

                              Financial Highlights


                                                                                                                   April 1, 1993
                                                                                Years Ended November 30,                to
                                                                    ---------------------------------------------   November 30,
                                                                          1996           1995          1994(a)         1993(b)
                                                                    -------------   -------------   -------------   ------------
                                                                    Institutional   Institutional   Institutional     Investor
                                                                       Shares          Shares          Shares          Shares
                                                                    -------------   -------------   -------------   ------------

Net Asset Value, Beginning of Period.............................      $ 11.62         $  9.60         $ 10.22         $10.00
                                                                       -------         -------         -------         ------
Investment Activities
  Net investment income..........................................         0.32            0.31            0.28           0.23
  Net realized and unrealized gains from investments.............         1.34            2.02           (0.48)          0.15
                                                                       -------         -------         -------         ------
      Total from Investment Activities...........................         1.66            2.33           (0.20)          0.38
                                                                       -------         -------         -------         ------
Distributions
  Net investment income..........................................        (0.32)          (0.31)          (0.29)         (0.16)
  Net realized gains.............................................        (0.42)             --              --             --
  In excess of net realized gains................................           --              --           (0.13)            --
                                                                       -------         -------         -------         ------
      Total Distributions........................................        (0.74)          (0.31)          (0.42)         (0.16)
                                                                       -------         -------         -------         ------
Net Asset Value, End of Period...................................      $ 12.54         $ 11.62         $  9.60         $10.22
                                                                       =======         =======         =======         ======
Total Return.....................................................        15.08%          24.67%          (2.00)%         3.86%(c)

Ratios/Supplementary Data:
  Net Assets at end of period (000)..............................      $54,731         $36,827         $22,723         $1,978
  Ratio of expenses to average net assets........................         1.27%           1.27%           1.27%          0.56%(d)
  Ratio of net investment income to average net assets...........         2.78%           2.97%           2.77%          3.42%(d)
  Ratio of expenses to average net assets*.......................         1.37%           1.37%           1.40%          1.21%(d)
  Ratio of net investment income income to average net assets*...         2.68%           2.87%           2.64%          2.77%(d)
  Portfolio turnover.............................................        85.16%          58.16%          49.00%         26.00%
  Average commission rate paid(e)................................      $0.0599              --              --             --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b) The Balanced Portfolio issued a series of shares designated as "Investor" Shares on April 1, 1993. In addition, on January 3, 1994, the Portfolio issued a new series of shares designated as "Institutional" Shares. The financial highlights presented for periods prior to January 3, 1994 represent financial highlights applicable to the Investor Shares.
(c)  Not annualized.
(d)  Annualized.
(e) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

                       See notes to financial statements

THE ARCH FUND, INC.
GOVERNMENT & CORPORATE BOND PORTFOLIO
Investor A Shares

                             Financial Highlights

                                                                                     Years Ended November 30,
                                                                ------------------------------------------------------------------
                                                                     1996            1995      1994 (a)       1993           1992
                                                               -------------    ------------ ------------  ----------    ----------
                                                                Investor A      Investor A   Investor A    Investor      Investor
                                                                  Shares          Shares       Shares       Shares        Shares
                                                               -------------    ------------ ------------  ----------    ----------
Net Asset Value, Beginning of Period ......................      $ 10.53          $ 9.64       $10.65       $10.26        $10.15
                                                                 -------          ------       ------       ------        ------
Investment Activities
   Net investment income ..................................         0.64            0.61         0.60         0.64          0.66
   Net realized and unrealized gains (losses) from
     investments ..........................................        (0.19)           0.89        (0.94)        0.39          0.11
                                                                 -------          ------       ------       ------        ------
       Total from Investment Activities ...................         0.45            1.50        (0.34)        1.03          0.77
                                                                 -------          ------       ------       ------        ------
Distributions
   Net investment income ..................................        (0.64)          (0.61)       (0.60)       (0.64)        (0.66)
   In excess of net investment income .....................           --              --        (0.07)          --            --
                                                                 -------          ------       ------       ------        ------
       Total Distributions ................................        (0.64)          (0.61)       (0.67)       (0.64)        (0.66)
                                                                 -------          ------       ------       ------        ------
Net Asset Value, End of Period ............................      $ 10.34          $10.53       $ 9.64       $10.65        $10.26
                                                                 =======          ======       ======       ======        ======
Total Return (excludes sales charge) ......................         4.51%          15.98%       (3.32)%      10.23%         7.81%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ......................      $ 4,915          $5,496       $5,167       $3,737        $2,490
   Ratio of expenses to average net assets ................         0.95%           0.95%        0.95%        0.95%         0.93%
   Ratio of net investment income to average net assets....         6.06%           6.03%        6.00%        6.00%         6.45%
   Ratio of expenses to average net assets* ...............         1.05%           1.05%        1.05%        1.05%         1.06%
   Ratio of net investment income to average net assets* ..         5.96%           5.93%        5.90%        5.90%         6.32%
   Portfolio turnover......................................       149.20%          59.32%       50.00%       31.00%        52.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.


                       See notes to financial statements

THE ARCH FUND, INC.
GOVERNMENT & CORPORATE BOND PORTFOLIO
Investor B Shares

                              Financial Highlights

                                                                                         Year         March 1, 1995
                                                                                        Ended              to
                                                                                     November 30,     November 30,
                                                                                         1996           1995 (a)
                                                                                     ------------     -------------
                                                                                      Investor B       Investor B
                                                                                        Shares           Shares
                                                                                     ------------     -------------
Net Asset Value, Beginning of Period ............................................      $ 10.53           $ 9.92
                                                                                       -------           ------
Investment Activities
   Net investment income ........................................................         0.57             0.38
   Net realized and unrealized gains (losses) from investments ..................        (0.19)            0.61
                                                                                       -------           ------
       Total from Investment Activities .........................................         0.38             0.99
                                                                                       -------           ------
Distributions
   Net investment income ........................................................        (0.57)           (0.38)
                                                                                       -------           ------
       Total Distributions ......................................................        (0.57)           (0.38)
                                                                                       -------           ------
Net Asset Value, End of Period ..................................................      $ 10.34           $10.53
                                                                                       =======           ======
Total Return (excludes sales charge) ............................................         3.79%           15.27%(b)
Ratios/Supplementary Data:
   Net Assets at end of period (000) ............................................      $   511           $  106
   Ratio of expenses to average net assets ......................................         1.65%            1.65%(c)
   Ratio of net investment income to average net assets .........................         5.37%            5.19%(c)
   Ratio of expenses to average net assets* .....................................         1.75%            1.75%(c)
   Ratio of net investment income to average net assets* ........................         5.27%            5.09%(c)
   Portfolio turnover............................................................       149.20%           59.32%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations. On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares and authorized the issuance of a series of shares designated as "Investor B" Shares.
(b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995.
(c)  Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
GOVERNMENT & CORPORATE BOND PORTFOLIO
Trust Shares

                              Financial Highlights

                                                                               Years Ended November 30,
                                                     ----------------------------------------------------------------------------
                                                       1996              1995            1994            1993            1992
                                                     ---------        -----------     -----------     -----------     -----------
                                                      Trust             Trust           Trust           Trust           Trust
                                                      Shares            Shares          Shares          Shares          Shares
                                                     ---------        -----------     -----------     -----------     -----------
Net Asset Value, Beginning of Period ...........      $  10.53          $   9.64        $  10.65        $  10.26        $  10.15
                                                      --------          --------        --------        --------        --------
Investment Activities
   Net investment income .......................          0.67              0.64            0.63            0.68            0.70
   Net realized and unrealized gains (losses)
     from investments ..........................         (0.19)             0.89           (0.94)           0.39            0.11
                                                      --------          --------        --------        --------        --------
       Total from Investment Activities ........          0.48              1.53           (0.31)           1.07            0.81
                                                      --------          --------        --------        --------        --------
Distributions
   Net investment income .......................         (0.67)            (0.64)          (0.63)          (0.68)          (0.70)
   In excess of net realized gains .............            --                --           (0.07)             --              --
                                                      --------          --------        --------        --------        --------
       Total Distributions .....................         (0.67)            (0.64)          (0.70)          (0.68)          (0.70)
                                                      --------          --------        --------        --------        --------
Net Asset Value, End of Period .................      $  10.34          $  10.53        $   9.64        $  10.65        $  10.26
                                                      ========          ========        ========        ========        ========
Total Return ...................................          4.82%            16.31%          (3.03)%         10.55%           8.14%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...........      $141,440          $127,741        $132,577        $149,674        $135,404
   Ratio of expenses to average net assets .....          0.65%             0.65%           0.65%           0.65%           0.63%
   Ratio of net investment income to average
     net assets ................................          6.36%             6.32%           6.25%           6.32%           6.73%
   Ratio of expenses to average net assets* ....          0.75%             0.75%           1.05%           0.88%           0.76%
   Ratio of net investment income to average
     net assets* ...............................          6.26%             6.22%           5.85%           6.09%           6.60%
   Portfolio turnover...........................        149.20%            59.32%          50.00%          31.00%          52.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.



                       See notes to financial statements

THE ARCH FUND, INC.
GOVERNMENT & CORPORATE BOND PORTFOLIO
Institutional Shares

                              Financial Highlights



                                                                                   Years Ended November 30,
                                                            ----------------------------------------------------------------------
                                                                1996           1995          1994 (a)        1993         1992
                                                            -------------- -------------- --------------   ----------   ----------
                                                            Institutional  Institutional  Institutional    Investor     Investor
                                                               Shares         Shares         Shares         Shares       Shares
                                                            -------------- -------------- --------------   ----------   ----------
Net Asset Value, Beginning of Period ...................     $  10.53        $  9.64          $ 10.65      $ 10.26       $ 10.15
                                                             ---------       ---------        --------     --------      --------
Investment Activities
   Net investment income ...............................         0.64           0.61             0.60         0.64          0.66
   Net realized and unrealized gains (losses) from
     investments .......................................        (0.19)          0.89            (0.94)        0.39          0.11
                                                             ---------       ---------        --------     --------      --------
       Total from Investment Activities ................         0.45           1.50            (0.34)        1.03          0.77
                                                             ---------       ---------        --------     --------      --------
Distributions
   Net investment income ...............................        (0.64)         (0.61)           (0.60)       (0.64)        (0.66)
   In excess of net realized gains .....................           --             --            (0.07)          --            --
                                                             ---------       ---------        --------     --------      --------
       Total Distributions .............................        (0.64)         (0.61)           (0.67)       (0.64)        (0.66)
                                                             ---------       ---------        --------     --------      --------
Net Asset Value, End of Period .........................     $  10.34        $ 10.53          $  9.64      $ 10.65       $ 10.26
                                                             =========       =========        ========     ========      ========
Total Return ...........................................         4.51%         15.98%           (3.32)%      10.23%         7.81%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...................     $ 14,875        $ 9,413          $ 5,965      $ 3,737       $ 2,490
   Ratio of expenses to average net assets .............         0.95%          0.95%            0.96%        0.95%         0.93%
   Ratio of net investment income to average net
     assets ............................................         6.06%          6.01%            6.03%        6.00%         6.45%
   Ratio of expenses to average net assets* ............         1.05%          1.05%            1.07%        1.05%         1.06%
   Ratio of net investment income to average net
     assets* ...........................................         5.96%          5.91%            5.92%        5.90%         6.32%
   Portfolio turnover...................................       149.20%         59.32%           50.00%       31.00%        52.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) On January 3, 1994, the Portfolio issued a new series of shares which were designated as "Institutional" Shares. The financial highlights presented for the periods prior to January 3, 1994 represent financial highlights applicable to the Investor Shares.



                       See notes to financial statements

THE ARCH FUND, INC.
U.S. GOVERNMENT SECURITIES PORTFOLIO
Investor A Shares

                             Financial Highlights

                                                                                    Years Ended November 30,
                                                               ------------------------------------------------------------------
                                                                    1996           1995       1994 (a)       1993          1992
                                                               ------------    ------------ ------------  ----------    ----------
                                                               Investor A      Investor A   Investor A    Investor      Investor
                                                                 Shares          Shares       Shares       Shares        Shares
                                                               ------------    ------------ ------------  ----------    ----------
Net Asset Value, Beginning of Period ........................    $ 10.85         $ 10.05      $ 11.20      $ 10.80       $ 10.68
                                                                 -------         -------      -------      -------       -------
Investment Activities
   Net investment income ....................................       0.62            0.64         0.61         0.59          0.62
   Net realized and unrealized gains (losses) from
     investments ............................................      (0.15)           0.80        (1.00)        0.47          0.13
                                                                 -------         -------      -------      -------       -------
       Total from Investment Activities .....................       0.47            1.44        (0.39)        1.06          0.75
                                                                 -------         -------      -------      -------       -------
Distributions
   Net investment income ....................................      (0.62)          (0.64)       (0.61)       (0.59)        (0.62)
   Net realized gains .......................................         --              --           --        (0.07)        (0.01)
   In excess of net realized gains ..........................      (0.03)             --        (0.18)          --            --
                                                                 -------         -------      -------      -------       -------
       Total Distributions ..................................      (0.65)          (0.64)       (0.79)       (0.66)        (0.63)
                                                                 -------         -------      -------      -------       -------
Net Asset Value, End of Period ..............................    $ 10.67         $ 10.85      $ 10.05      $ 11.20       $ 10.80
                                                                 =======         =======      =======      =======       =======
Total Return (excludes sales charges) .......................       4.57%          14.66%       (3.14)%      10.03%         7.20%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ........................    $ 7,153         $ 8,179      $ 9,631      $ 9,567       $ 7,499
   Ratio of expenses to average net assets ..................       0.97%           0.97%        0.96%        0.97%         0.95%
   Ratio of net investment income to average net assets .....       5.82%           6.05%        5.98%        5.25%         5.72%
   Ratio of expenses to average net assets* .................       1.07%           1.07%        1.06%        1.08%         1.09%
   Ratio of net investment income to average net assets* ....       5.72%           5.95%        5.88%        5.14%         5.58%
   Portfolio turnover........................................      53.76%          93.76%       50.00%       24.00%        74.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.




                       See notes to financial statements

THE ARCH FUND, INC.
U.S. GOVERNMENT SECURITIES PORTFOLIO
Investor B Shares

                              Financial Highlights

                                                                                                        Year         March 1, 1995
                                                                                                       Ended               to
                                                                                                    November 30,      November 30,
                                                                                                        1996            1995 (a)
                                                                                                  -----------------  ---------------
                                                                                                     Investor B        Investor B
                                                                                                       Shares            Shares
                                                                                                  -----------------  ---------------
Net Asset Value, Beginning of Period ............................................................     $  10.84           $ 10.34
                                                                                                      ---------          --------
Investment Activities
   Net investment income ........................................................................        0.55               0.31
   Net realized and unrealized losses from investments ..........................................       (0.15)              0.50
                                                                                                      ---------          --------
       Total from Investment Activities .........................................................        0.40               0.81
                                                                                                      ---------          --------
Distributions
   Net investment income ........................................................................       (0.55)             (0.31)
   In excess of net realized gains ..............................................................       (0.03)                --
                                                                                                      ---------          --------
       Total Distributions ......................................................................       (0.58)             (0.31)
                                                                                                      ---------          --------
Net Asset Value, End of Period ..................................................................     $ 10.66            $ 10.84
                                                                                                      =========          ========
Total Return (excludes sales charge) ............................................................        3.85%             12.85%(b)
Ratios/Supplementary Data:
   Net Assets at end of period (000) ............................................................     $   359            $    41
   Ratio of expenses to average net assets ......................................................        1.66%              1.68%(c)
   Ratio of net investment income to average net assets .........................................        5.06%              5.37%(c)
   Ratio of expenses to average net assets* .....................................................        1.76%              1.78%(c)
   Ratio of net investment income to average net assets* ........................................        4.96%              5.27%(c)
   Portfolio turnover............................................................................       53.76%             93.76%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations. On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares and authorized the issuance of a series of shares designated as "Investor B" Shares.
(b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995.
(c)  Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.
U.S. GOVERNMENT SECURITIES PORTFOLIO
Trust Shares

                             Financial Highlights

                                                                                 Years Ended November 30,
                                                           --------------------------------------------------------------------
                                                             1996            1995           1994           1993          1992
                                                           --------        --------       --------       --------      --------
                                                            Trust           Trust          Trust          Trust         Trust
                                                            Shares          Shares         Shares         Shares        Shares
                                                           -------         -------        --------       -------       -------

Net Asset Value, Beginning of Period .................     $ 10.85         $ 10.05        $ 11.20        $ 10.80       $ 10.68
                                                           -------         -------        -------        -------      --------
Investment Activities
   Net investment income .............................        0.66            0.67           0.66           0.62          0.66
   Net realized and unrealized gains (losses) from
     investments .....................................       (0.15)           0.80          (0.97)          0.47          0.13
                                                           -------         -------        -------        -------       -------
       Total from Investment Activities ..............        0.51            1.47          (0.31)          1.09          0.79
                                                           -------         -------        -------        -------       -------
Distributions
   Net investment income .............................       (0.66)          (0.67)         (0.66)         (0.62)        (0.66)
   Net realized gains ................................          --              --             --          (0.07)        (0.01)
   In excess of net realized gains ...................       (0.03)             --          (0.18)            --            --
                                                           -------         -------        -------        -------       -------
       Total Distributions ...........................       (0.69)          (0.67)         (0.84)         (0.69)        (0.67)
                                                           -------         -------        -------        -------       -------
Net Asset Value, End of Period .......................     $ 10.67         $ 10.85        $ 10.05        $ 11.20       $ 10.80
                                                           =======         =======        =======        =======       =======
Total Return .........................................        4.88%          15.00%         (2.85)%        10.36%         7.52%

Ratios/Supplementary Data:
   Net Assets at end of period (000) .................     $60,079         $45,513        $33,166        $35,121       $31,106
   Ratio of expenses to average net assets ...........        0.67%           0.67%          0.66%          0.67%         0.65%
   Ratio of net investment income to average net
     assets ..........................................        6.10%           6.36%          6.25%          5.57%         6.02%
   Ratio of expenses to average net assets* ..........        0.77%           0.77%          1.06%          0.91%         0.79%
   Ratio of net investment income to average net
     assets* .........................................        6.00%           6.26%          5.85%          5.33%         5.88%
   Portfolio turnover.................................       53.76%          93.76%         50.00%         24.00%        74.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

                       See notes to financial statements

THE ARCH FUND, INC.
U.S. GOVERNMENT SECURITIES PORTFOLIO
Institutional Shares

                              Financial Highlights

                                                                                  Years Ended November 30,
                                                           ----------------------------------------------------------------------
                                                                1996           1995           1994 (a)       1993          1992
                                                           --------------  --------------  -------------- ----------    ----------
                                                           Institutional   Institutional   Institutional   Investor      Investor
                                                               Shares          Shares          Shares       Shares        Shares
                                                           --------------  --------------  -------------- ----------    ----------
Net Asset Value, Beginning of Period .....................    $  10.82       $   10.02        $  11.20     $  10.80      $  10.68
                                                              --------       ---------        --------     --------      --------
Investment Activities
   Net investment income .................................        0.62            0.63            0.61         0.59          0.62
   Net realized and unrealized gains (losses) from
     investments .........................................       (0.15)           0.80           (1.00)        0.47          0.13
                                                              --------       ---------        --------     --------      --------
       Total from Investment Activities ..................        0.47            1.43           (0.39)        1.06          0.75
                                                              --------       ---------        --------     --------      --------
Distributions
   Net investment income .................................       (0.62)          (0.63)          (0.61)       (0.59)        (0.62)
   Net realized gains ....................................          --              --              --        (0.07)        (0.01)
   In excess of net realized gains .......................       (0.03)             --           (0.18)          --            --
                                                              --------       ---------        --------     --------      --------
       Total Distributions ...............................       (0.65)          (0.63)          (0.79)       (0.66)        (0.63)
                                                              --------       ---------        --------     --------      --------
Net Asset Value, End of Period ...........................    $  10.64       $   10.82        $  10.02     $  11.20      $  10.80
                                                              ========       =========        ========     ========      ========
Total Return .............................................        4.55%          14.69%          (3.46)%      10.03%         7.20%

Ratios/Supplementary Data:
   Net Assets at end of period (000) .....................    $  2,232       $     667        $     51     $  9,567      $  7,499
   Ratio of expenses to average net assets ...............        0.96%           0.97%           0.95%        0.97%         0.95%
   Ratio of net investment income to average net assets ..        5.75%           5.91%           6.54%        5.25%         5.72%
   Ratio of expenses to average net assets* ..............        1.06%           1.07%           1.16%        1.08%         1.09%
   Ratio of net investment income to average net assets*          5.65%           5.81%           6.33%        5.14%         5.58%
   Portfolio turnover.....................................       53.76%          93.76%          50.00%       24.00%        74.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) As of December 1, 1990, the Portfolio designated the existing series of shares as "Investor" Shares. In addition, on June 7, 1994, the Portfolio issued a new series of shares designated as "Institutional" Shares. The financial highlights presented for periods prior to June 7, 1994 represent financial highlights applicable to the Investor Shares.

                       See notes to financial statements

THE ARCH FUND, INC.
SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO
Investor A Shares

                              Financial Highlights

                                                                                                        Year          July 10, 1995
                                                                                                       Ended               to
                                                                                                    November 30,       November 30,
                                                                                                        1996             1995 (a)
                                                                                                   ----------------  ---------------
                                                                                                      Investor A        Investor A
                                                                                                       Shares            Shares
                                                                                                   ----------------  ---------------
Net Asset Value, Beginning of Period ............................................................     $ 10.08            $ 10.00
                                                                                                      -------            -------
Investment Activities
   Net investment income ........................................................................        0.40                 --
   Net realized and unrealized gains from investments ...........................................          --               0.08
                                                                                                      -------            -------
       Total from Investment Activities .........................................................        0.40               0.08
                                                                                                      -------            -------
Distributions
   Net investment income ........................................................................       (0.40)                --
                                                                                                      -------            -------
       Total Distributions ......................................................................       (0.40)                --
                                                                                                      -------            -------
Net Asset Value, End of Period ..................................................................     $ 10.08            $ 10.08
                                                                                                      =======            =======
Total Return (excludes sales charges) ...........................................................        4.02%              0.80%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ............................................................     $    51                  --(c)
   Ratio of expenses to average net assets ......................................................        0.56%              0.00%(d)
   Ratio of net investment income to average net assets .........................................        3.83%              0.00%(d)
   Ratio of expenses to average net assets* .....................................................        1.26%              0.00%(d)
   Ratio of net investment income to average net assets* ........................................        3.13%              0.00%(d)
   Portfolio turnover ...........................................................................        0.00%              0.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c) Only one Investor A Share, worth $10.08, was outstanding as of November 30, 1995.
(d)  Annualized.



                       See notes to financial statements

THE ARCH FUND, INC.
SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO
Trust Shares

                             Financial Highlights

                                                                                                       Year         July 10, 1995
                                                                                                       Ended              to
                                                                                                   November 30,      November 30,
                                                                                                       1996            1995 (a)
                                                                                                  ----------------  ----------------
                                                                                                       Trust             Trust
                                                                                                      Shares            Shares
                                                                                                  ----------------  ----------------
Net Asset Value, Beginning of Period ...........................................................     $   10.07         $   10.00
                                                                                                     ---------         ---------
Investment Activities
   Net investment income .......................................................................          0.41              0.14
   Net realized and unrealized gains from investments ..........................................            --              0.07
                                                                                                     ---------         ---------
       Total from Investment Activities ........................................................          0.41              0.21
                                                                                                     ---------         ---------
Distributions
   Net investment income .......................................................................         (0.41)            (0.14)
                                                                                                     ---------         ---------
       Total Distributions .....................................................................         (0.41)            (0.14)
                                                                                                     ---------         ---------
Net Asset Value, End of Period .................................................................     $   10.07         $   10.07
                                                                                                     =========         =========
Total Return ...................................................................................          4.15%             2.15%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...........................................................     $  29,472         $  23,754
   Ratio of expenses to average net assets .....................................................          0.31%             0.47%(c)
   Ratio of net investment income to average net assets.........................................          4.07%             3.81%(c)
   Ratio of expenses to average net assets* ....................................................          0.96%             1.12%(c)
   Ratio of net investment income to average net assets* .......................................          3.42%             3.16%(c)
   Portfolio turnover ..........................................................................          0.00%             0.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.



                       See notes to financial statements

THE ARCH FUND, INC.
MISSOURI TAX-EXEMPT BOND PORTFOLIO
Investor A Shares

                              Financial Highlights

                                               Year         Six Months
                                              Ended            Ended                        Year Ended May 31,
                                           November 30,    November 30,  -------------------------------------------------------
                                               1996          1995 (d)         1995(a)         1994         1993           1992
                                         --------------   -------------  -------------    ----------    ----------     ----------
                                            Investor A      Investor A    Investor A      Investor      Investor       Investor
                                             Shares           Shares        Shares         Shares        Shares         Shares
                                         --------------   -------------  -------------    ----------    ----------     ----------
Net Asset Value, Beginning of Period ...    $   11.74        $  11.52      $   11.13      $  11.54       $  10.97      $   10.62
                                            ---------        --------      ---------      --------       --------      ---------
Investment Activities
   Net investment income ...............         0.55            0.27           0.55          0.55           0.58           0.63
   Net realized and unrealized gains
     (losses) from investments .........        (0.05)           0.22           0.40         (0.37)          0.64           0.43
                                            ---------        --------      ---------      --------       --------      ---------
       Total from Investment Activities          0.50            0.49           0.95          0.18           1.22           1.06
                                            ---------        --------      ---------      --------       --------      ---------
Distributions
   Net investment income ...............        (0.55)          (0.27)         (0.55)        (0.55)         (0.58)         (0.63)
   Net realized gains ..................           --              --          (0.01)        (0.04)         (0.07)         (0.08)
                                            ---------        --------      ---------      --------       --------      ---------
       Total Distributions .............        (0.55)          (0.27)         (0.56)        (0.59)         (0.65)         (0.71)
                                            ---------        --------      ---------      --------       --------      ---------
Net Asset Value, End of Period .........    $   11.69        $  11.74      $   11.52      $  11.13       $  11.54      $   10.97
                                            =========        ========      =========      ========       ========      =========
Total Return (excludes sales charges) ..         4.41%           4.32%(b)       8.91%         1.53%         11.47%         10.24%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...    $  25,144        $ 24,726      $  24,318      $ 27,919       $ 23,223      $  12,635
   Ratio of expenses to average net
     assets ............................         0.85%           0.95%(c)       0.84%         0.65%          0.63%          0.85%
   Ratio of net investment income to
     average net assets.................         4.75%           4.64%(c)       5.02%         4.75%          5.11%          5.75%
   Ratio of expenses to average net
     assets* ...........................         1.05%           1.18%(c)       1.18%         1.12%          1.18%          1.49%
   Ratio of net investment income to
     average net assets* ...............         4.55%           4.44%(c)       4.68%         4.28%          4.56%          5.11%
   Portfolio turnover...................         3.66%           1.55%            --         20.00%         15.00%         21.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.
(b)  Not annualized.
(c)  Annualized.
(d) Upon reorganizing as a portfolio of The ARCH Fund, Inc., the Missouri Tax-Exempt Bond Portfolio changed its fiscal year end from May 31 to November 30.



                       See notes to financial statements

THE ARCH FUND, INC.
MISSOURI TAX-EXEMPT BOND PORTFOLIO
Investor B Shares

                             Financial Highlights

                                                                                      Year           Six Months
                                                                                      Ended             Ended        March 1, 1995
                                                                                  November 30,      November 30,       to May 31,
                                                                                      1996            1995 (e)          1995 (a)
                                                                                 ----------------  ---------------- ----------------
                                                                                   Investor B        Investor B        Investor B
                                                                                     Shares            Shares            Shares
                                                                                 ----------------  ---------------- ----------------
Net Asset Value, Beginning of Period ..........................................      $ 11.74           $ 11.52           $ 11.19
                                                                                     -------           -------           -------
Investment Activities
   Net investment income ......................................................         0.45              0.22              0.11
   Net realized and unrealized losses from investments ........................        (0.06)             0.22              0.33
                                                                                     -------           -------           -------
       Total from Investment Activities .......................................         0.39              0.44              0.44
                                                                                     -------           -------           -------
Distributions
   Net investment income ......................................................        (0.45)            (0.22)            (0.11)
                                                                                     -------           -------           -------
       Total Distributions ....................................................        (0.45)            (0.22)            (0.11)
                                                                                     -------           -------           -------
Net Asset Value, End of Period ................................................      $ 11.68           $ 11.74           $ 11.52
                                                                                     =======           =======           =======
Total Return (excludes sales charges) .........................................         3.48%             3.88%(b)          8.61%(c)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ..........................................      $   675           $   433           $    94
   Ratio of expenses to average net assets ....................................         1.65%             1.77%(d)          1.76%(d)
   Ratio of net investment income to average net assets .......................         3.96%             3.82%(d)          4.00%(d)
   Ratio of expenses to average net assets* ...................................         1.75%             1.87%(d)          1.88%(d)
   Ratio of net investment income to average net assets*.......................         3.86%             3.72%(d)          3.89%(d)
   Portfolio turnover..........................................................         3.66%             1.55%               --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) On September 27, 1994, the Portfolio redesignated Investor shares as "Investor A" shares and authorized the issuance of a third series of shares designated as "Investor B" shares. These financial highlights of Investor B shares cover the period from March 1, 1995 (commencement of operations) through May 31, 1995.
(b)  Not annualized.
(c) Represents total return for the Investor A Shares from June 1, 1994 to February 28, 1995, plus the total return for the Investor B Shares for the period from March 1, 1995 to May 31, 1995.
(d)  Annualized.
(e) Upon reorganizing as a portfolio of The ARCH Fund, Inc., the Missouri Tax-Exempt Bond Portfolio changed its fiscal year end from May 31 to November 30.



                       See notes to financial statements

THE ARCH FUND, INC.
MISSOURI TAX-EXEMPT BOND PORTFOLIO
Trust Shares

                             Financial Highlights

                                                Year         Six Months
                                               Ended            Ended                        Years Ended May 31,
                                            November 30,    November 30,     ---------------------------------------------------
                                                1996          1995 (c)          1995          1994          1993           1992
                                          ---------------- ---------------- ----------     ----------     ---------     ---------
                                               Trust            Trust          Trust          Trust         Trust         Trust
                                              Shares           Shares         Shares         Shares         Shares        Shares
                                          ---------------- ---------------- ----------     ----------     ---------     ---------
Net Asset Value, Beginning of Period          $  11.74        $   11.52      $  11.13      $   11.54      $  10.97       $ 10.62
                                              --------        ---------      --------      ---------      --------       -------
Investment Activities
   Net investment income ................         0.57             0.28          0.57           0.58          0.60          0.64
   Net realized and unrealized gains
     (losses) from investments ..........        (0.05)            0.22          0.40          (0.37)         0.64          0.43
                                              --------        ---------      --------      ---------      --------       -------
       Total from Investment Activities .         0.52             0.50          0.97           0.21          1.24          1.07
                                              --------        ---------      --------      ---------      --------       -------
Distributions
   Net investment income ................        (0.57)           (0.28)        (0.57)         (0.58)        (0.60)        (0.64)
   Net realized gains ...................           --               --         (0.01)         (0.04)        (0.07)        (0.08)
                                              --------        ---------      --------      ---------      --------       -------
       Total Distributions ..............        (0.57)           (0.28)        (0.58)         (0.62)        (0.67)        (0.72)
                                              --------        ---------      --------      ---------      --------       -------
Net Asset Value, End of Period ..........     $  11.69        $   11.74      $  11.52      $   11.13      $  11.54       $ 10.97
                                              ========        =========      ========      =========      ========       =======
Total Return ............................         4.62%            4.41%(a)      9.12%          1.73%        11.70%        10.37%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ....     $ 55,905        $  47,773      $ 44,336      $  47,743      $ 32,777       $ 6,609
   Ratio of expenses to average net
     assets .............................         0.65%            0.78%(b)      0.64%          0.45%         0.43%         0.73%
   Ratio of net investment income to
     average net assets .................         4.95%            4.83%(b)      5.22%          4.96%         5.30%         5.87%
   Ratio of expenses to average net
     assets* ............................         0.75%            0.88%(b)      1.16%          1.13%         0.98%         1.38%
   Ratio of net investment income to
     average net assets* ................         4.85%            4.73%(b)      4.70%          4.28%         4.75%         5.22%
   Portfolio turnover....................         3.66%            1.55%           --          20.00%        15.00%        21.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Not annualized.
(b)  Annualized.
(c) Upon reorganizing as a portfolio of The ARCH Fund, Inc., the Missouri Tax-Exempt Bond Portfolio changed its fiscal year end from May 31 to November 30.



                       See notes to financial statements

THE ARCH FUND, INC.
NATIONAL MUNICIPAL BOND
Investor A Shares

                              Financial Highlights


                                                                                                         November 18, 1996
                                                                                                                 to
                                                                                                       November 30, 1996 (a)
                                                                                                      -------------------------
                                                                                                            Investor A
                                                                                                              Shares
                                                                                                      -------------------------

Net Asset Value, Beginning of Period ...............................................................          $ 10.00
                                                                                                              -------
Investment Activities
   Net investment income ...........................................................................             0.02
   Net realized and unrealized gains from investments ..............................................             0.05
                                                                                                              -------
       Total from Investment Activities ............................................................             0.07
                                                                                                              -------
Distributions
   Net investment income ...........................................................................            (0.02)
                                                                                                              -------
       Total Distributions .........................................................................            (0.02)
                                                                                                              -------
Net Asset Value, End of Period .....................................................................          $ 10.05
                                                                                                              =======
Total Return (excludes sales charge) ...............................................................             0.73%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...............................................................          $     1
   Ratio of expenses to average net assets .........................................................             0.37%(c)
   Ratio of net investment income to average net assets ............................................             9.08%(c)
   Ratio of expenses to average net assets* ........................................................             1.07%(c)
   Ratio of net investment income to average net assets* ...........................................             8.38%(c)
   Portfolio turnover ..............................................................................             0.00%

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.
NATIONAL MUNICIPAL BOND
Investor B Shares

                              Financial Highlights

                                                                                                    November 18, 1996
                                                                                                            to
                                                                                                  November 30, 1996 (a)
                                                                                                 -------------------------
                                                                                                         Investor
                                                                                                            B
                                                                                                          Shares
                                                                                                 -------------------------

Net Asset Value, Beginning of Period ..........................................................           $10.00
                                                                                                          ------
Investment Activities
   Net investment income ......................................................................             0.02
   Net realized and unrealized gains from investments .........................................             0.05
                                                                                                          ------
       Total from Investment Activities .......................................................             0.07
                                                                                                          ------
Distributions
   Net investment income ......................................................................            (0.02)
                                                                                                          ------
       Total Distributions ....................................................................            (0.02)
                                                                                                          ------
Net Asset Value, End of Period ................................................................           $10.05
                                                                                                          ======
Total Return (excludes sales charge) ..........................................................             0.70%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ..........................................................           $    1
   Ratio of expenses to average net assets ....................................................             1.10%(c)
   Ratio of net investment income to average net assets .......................................             8.35%(c)
   Ratio of expenses to average net assets* ...................................................             1.80%(c)
   Ratio of net investment income to average net assets* ......................................             7.65%(c)
   Portfolio turnover .........................................................................             0.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.
NATIONAL MUNICIPAL BOND
Trust Shares

                              Financial Highlights

                                                                                                     November 18, 1996
                                                                                                             to
                                                                                                   November 30, 1996 (a)
                                                                                                  -------------------------
                                                                                                           Trust
                                                                                                           Shares
                                                                                                  -------------------------
Net Asset Value, Beginning of Period ..........................................................            $  10.00
                                                                                                           ---------
Investment Activities
   Net investment income ......................................................................                0.02
   Net realized and unrealized gains from investments .........................................                0.05
                                                                                                           ---------
       Total from Investment Activities .......................................................                0.07
                                                                                                           ---------
Distributions
   Net investment income ......................................................................               (0.02)
                                                                                                           ---------
       Total Distributions ....................................................................               (0.02)
                                                                                                           ---------
Net Asset Value, End of Period ................................................................            $  10.05
                                                                                                           =========
Total Return (excludes sales charge) ..........................................................                0.74%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ..........................................................            $310,413
   Ratio of expenses to average net assets ....................................................                0.12%(c)
   Ratio of net investment income to average net assets .......................................                5.77%(c)
   Ratio of expenses to average net assets* ...................................................                0.82%(c)
   Ratio of net investment income to average net assets* ......................................                5.07%(c)
   Portfolio turnover .........................................................................                0.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.

Special Meeting of the Shareholders
(Unaudited)

At a Special Meeting of the Shareholders (the "Meeting") of the International Equity Portfolio (the "Portfolio"), held October 18, 1996, shareholders of the Portfolio voted the following proposals:

1. That the new Sub-Advisory Agreement dated as of August 29, 1996, between Mississippi Valley Advisors Inc. and Clay Finlay Inc. (the "Agreement"), be ratified and approved:


                               Votes in Favor                 Votes Against
                               --------------                 -------------
                               4,417,517                      7,564

2. That the payment of sub-advisory fees to Clay Finlay Inc. pursuant to the Agreement for the period from August 29, 1996 through the conclusion of the Meeting to be ratified and approved:


                               Votes in Favor                 Votes Against
                               --------------                 -------------
                               4,410,918                      9,749

                        [THIS PAGE INTENTIONALLY LEFT BLANK]

                        [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                              INVESTMENT ADVISER
                                                Mississippi Valley Advisors Inc.
                                                           One Mercantile Center
                                                    Seventh & Washington Streets
                                                       St. Louis, Missouri 63101

                                                                     DISTRIBUTOR
                                                             BISYS Fund Services
                                                               3435 Stelzer Road
                                                       Columbus, Ohio 43219-3035

                                                                   LEGAL COUNSEL
                                                          Drinker Biddle & Reath
                                             Philadelphia National Bank Building
                                                            1345 Chestnut Street
                                          Philadelphia, Pennsylvania  19107-3496

                                                                        AUDITORS
                                                           KPMG Peat Marwick LLP
                                                            Two Nationwide Plaza
                                                           Columbus, Ohio  43215

                                                                  TRANSFER AGENT
                                                  BISYS Fund Services Ohio, Inc.
                                                               3435 Stelzer Road
                                                       Columbus, Ohio 43219-3035

This report is submitted for the general information of the shareholders of The ARCH Funds, Inc. It is not authorized for distribution to prospective investors unless accompanied or preceded by effective prospectuses for the Funds, which contain information concerning the Funds, investment policies and expenses as well as other pertinent information.